NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                    (Trustee)

                                       and

                            FIRST UNION NATIONAL BANK

                              (Trust Administrator)



                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 23, 1997

                                 $349,586,561.61




                       Mortgage Pass-Through Certificates
                                 Series 1997-21

                                TABLE OF CONTENTS



                                    ARTICLE I

                                   DEFINITIONS
Section 1.01. Definitions.......................................................
Section 1.02. Acts of Holders...................................................
Section 1.03. Effect of Headings and Table of Contents..........................
Section 1.04. Benefits of Agreement.............................................

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES
Section 2.01. Conveyance of Mortgage Loans......................................
Section 2.02. Acceptance by Trust Administrator.................................
Section 2.03. Representations and Warranties of the Master
              Servicer and the Seller..........................3
Section 2.04. Execution and Delivery of Certificates............................
Section 2.05. Designation of Certificates; Designation of
              Startup Day and Latest Possible Maturity Date....10

                                   ARTICLE III

                       ADMINISTRATION OF THE TRUST ESTATE:
                         SERVICING OF THE MORTGAGE LOANS
Section 3.01. Certificate Account...............................................
Section 3.02. Permitted Withdrawals from the Certificate Account................
Section 3.03. Advances by Master Servicer and Trust Administrator...............
Section 3.04. Trust Administrator to Cooperate;  Release of Owner
              Mortgage Loan Files.......................4
Section 3.05. Reports to the Trustee and Trust Administrator;
              Annual Compliance Statements..................6
Section 3.06. Title, Management and Disposition of Any REO Mortgage Loan........
Section 3.07. Amendments to Servicing Agreements,  Modification
              of Standard Provisions......................7
Section 3.08. Oversight of Servicing............................................
Section 3.09. Termination and Substitution of Servicing Agreements..............
Section 3.10. 1934 Act Reports..................................................

                               ARTICLE IV

                   DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                        PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01. Distributions.....................................................
Section 4.02. Allocation of Realized Losses.....................................
Section 4.03. Paying Agent......................................................
Section 4.04. Statements to Certificateholders;  Report to the
              Trust Administrator and the Seller...........11
Section 4.05. Reports to Mortgagors and the Internal Revenue Service............
Section 4.06  Calculation of Amounts; Binding Effect of
              Interpretations and Actions of Master Servicer....................

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01. The Certificates..................................................
Section 5.02. Registration of Transfer and Exchange of Certificates.............
Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.................
Section 5.04. Persons Deemed Owners.............................................
Section 5.05. Access to List of Certificateholders' Names and Addresses.........
Section 5.06. Maintenance of Office or Agency...................................
Section 5.07. Definitive Certificates...........................................
Section 5.08. Notices to Clearing Agency........................................

                               ARTICLE VI........

                       THE SELLER AND THE MASTER SERVICER

Section 6.01. Liability of the Seller and the Master Servicer...................
Section 6.02. Merger or Consolidation of the Seller or the Master Servicer......
Section 6.03. Limitation on Liability of the Seller, the Master
              Servicer and Others...............................................
Section 6.04. Resignation of the Master Servicer................................
Section 6.05. Compensation to the Master Servicer...............................
Section 6.06. Assignment or Delegation of Duties by Master Servicer.............
Section 6.07. Indemnification of Trustee, Trust Administrator
              and Seller by Master Servicer.....................................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01. Events of Default.................................................
Section 7.02. Other Remedies of Trustee.........................................
Section 7.03. Directions by Certificateholders and  Duties of
              Trustee During Event of Default...................................
Section 7.04. Action upon Certain Failures of the  Master
              Servicer and upon Event of Default................................
Section 7.05. Trust Administrator to Act; Appointment of Successor..............
Section 7.06. Notification to Certificateholders................................

                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01. Duties of Trustee and Trust Administrator.........................
Section 8.02. Certain Matters Affecting the Trustee and
              the Trust Administrator...........................................
Section 8.03. Neither Trustee nor Trust Administrator
              Required to Make Investigation....................................
Section 8.04. Neither Trustee nor Trust Administrator Liable
              for Certificates or Mortgage Loans................................
Section 8.05. Trustee and Trust Administrator May Own Certificates..............
Section 8.06. The Master Servicer to Pay Fees and Expenses......................
Section 8.07. Eligibility Requirements..........................................
Section 8.08. Resignation and Removal...........................................
Section 8.09. Successor.........................................................
Section 8.10. Merger or Consolidation...........................................
Section 8.11. Authenticating Agent..............................................
Section 8.12. Separate Trustees and Co-Trustees.................................
Section 8.13. Appointment of Custodians.........................................
Section 8.14. Tax Matters; Compliance with REMIC Provisions.....................
Section 8.15. Monthly Advances..................................................

                                   ARTICLE IX

                                   TERMINATION

Section 9.01. Termination upon Purchase by the  Seller or
              Liquidation of All Mortgage Loans.................................
Section 9.02. Additional Termination Requirements...............................

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01. Amendment........................................................
Section 10.02. Recordation of Agreement.........................................
Section 10.03. Limitation on Rights of Certificateholders.......................
Section 10.04. Governing Law; Jurisdiction......................................
Section 10.05. Notices..........................................................
Section 10.06. Severability of Provisions.......................................
Section 10.07. Special Notices to Rating Agencies...............................
Section 10.08. Covenant of Seller...............................................
Section 10.09. Recharacterization...............................................

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01. Class A Fixed Pass-Through Rate..................................
Section 11.02. Cut-Off Date.....................................................
Section 11.03. Cut-Off Date Aggregate Principal Balance.........................
Section 11.04. Original Class A Percentage......................................
Section 11.05. Original Class A Subclass Principal Balances.....................
Section 11.06. Original Class A Non-PO Principal Balance........................
Section 11.07. Original Subordinated Percentage.................................
Section 11.08. Original Class M Percentage......................................
Section 11.09. Original Class M Principal Balance...............................
Section 11.10  Original Class M Fractional Interest.............................
Section 11.11  Original Class B-1 Percentage....................................
Section 11.12. Original Class B-2 Percentage....................................
Section 11.13. Original Class B-3 Percentage....................................
Section 11.14. Original Class B-4 Percentage....................................
Section 11.15. Original Class B-5 Percentage....................................
Section 11.16. Original Class B Principal Balance...............................
Section 11.17. Original Class B Subclass Principal Balances.....................
Section 11.18. Original Class B-1 Fractional Interest...........................
Section 11.19. Original Class B-2 Fractional Interest...........................
Section 11.20. Original Class B-3 Fractional Interest...........................
Section 11.21. Original Class B-4 Fractional Interest...........................
Section 11.22. Closing Date.....................................................
Section 11.23. Right to Purchase................................................
Section 11.24. Wire Transfer Eligibility........................................
Section 11.25. Single Certificate...............................................
Section 11.26. Servicing Fee Rate...............................................
Section 11.27. Master Servicing Fee Rate........................................

                                    EXHIBITS

EXHIBIT A-1 - Form of Face of Class A-1 Certificate

EXHIBIT A-2 - Form of Face of Class A-2 Certificate

EXHIBIT A-3 - Form of Face of Class A-3 Certificate

EXHIBIT A-4 - Form of Face of Class A-4 Certificate

EXHIBIT A-5 - Form of Face of Class A-5 Certificate

EXHIBIT A-6 - Form of Face of Class A-6 Certificate

EXHIBIT A-7 - Form of Face of Class A-7 Certificate

EXHIBIT A-8 - Form of Face of Class A-8 Certificate

EXHIBIT A-PO - Form of Face of Class A-PO Certificate

EXHIBIT A-WIO - Form of Face of Class A-WIO Certificate

EXHIBIT A-R - Form of Face of Class A-R Certificate

EXHIBIT B-1 - Form of Face of Class B-1 Certificate

EXHIBIT B-2 - Form of Face of Class B-2 Certificate

EXHIBIT B-3 - Form of Face of Class B-3 Certificate

EXHIBIT B-4 - Form of Face of Class B-4 Certificate

EXHIBIT B-5 - Form of Face of Class B-5 Certificate

EXHIBIT C - Form of Face of Class M Certificate

EXHIBIT D - Form of Reverse of Series 1997-21 Certificates

EXHIBIT E - Custodial Agreement

EXHIBIT F-1 - Schedule of Mortgage Loans Serviced by Norwest Mortgage from locations other than Frederick, Maryland

EXHIBIT F-2 - Schedule of Mortgage Loans Serviced by Norwest Mortgage in Frederick Maryland

EXHIBIT F-3 - Schedule of Mortgage Loans Serviced by Other Servicers

EXHIBIT G - Request for Release

EXHIBIT H - Affidavit Pursuant to Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and for Non-ERISA Investors

EXHIBIT I - Letter from Transferor of Residual Certificates

EXHIBIT  J  -  Transferee's  Letter  (Class   [A-PO][A-WIO]  [B-3]  [B-4]  [B-5]
Certificates)

EXHIBIT K - Transferee's Letter (Class [M] [B-1] [B-2] Certificates)

EXHIBIT L - Servicing Agreements

EXHIBIT M - Form of Special Servicing Agreement

     This Pooling and Servicing Agreement, dated as of December 23, 1997 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee and FIRST UNION NATIONAL BANK, as Trust Administrator.


                                WITNESSETH THAT:

     In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.     Definitions.

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

     Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Principal Balance: As to any Distribution Date and the Class M Certificates or any Class B Subclass, the greater of (A) zero and (B) (i) the principal balance of such Class or Subclass with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less, with respect to the Class M Certificates, the Class B Principal Balance or, with respect to any Class B Subclass, the Class B Subclass Principal Balances for any Class B Subclasses with higher numerical designations.

     Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Class A Principal Balance, Class M Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance, Class M Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class M Optimal Principal Amount, Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount and Class B-5 Optimal Principal Amount.

     Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

     Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

     Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

     Authenticating  Agent:  Any  authenticating  agent  appointed  by the Trust
Administrator   pursuant  to  Section   8.11.   There  shall   initially  be  no
Authenticating Agent for the Certificates.

     Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

     Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

     Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

     Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $100,000 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

     Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

     Book-Entry Certificate: The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

     Certificate: Any one of the Class A Certificates, Class M Certificates or Class B Certificates.

     Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

     Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trust Administrator.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

     Class: All certificates whose form is identical except for (i) variations in the Percentage Interest evidenced thereby and (ii) in the case of the Class A Certificates and Class B Certificates, variations in Subclass designation and other Subclass characteristics.

     Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-PO Certificates, Class A-WIO Certificates or Class A-R Certificate.

     Class A Certificateholder:  The registered holder of a Class A Certificate.

     Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Subclasses of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a) on such Distribution Date.

     Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

     Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Class A Subclass Interest Accrual Amounts with respect to such Distribution Date.

     Class A Loss Denominator: As to any Determination Date, an amount equal to the Class A Non-PO Principal Balance.

     Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the sum of the Class A Subclass Unpaid Interest Shortfalls for each Class A Subclass and
(iii) the Class A Non-PO Optimal Principal Amount.

     Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

               (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Class A Subclass Principal Balance of the Class A-PO Certificates.

     Class A Non-PO Principal Distribution Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Class A Subclasses pursuant to Paragraph third clause (A) of Section 4.01(a).

     Class A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

     Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in December 2002, 100%. As to any Distribution Date subsequent to December 2002 to and including the Distribution Date in December 2003, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2003 to and including the Distribution Date in December 2004, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2004 to and including the Distribution Date in December 2005, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2005 to and including the Distribution Date in December 2006, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to December 2006, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the December preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class M Principal Balance and the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including January 2003 and December 2003, (2) 35% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including January 2004 and December 2004, (3) 40% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including January 2005 and December 2005, (4) 45% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including January 2006 and December 2006, and (5) 50% of the Original Subordinated Principal Balance if such Distribution Date occurs during or after January 2007. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

     Class A Principal Balance: As of any date, an amount equal to the sum of the Class A Subclass Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-PO Certificates and Class A-R Certificate.

     Class A Subclass: Any of the Subclasses of Class A Certificates consisting of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-PO Certificates, Class A-WIO Certificates and Class A-R Certificate.

     Class A Subclass Distribution Amount: As to any Distribution Date and any Class A Subclass, the amount distributable to such Class A Subclass pursuant to Paragraphs first, second, third and fourth of Section 4.01(a).

     Class A Subclass Interest Accrual Amount: As to any Distribution Date and any Class A Subclass (other than the Class A-WIO and Class A-PO Certificates),
(i) the product of (a) 1/12th of the Class A Subclass Pass-Through Rate for such Class A Subclass and (b) the Class A Subclass Principal Balance of such Class A Subclass as of the Determination Date preceding such Distribution Date minus
(ii) the Class A Subclass Interest Percentage of such Class A Subclass of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). As to any Distribution Date and the Class A-WIO Certificates, the Class A-WIO Interest Accrual Amount. The Class A-PO Certificates have no Class A Subclass Interest Accrual Amount.

     Class A Subclass Interest Percentage: As to any Distribution Date and any Class A Subclass, the percentage calculated by dividing the Class A Subclass Interest Accrual Amount of such Class A Subclass (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class A Subclass Interest Accrual Amount).

     Class A Subclass Interest Shortfall Amount: As to any Distribution Date and any Subclass of Class A Certificates, any amount by which the Class A Subclass Interest Accrual Amount of such Class A Subclass with respect to such Distribution Date exceeds the amount distributed in respect of such Class A Subclass on such Distribution Date pursuant to Paragraph first of Section 4.01(a).

     Class A Subclass Loss Percentage: As to any Determination Date and any Subclass of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Class A Subclass Principal Balance of such Subclass by the Class A Loss Denominator (determined without regard to any such Class A Subclass Principal Balance of any Class A Subclass not then outstanding), in each case determined as of the preceding Determination Date.

     Class A Subclass Pass-Through Rate: As to each Class A Subclass, other than the Class A-PO and Class A-WIO Certificates, the Class A Fixed Pass-Through Rate. The Class A-PO Certificates are not entitled to interest and have no Class A Subclass Pass-Through Rate. As to the Class A-WIO Certificates, the Class A-WIO Pass-Through Rate.

     Class A Subclass Principal Balance: As of the first Determination Date and as to any Class A Subclass (other than the Class A-WIO Certificates), the Original Class A Subclass Principal Balance of such Class A Subclass. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class A Subclass (other than the Class A-WIO and Class A-PO Certificates), the Original Class A Subclass Principal Balance of such Class A Subclass less the sum of (i) all amounts previously distributed in respect of such Class A Subclass on prior Distribution Dates (A) pursuant to Paragraph third clause (A) of Section 4.01(a) and (B) as a result of a Principal Adjustment and (ii) the Realized Losses allocated through such Determination Date to such Class A Subclass pursuant to
Section 4.02(b). After the Cross-Over Date, each such Class A Subclass Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Subclass Loss Percentage of such Class A Subclass and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date. The Class A-WIO Certificates have no Class A Subclass Principal Balance.

     As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Class A Subclass Principal Balance of such Class A Subclass less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to Section 4.02(b). After the Cross-Over Date, such Class A Subclass Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Class A Subclass Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     Class A Subclass Unpaid Interest Shortfall: As to any Distribution Date and Class A Subclass, the amount, if any, by which the aggregate of the Class A Subclass Interest Shortfall Amounts for such Class A Subclass for prior Distribution Dates is in excess of the amounts distributed in respect of such Class A Subclass on prior Distribution Dates pursuant to Paragraph second of
Section 4.01(a).

     Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Subclass Unpaid Interest Shortfalls for all the Class A Subclasses.

     Class A Voting Interest: The sum of (A) the product of (i) the then applicable Class A Percentage and (ii) the Non-PO Voting Interest and (B) the Pool Balance (PO Portion) divided by the Pool Balance (Non-PO Portion) and the Pool Balance (PO Portion).

     Class A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit D hereto.

     Class  A-1  Certificateholder:   The  registered  holder  of  a  Class  A-1
Certificate.

     Class A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit D hereto.

     Class  A-2  Certificateholder:   The  registered  holder  of  a  Class  A-2
Certificate.

     Class A-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit D hereto.

     Class  A-3  Certificateholder:   The  registered  holder  of  a  Class  A-3
Certificate.

     Class A-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit D hereto.

     Class  A-4  Certificateholder:   The  registered  holder  of  a  Class  A-4
Certificate.

     Class A-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit D hereto.

     Class  A-5  Certificateholder:   The  registered  holder  of  a  Class  A-5
Certificate.

     Class A-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit D hereto.

     Class  A-6  Certificateholder:   The  registered  holder  of  a  Class  A-6
Certificate.

     Class A-7 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit D hereto.

     Class  A-7  Certificateholder:   The  registered  holder  of  a  Class  A-7
Certificate.

     Class A-8 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit D hereto.

     Class  A-8  Certificateholder:   The  registered  holder  of  a  Class  A-8
Certificate.

     Class A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit D hereto.

     Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

     Class A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

     Class A-PO Distribution Amount As to any Distribution Date, the aggregate amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) on such Distribution Date.

     Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of

               (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to
          Section 2.02 or 2.03;

               (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class A-R Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit D hereto.

     Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

     Class A-WIO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-WIO and Exhibit D hereto.

     Class A-WIO Certificateholder: The registered holder of a Class A-WIO Certificate.

     Class A-WIO Interest Accrual Amount: As to any Distribution Date, (i) the product of (a) 1/12th of the Class A-WIO Pass-Through Rate and (b) the Class A-WIO Notional Amount as of the Determination Date preceding such Distribution Date minus (ii) the Class A Subclass Interest Percentage of the Class A-WIO Certificates of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

     Class A-WIO Notional  Amount:  As to any  Distribution  Date, the aggregate
Scheduled   Principal   Balance  of  the  Premium  Mortgage  Loans  as  of  such
Distribution Date.

     Class A-WIO Pass-Through Rate: As to any Distribution Date, a per annum rate equal to the Weighted Average Net Mortgage Interest Rate of the Premium Mortgage Loans minus 7.000%

     Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates or Class B-5 Certificates.

     Class B Certificateholder: The registered holder of a Class B Certificate.

     Class B Interest Accrual Amount: As to any Distribution Date, the sum of the Class B Subclass Interest Accrual Amounts with respect to such Distribution Date.

     Class B Pass-Through Rate: As to any Distribution Date, 7.000% per annum.

     Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance and Class B-5 Principal Balance.

     Class  B  Subclass:   Any  of  the  Class  B-1   Certificates,   Class  B-2
Certificates, Class B-3 Certificates, Class B-4 Certificates or Class B-5 Certificates.

     Class B Subclass Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4 or Class B-5 Distribution Amounts.

     Class B Subclass Interest Accrual Amount: As to any Distribution Date and any Class B Subclass, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Class B Subclass Principal Balance of such Class B Subclass as of the Determination Date preceding such Distribution Date minus
(ii) the Class B Subclass Interest Percentage of such Class B Subclass of (x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess
Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     Class B Subclass Interest Percentage: As to any Distribution Date and any Class B Subclass, the percentage calculated by dividing the Class B Subclass Interest Accrual Amount of such Class B Subclass (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class B Subclass Interest Accrual Amount).

     Class B Subclass Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest
Shortfall Amount, Class B-4 Interest Shortfall Amount or Class B-5 Interest Shortfall Amount.

     Class B Subclass  Loss  Percentage:  As to any  Determination  Date and any
Class B Subclass then outstanding, the percentage calculated by dividing the Class B Subclass Principal Balance of such Class B Subclass by the Class B Principal Balance (determined without regard to any Class B Subclass Principal Balance of any Class B Subclass not then outstanding), in each case determined as of the preceding Determination Date.

     Class B Subclass Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage or Class B-5 Percentage.

     Class B Subclass  Prepayment  Percentage:  Any of the Class B-1  Prepayment
Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage or Class B-5 Prepayment Percentage.

     Class B Subclass Principal Balance: Any of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance or Class B-5 Principal Balance.

     Class B Subclass Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid
Interest Shortfall, Class B-4 Unpaid Interest Shortfall or Class B-5 Unpaid Interest Shortfall.

     Class B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit D hereto.

     Class  B-1  Certificateholder:   The  registered  holder  of  a  Class  B-1
Certificate.

     Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a).

     Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a).

     Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii)  the  Class  B-1  Prepayment  Percentage  of the  Scheduled
          Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

     Class B-1 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-1 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-1 Percentage for such Distribution Date will be zero.

     Class B-1 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-1 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-1 Prepayment Percentage for such Distribution Date will be zero.

     Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class M Principal Balance as of such Determination Date.

     Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a).

     Class B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit D hereto.

     Class  B-2  Certificateholder:   The  registered  holder  of  a  Class  B-2
Certificate.

     Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a).

     Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a).

     Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii)  the  Class  B-2  Prepayment  Percentage  of the  Scheduled
          Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

     Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

     Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

     Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance the Class M Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

     Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a).

     Class B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit D hereto.

     Class  B-3  Certificateholder:   The  registered  holder  of  a  Class  B-3
Certificate.

     Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs fourteenth, fifteenth and sixteenth of Section 4.01(a).

     Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a).

     Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii)  the  Class  B-3  Prepayment  Percentage  of the  Scheduled
          Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

     Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

     Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

     Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses through such Determination Date allocated to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

     Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a).

     Class B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit D hereto.

     Class  B-4  Certificateholder:   The  registered  holder  of  a  Class  B-4
Certificate.

     Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a).

     Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a).

     Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii)  the  Class  B-4  Prepayment  Percentage  of the  Scheduled
          Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

     Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

     Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

     Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

     Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a).

     Class B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit D hereto.

     Class  B-5  Certificateholder:   The  registered  holder  of  a  Class  B-5
Certificate.

     Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs twentieth, twenty-first, and twenty-second of Section 4.01(a).

     Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a).

     Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii)  the  Class  B-5  Prepayment  Percentage  of the  Scheduled
          Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

     Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

     Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

     Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

     Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a).

     Class M Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit C and Exhibit D hereto.

     Class M Certificateholder: The registered holder of a Class M Certificate.

     Class M Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class M Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a).

     Class M Interest Accrual Amount: As to any Distribution Date, an amount equal to (i) the product of 1/12th of the Class M Pass-Through Rate and the Class M Principal Balance as of the Determination Date preceding such Distribution Date minus (ii) (x) any Non-Supported Interest Shortfall allocated to the Class M Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class M Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     Class M Interest Shortfall Amount: As to any Distribution Date, any amount by which the Class M Interest Accrual Amount with respect to such Distribution Date exceeds the amount distributed in respect of the Class M Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a).

     Class M Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

               (i) the Class M Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

               (ii) the Class M Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

               (iii) the Class M Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

               (iv) the Class M Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by a Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class M Optimal Principal Amount will equal the lesser of (A) the Class M Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class M Certificates.

     Class M Pass-Through Rate:  As to any Distribution Date, 7.000% per annum.

     Class M Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (a) if any Class B Certificates are eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d), a fraction, the numerator of which is the Class M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (b) except as set forth in Section 4.01(d)(ii), if the Class B Certificates are not eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d)(i), one.

     Class M Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (a) if any Class B Certificates are eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d), a fraction, the numerator of which is the Class M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (b) except as set forth in Section 4.01(d)(ii), if the Class B Certificates are not eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d)(i), one.

     Class M Principal Balance: As to the first Determination Date, the Original Class M Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class M Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class M Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class M Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

     Class M Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class M Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class M Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

     Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

     Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

     Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.22.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

     Compensating Interest: As to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

     Co-op Shares:  Shares issued by private non-profit housing corporations.

     Corporate Trust Office: The principal office of the Trust Administrator or the Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288 and, with respect to the Trustee, at the date of the execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

     Cross-Over Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

     Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

          (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

          (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

     Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class A Subclasses pursuant to Paragraph first of Section 4.01(a) on such Distribution Date.

     Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class B Certificates pursuant to Paragraphs eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a) on such Distribution Date.

     Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class B Subclass Principal Balances of the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

     Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class B Subclass Principal Balances of the Class B-3, Class B-4 and Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

     Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class B Subclass Principal Balances of the Class B-4 and Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

     Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class B Subclass Principal Balance of the Class B-5 Certificates by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

     Current Class M Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class M Fractional Interest.

     Current Class M Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class M Certificates pursuant to Paragraph fifth of Section 4.01(a) on such Distribution Date.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

     Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

     Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

     Custodian: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to
Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

     Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

     Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

     Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

     DCR:  Duff & Phelps Credit Rating Co., or its successor in interest.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive Certificates:  As defined in Section 5.01(b).

     Denomination: The amount, if any, specified on the face of each Certificate (other than the Class A-WIO Certificates) representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate. As to the Class A-WIO Certificates, the Percentage Interest specified on the face of each Class A-WIO Certificate.

     Determination  Date:  The  17th  day of the  month  in  which  the  related
Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

     Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 7.000%.

     Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

     Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

     Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

     Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

               (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

               (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

               (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

               (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

               (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

               (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

               (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

               (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

     In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

     ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

     ERISA Prohibited Holder:  As defined in Section 5.02(d).

     Errors  and  Omissions   Policy:  As  defined  in  each  of  the  Servicing
Agreements.

     Event of Default:  Any of the events specified in Section 7.01.

     Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

     Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

     Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

     Exhibit F-1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-3 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

     FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

     Fidelity Bond:  As defined in each of the Servicing Agreements.

     Final   Distribution  Date:  The  Distribution  Date  on  which  the  final distribution in respect of the Certificates is made pursuant to Section 9.01.

     FNMA:  Fannie Mae or any successor thereto.

     Foreclosure  Profits:  As to any Distribution  Date, the excess, if any, of
(i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over
(ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

     Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

     Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $6,991,731.23 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

     Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

     Holder:  See "Certificateholder."

     Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

     Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

     Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

     Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

     Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

     Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

     Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

     Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

     Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

     Master Servicer: Norwest Bank Minnesota, National Association, or its successor in interest.

     Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

     Master Servicing Fee Rate:  As set forth in Section 11.27.

     Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

     Monthly Payment: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

     Month End Interest:  As defined in each Servicing Agreement.

     Moody's:  Moody's Investors Service, Inc., or its successor in interest.

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

     Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

     Mortgage Loan Rider: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

     Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section
2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

        (i)     the Mortgage Loan identifying number;

        (ii)    the city, state and zip code of the Mortgaged Property;

        (iii)   the type of property;

        (iv)    the Mortgage Interest Rate;

        (v)     the Net Mortgage Interest Rate;

        (vi)    the Monthly Payment;

        (vii)   the original number of months to maturity;

        (viii)  the scheduled maturity date;

        (ix)    the Cut-Off Date Principal Balance;

        (x)     the Loan-to-Value Ratio at origination;

        (xi)    whether such Mortgage Loan is a Subsidy Loan;

        (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

        (xiii)  the Servicing Fee Rate;

        (xiv)   whether such Mortgage Loan is a T.O.P. Mortgage Loan;

        (xv)    the Master Servicing Fee; and

        (xvi) for Mortgage Loans identified on Exhibit F-3, the name of the Servicer with respect thereto.

     Such schedule may consist of multiple reports that collectively set forth all of the information required.

     Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trust Administrator on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

     Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

     Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

     Mortgagor: The obligor on a Mortgage Note.

     Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

     Net Liquidation Proceeds: As to any Liquidated Loan, Liquidation Proceeds net of Liquidation Expenses. For all purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

     Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.26 with respect to such Mortgage Loan and (b) the Master Servicing Fee Rate, as set forth in
Section 11.27 with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

     Net Partial Liquidation Proceeds: Partial Liquidation Proceeds with respect to a Mortgage Loan net of unreimbursed Liquidation Expenses incurred with respect to such Mortgage Loan. For all purposes of this Agreement, Net Partial Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

     Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

     Non-permitted Foreign Holder: As defined in Section 5.02(d).

     Non-PO Fraction: With respect to any Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 7.000%.

     Non-PO Voting Interest: The ratio obtained by dividing the Pool Balance (Non-PO Portion) by the sum of the Pool Balance (Non-PO Portion) and the Pool Balance (PO Portion).

     Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer or the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

     Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance, (b) the Class M Certificates according to the percentage obtained by dividing the Class M Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance and (c) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance.

     Non-U.S. Person:  As defined in Section 4.01(f).

     Norwest Mortgage:  Norwest Mortgage, Inc., or its successor in interest.

     Norwest Mortgage Correspondents: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

     Norwest Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 and Exhibit F-2 Mortgage Loans initially by Norwest Mortgage.

     Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or Trust Administrator, as the case may be.

     Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee, or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

     Optimal Adjustment Event: With respect to the Class M Certificates or any Class B Subclass and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class or Subclass if: (i) the principal balance of such Class or Subclass on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such principal balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) any Class A Subclass Principal Balance would be subject to further reduction as a result of the third or fifth sentence of the definition of Class A Subclass Principal Balance or (b) with respect to any Class B Subclass, the Class M Principal Balance or the Class B Subclass Principal Balance of a Class B Subclass with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class M Principal Balance, Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance or Class B-5 Principal Balance.

     Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

     Original Class A Non-PO Principal Balance: The sum of the Original Class A Subclass Principal Balances of the Class A-1 and Class A-R Certificates, as set forth in Section 11.06.

     Original Class A Subclass Principal Balance: Any of the Original Class A Subclass Principal Balances as set forth in Section 11.05.

     Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3
Principal Balance, Original Class B-4 Principal Balance and Original Class B-5 Principal Balance, as set forth in Section 11.16.

     Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.18.

     Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.19.

     Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.20.

     Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-5 Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.21.

     Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

     Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

     Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

     Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.14.

     Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.17.

     Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.17.

     Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.17.

     Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.17.

     Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.17.

     Original Class M Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B Principal Balance by the sum of the Original Class A Non-PO Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class M Fractional Interest is specified in Section 11.10.

     Original Class M Percentage: The Class M Percentage as of the Cut-Off Date, as set forth in Section 11.08.

     Original Class M Principal Balance: The Class M Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

     Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

     Original Subordinated Principal Balance: The sum of the Original Class M Principal Balance and the Original Class B Principal Balance.

     Other Servicer: Any of the Servicers other than Norwest Mortgage.

     Other Servicing Agreements: The Servicing Agreements other than the Norwest Servicing Agreement.

     Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

     Owner Mortgage Loan File: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

     Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

     Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

     Paying Agent: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in Section 4.03(a).

     Payment Account:  The account maintained pursuant to Section 4.03(b).

     Percentage Interest: With respect to a Class A Certificate (other than a Class A-WIO Certificate), the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class A Subclass. With respect to the Class A-WIO Certificate, the percentage interest specified on the face of such Certificate. With respect to a Class M Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class. With respect to a Class B Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class B Subclass.

     Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

     Person:   Any   individual,   corporation,   partnership,   joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

     Plan:  As defined in Section 5.02(c).

     PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

     Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

     (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

     (b)  the  portion  of  Net  Liquidation  Proceeds  used  to  reimburse  any
unreimbursed   Periodic   Advances   by  the  Master   Servicer   or  the  Trust
Administrator;

     (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the applicable Servicing Fee and (ii) the Master Servicing Fee;

     (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

     (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

     (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

     (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

     (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

     (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses
(a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

     (j) Net Foreclosure Profits;

     (k) Month End Interest; and

     (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Subclasses of the Class A or Class B Certificates or the Class M Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

     Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

     Premium Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of 7.000% or greater.

     Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

     Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

     Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In
                                                                      Prepayment
                                                                           Shift
                                                                      Percentage

January 1998 through December 2002 ........................................   0%
January 2003 through December 2003 .......................................   30%
January 2004 through December 2004 .......................................   40%
January 2005 through December 2005 .......................................   60%
January 2006 through December 2006........................................   80%
January 2007 and  thereafter..............................................  100%

     Principal Adjustment: In the event that the Class M Optimal Principal Amount, Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount or Class B-5 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for the Class M Certificates or such Class B Subclass shall equal the difference between (i) the amount that would have been distributed to such Class or Subclass as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class or Subclass.

     Principal Balance: Each of the Class A Subclass Principal Balances, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance.

     Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

     Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     Priority Amount: For any Distribution Date, the lesser of (i) the Class A Subclass Principal Balance of the Class A-8 Certificates and (ii) the sum of (A) the product of (1) the Priority Percentage, (2) the Shift Percentage and (3) the Scheduled Principal Amount and (B) the product of (1) the Priority Percentage,
(2) the Prepayment Shift Percentage, and (3) the Unscheduled Principal Amount.

     Priority Percentage: The Class A Subclass Principal Balance of the Class A-8 Certificates divided by the Class A Non-PO Principal Balance.

     Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

     Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

     Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class M Certificates are DCR and Moody's. The Rating Agency for the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates is DCR. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee, the Trust Administrator and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean D-1+ in the case of DCR, P-1 in the case of Moody's and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of DCR, Aaa in the case of Moody's, and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

     Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

     Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

     Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

     Relevant Anniversary: See "Bankruptcy Loss Amount."

     REMIC:  A "real  estate  mortgage  investment  conduit"  as defined in Code
Section 860D. "The REMIC" means the REMIC constituted by the Trust Estate.

     REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or, with respect to proposed regulations, are proposed to be in effect) from time to time.

     Remittance Date:  As defined in each of the Servicing Agreements.

     REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

     REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

     Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

     Responsible Officer: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

     Scheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount.

     Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the related Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

     Seller: Norwest Asset Securities Corporation, or its successor in interest.

     Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class A Non-PO Optimal Amount and (b) the Class A-PO Optimal Principal Amount.

     Servicer   Mortgage  Loan  File:  As  defined  in  each  of  the  Servicing
Agreements.

     Servicers: Each of Norwest Mortgage Inc., First Union Mortgage Corporation, SunTrust Mortgage Inc., First Bank National Association, FT Mortgage Companies, National City Mortgage Company, Farmers State Bank & Trust and The Huntington Mortgage Company as Servicer under the related Servicing Agreement.

     Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

     Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

     Servicing  Fee Rate:  With  respect  to a  Mortgage  Loan,  as set forth in
Section 11.26.

     Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

     Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                                  Shift Percentage

January 1998 through December 2002...................                   0%
January 2003 through December 2003...................                  30%
January 2004 through December 2004...................                  40%
January 2005 through December 2005...................                  60%
January 2006 through December 2006...................                  80%
January 2007 and thereafter..........................                 100%

     Similar Las: as defined in Section 5.02(e).

     Single Certificate: A Certificate of any Class or Subclass that evidences the smallest permissible Denomination for such Class or Subclass, as set forth in Section 11.25.

     Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

     (1)  normal wear and tear;

     (2) infidelity, conversion or other dishonest act on the part of the Trustee, the Trust Administrator or the Servicer or any of their agents or employees; or

     (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement.

     Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $3,810,162.95 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of
(A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the
Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates, as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and or after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

     Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

     Startup Day:  As defined in Section 2.05.

     Subclass: Each subdivision of the Class A Certificates, denominated respectively as Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-PO, Class A-WIO and Class A-R and each subdivision of the Class B Certificates, denominated respectively as Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5.

     Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

     Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

     Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

     Substitute Mortgage Loan:  As defined in Section 2.02

     Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

     T.O.P. Mortgage Loan: Any Mortgage Loan that was originated by Norwest Mortgage or an affiliate thereof in connection with the "Title Option Plus" program and which is not covered by a title insurance policy. Each T.O.P. Mortgage Loan shall be identified as such in the Mortgage Loan Schedule.

     Trust  Administrator:   First  Union  National  Bank,  a  national  banking
association with its principal office located in Charlotte, North Carolina, or any successor trust administrator appointed as herein provided.

     Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans, such amounts as may be held from time to time in the Certificate Account, and the rights of the Trust Administrator, on behalf of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     Trustee: United States Trust Company of New York, or any successor trustee appointed as herein provided.

     Unpaid Interest Shortfalls: Each of the Class A Subclass Unpaid Interest Shortfalls, the Class M Unpaid Interest Shortfall, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall and the Class B-5 Unpaid Interest Shortfall.

     Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount.

     Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

     Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

     U.S. Person:  As defined in Section 4.01(f).

     Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, (a) the Holders of the Class A Certificates will collectively be entitled to the Class A Voting Interest, (b) the Holders of the Class M Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the product of (i) the ratio obtained by dividing the Class M Principal Balance by the sum of the Class A Non-PO Principal Balance, the Class M Principal Balance and the Class B Principal Balance and (ii) the Non-PO Voting Interest and (c) the Holders of the Class B Certificates will collectively be entitled to the balance of the aggregate Voting Interest represented by all Series 1997-21 Certificates. The aggregate Voting Interests of each Subclass of Class A Certificates (other than the Class A-WIO and Class A-PO Certificates) on any date will be equal to the product of (a) 99% of the portion of the Class A Voting Interest represented by clause (A) of the definition thereof and (b) the fraction obtained by dividing the Class A
Subclass Principal Balance of such Class A Subclass by the Class A Non-PO Principal Balance on such date. The aggregate Voting Interest of the Class A-WIO Certificates on any date will be 1% of the Class A Voting Interest on such date represented by clause (A) of the definition of Class A Voting Interest. The aggregate Voting Interests of the Class A-PO Certificates on any date will be equal to the Class A Voting Interest represented by clause (B) of the definition thereof. The aggregate Voting Interests of each Subclass of Class B Certificates will equal such Subclass's pro rata portion of the Voting Interest allocated to the Class B Certificates based on such Subclass's outstanding principal balance. Each Certificateholder of a Class or Subclass will have a Voting Interest equal to the product of the Voting Interest to which such Class or Subclass is collectively entitled and the Percentage Interest in such Class or Subclass represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class or Subclass of Certificates or specified Classes or Subclasses of Certificates, each Certificateholder of a Class or Subclass will have a Voting Interest in such Class or Subclass equal to such Holder's Percentage Interest in such Class or Subclass.

     Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

Section 1.02.     Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

Section 1.03.     Effect of Headings and Table of Contents.

     The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

Section 1.04.     Benefits of Agreement.

     Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01. Conveyance of Mortgage Loans.

     The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

     In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trust Administrator on the Closing Date.

     In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in any Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

Section 2.02.     Acceptance by Trust Administrator.

     The Trust Administrator on behalf of the Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

     In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, Master Servicer or Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

     The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

Section 2.03. Representations and Warranties of the Master Servicer and the Seller.

     (a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

               (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

               (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Servicer or any of its assets;

               (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

               (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

     (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

               (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

               (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

               (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

               (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to
          Section 2.01;

               (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

               (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

               (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

               (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

               (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

               (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

               (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

               (xii)  The  Mortgage  Note,   the  related   Mortgage  and  other
          agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

               (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

               (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

               (xv) The Mortgage Loan (except any Mortgage Loan identified on the Mortgage Loan Schedule as a T.O.P. Mortgage Loan and any Mortgage Loan secured by Mortgaged Property located in Iowa, as to which an opinion of counsel of the type customarily rendered in such State in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged
          Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee, of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

               (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
          (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

               (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

               (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               (xix)  Each  Mortgage  Note  is  payable  in  monthly   payments,
          resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

               (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

               (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

               (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

               (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

               (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

               (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged
          Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

               (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

     Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

     (c) Upon discovery by either the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

Section 2.04. Execution and Delivery of Certificates.

     The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

Section 2.05. Designation of Certificates; Designation of Startup Day and Latest Possible Maturity Date.

     The Seller hereby designates the Subclasses of Class A Certificates (other than the Class A-R Certificate), the Class M Certificates and the Subclasses of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is January 25, 2028 for purposes of Code Section 860G(a)(1).

ARTICLE III

ADMINISTRATION OF THE TRUST ESTATE:  SERVICING
OF THE MORTGAGE LOANS

Section 3.01. Certificate Account.

     (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

     (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

               (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

               (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

     (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

     (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

Section 3.02. Permitted Withdrawals from the Certificate Account.

     (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

               (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

               (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances;

               (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

               (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

               (v) to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

               (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

               (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

               (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

               (ix) to pay to the Master Servicer or any Servicer out of Net Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to such Servicer's Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

               (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein; and

               (xi) to clear and terminate the Certificate  Account  pursuant to
          Section 9.01.

     (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

Section 3.03. Advances by Master Servicer and Trust Administrator.

     (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

     (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

     (c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and
(a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to
Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

     (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

Section 3.04. Trust Administrator to Cooperate; Release of Owner Mortgage Loan Files.

     Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

     From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation
Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

     Upon written certification of the Master Servicer or the Servicer of such Mortgage Loan, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

Section 3.05. Reports to the Trustee and Trust Administrator; Annual Compliance Statements.

     (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

     (b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

Section 3.06. Title, Management and Disposition of Any REO Mortgage Loan.

     The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

Section 3.07. Amendments to Servicing Agreements, Modification of Standard Provisions.

     (a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

     (b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

     (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any
Certificateholder, the Trustee or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

     (ii)The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

Section 3.08. Oversight of Servicing.

     The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's, the Trust Administrator's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

     For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

     During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

     The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

     The Seller shall be entitled, at its option, to repurchase any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor; provided, however, that the Cut-Off Date Principal Balances of the Mortgage Loans repurchased pursuant to this provision shall not exceed 2.5% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section
3.04 and the Trust Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

     In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

     The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

     The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class B Subclass or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

Section 3.09. Termination and Substitution of Servicing Agreements.

     Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller, the Trust Administrator and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the Trustee the termination of the Norwest Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation the Trustee shall terminate the Norwest Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of a Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with the termination of the Norwest Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

Section 3.10. 1934 Act Reports.

     The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-PO and Class A-WIO), the Class M Certificates and the Class B-1 and Class B-2 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

ARTICLE IV

DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
PAYMENTS TO CERTIFICATEHOLDERS;
STATEMENTS AND REPORTS

Section 4.01. Distributions.

     (a) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

     first, to the Subclasses of Class A Certificates, pro rata based on their respective Class A Subclass Interest Accrual Amounts in an aggregate amount up to the sum of the Class A Subclass Interest Accrual Amounts with respect to such Distribution Date;

     second, to the Subclasses of Class A Certificates, pro rata based on their respective Class A Subclass Unpaid Interest Shortfalls in an aggregate amount up to the sum of the Class A Subclass Unpaid Interest Shortfalls;

     third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Subclasses of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Subclasses in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

     fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-5 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-4 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-3 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-2 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-1 Certificates pursuant to Paragraph tenth below, and sixth to the Class M Certificates pursuant to Paragraph seventh below;

     fifth, to the Class M Certificates in an amount up to the Class M Interest Accrual Amount with respect to such Distribution Date;

     sixth, to the Class M Certificates in an amount up to the Class M Unpaid Interest Shortfall;

     seventh, to the Class M Certificates in an amount up to the Class M Optimal Principal Amount; provided, however, that the amount distributable to the Class M Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class M Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     eighth, to the Class B-1 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

     ninth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

     tenth, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     eleventh, to the Class B-2 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

     twelfth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

     thirteenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     fourteenth, to the Class B-3 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

     fifteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

     sixteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     seventeenth, to the Class B-4 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

     eighteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

     nineteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

     twentieth, to the Class B-5 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

     twenty-first, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

     twenty-second, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

     twenty-third, to the Holder of the Class A-R Certificate.

     Notwithstanding the foregoing, after the Principal Balance or notional amount of any Class or Subclass (other than the Class A-R Certificate) has been reduced to zero, such Class or Subclass will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

     In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-R Certificate.

     With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class B Subclass will be allocated pro rata based on principal balance among the Class A Certificates (other than the Class A-WIO and Class A-PO Certificates), the Class M Certificates and any Class B Subclass with a lower numerical designation and the amount of the Principal Adjustment, if any, attributable to the Class M Certificates will be allocated to the Subclasses of Class A Certificates (other than the Class A-WIO and Class A-PO Certificates) pro rata based on the Class A Subclass Principal Balances.

     (b) The Class A-WIO Certificates are interest-only Certificates and are not entitled to distributions in respect of principal.

     On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Class A Subclass Principal Balances of the Subclasses of Class A Certificates (other than the Class A Subclass Principal Balance of the Class A-PO Certificates) concurrently, as follows:


     first, to the Class A-8 Certificates, up to the Priority Amount for such Distribution Date, until the Class A Subclass Principal Balance thereof has been reduced to zero;

     second, to the Class A-R Certificate, until the Class A Subclass Principal Balance thereof has been reduced to zero;

     third, concurrently, until the Class A Subclass Principal Balance of the Class A-2 Certificates has been reduced to 64.9532710268% of its initial Class A Subclass Principal Balance, as follows;

     (i) 77.0754882214% to the Class A-2 Certificates;

     (ii) 8.8339609423% to the Class A-1 Certificates; and

     (iii) 14.0905508363% to the Class A-4 Certificates;

     fourth, concurrently, until the Class A Subclass Principal Balances of the Class A-1 and Class A-4 Certificates have been reduced to zero, as follows;

     (i) 77.0754882214% to the Class A-2 Certificates;

     (ii) 8.8339609423% to the Class A-1 Certificates;

     (iii) 6.2819277812% to the Class A-4 Certificates; and

     (iv) 7.8086230551%, sequentially, to the Class A-5 Certficates, until the Class A Subclass Principal Balance thereof has been reduced to zero and then to the Class A-6 Certificates;

     fifth, concurrently,

     (i) 77.0754882214% to the Class A-2 Certificates, until the Class A Subclass Principal Balance thereof has been reduced to zero;

     (ii) 15.1158887235% to the Class A-3 Certificates, until the Class A Subclass Principal Balance thereof has been reduced to zero;

     (iii) 7.8086230551% to the Class A-6 Certificates, until the Class A Subclass Principal Balance of thereof has been reduced to zero;

     sixth, to the Class A-7 Certificates, until the Class A Subclass Principal Balance thereof has been reduced to zero; and

     seventh, to the Class A-8 Certificates, without regard to the Priority Amount, until the Class A Subclass Principal Balance thereof has been reduced to zero.

     (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Subclasses of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Class A Subclass Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

     (d) (i) For purposes of determining whether the Subclasses of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

               (A) if the Current  Class M Fractional  Interest is less than the
          Original Class M Fractional Interest and the Class M Principal Balance is greater than zero, the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

               (B) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

               (C) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

               (D) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

               (E) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 Certificates shall not be eligible to receive distributions of principal.

     (ii)  Notwithstanding  the  foregoing,  if on  any  Distribution  Date  the aggregate distributions to Holders of the Class M Certificates and/or the Subclasses of Class B Certificates entitled to receive distributions of principal would reduce the Class M Principal Balance and/or the Class B Subclass Principal Balances of the Class M Certificates and/or the Subclasses of Class B Certificates entitled to receive distributions of principal below zero, first the Class M Prepayment Percentage and/or the Class B Subclass Prepayment Percentage of any affected Class B Subclass for such Distribution Date beginning with the affected Subclass with the lowest numerical Subclass designation and then, if necessary, the Class M Percentage and/or the Class B Subclass Percentage of such Subclass of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Class M Principal Balance and/or the Class B Subclass Principal Balance of such Class B Subclass to zero. The Class B Subclass Prepayment Percentages and the Class B Subclass Percentages of the remaining Class B Subclasses will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated
Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Class M Principal Balance and/or the Class B Subclass Principal Balances of the affected Class B Subclasses to zero; provided, however, that if the Class B Subclass Principal Balances of all the Class B Subclasses eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Subclass Prepayment Percentage and the Class B Subclass Percentage of the Class B Subclass with the lowest numerical Subclass designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class M Prepayment Percentage and the Class B Subclass Prepayment
Percentages of the Class B Subclasses having lower numerical Subclass designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class M Percentage and the Class B Subclass Percentages of the Class B Subclasses having lower numerical Subclass designations, if any, respectively. Any entitlement of any Class B Subclass to principal payments solely pursuant to this clause (ii) shall not cause such Subclass to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Subclass Percentage or Class B Subclass Prepayment Percentage.

     (e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(e) respecting the final distribution in respect of any Class or Subclass) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.24, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share (based on, with respect to each Class or Subclass, the aggregate of the Percentage Interests represented by Certificates of the applicable Class or Subclass of Certificates held by such Holder) of the Class A Subclass Distribution Amount with respect to each Subclass of Class A Certificates, the Class M Distribution Amount with respect to the Class M Certificates and the Class B Subclass Distribution Amount with respect to each such Subclass of Class B Certificates.

     In the event that, on any Distribution Date prior to the Final Distribution Date, the Class A Subclass Principal Balance of any Subclass of Class A Certificates (other than the Class A-R Certificate), the Class M Principal Balance of the Class M Certificates or the Class B Subclass Principal Balance of any Subclass of Class B Certificates or the notional amount of the Class A-WIO Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class or Subclass with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class or Subclass will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a).

     (f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Section 4.02. Allocation of Realized Losses.

     (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

     first, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

     second, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

     third, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

     fourth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

     fifth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero;

     sixth, to the Class M Certificates until the Class M Principal Balance has been reduced to zero; and

     seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

     This allocation of Realized Losses will be effected through the reduction of the applicable Class's or Subclass's Principal Balance.

     (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses
occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates), Class M Certificates and Class B Certificates based on the Class A Non-PO Principal Balance, Class M Principal Balance and the Class B Principal Balance, respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Subclasses of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Subclass Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Subclasses of Class B Certificates based on their Class B Subclass Principal Balances.

     (c) Any Realized Losses allocated to a Subclass of Class A Certificates or Class B Certificates or to the Class M Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Subclass or Class based on their Percentage Interests.

     (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Subclasses of Class A Certificates, the Class M Certificates or any Subclasses of Class B Certificates, each outstanding Class or Subclass to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates), Class M Certificates and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class or Subclass on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class or Subclass of Certificates has been reduced to zero, such Class or Subclass shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class or Subclass in accordance with the preceding provisions, each outstanding Class or Subclass shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class or Subclass. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a
Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class and Subclass of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class or Subclass would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

     (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated among the Class A Certificates, Class M Certificates and Class B Certificates, pro rata based on the Class A Interest Accrual Amount, the Class M Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Subclasses of Class A Certificates based on their Class A Subclass Interest Percentages. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Subclasses of Class B Certificates based on their Class B Subclass Interest Percentages. In addition, after the Class M Principal Balance and the Class B Principal Balance have been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Subclasses of Class A Certificates based on their Class A Subclass Interest Percentages.

     (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

Section 4.03. Paying Agent.

     (a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

     The Master Servicer may, at any time, remove or replace the Paying Agent.

     The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

               (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of
          Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

               (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

               (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

     (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

Section   4.04.   Statements   to   Certificateholders;   Report  to  the  Trust
Administrator and the Seller.

     Concurrently with each distribution pursuant to Section 4.01(e), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

               (i) the amount of such distribution to Holders of each Class A Subclass allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

               (ii) (a) the amount of such distribution to Holders of each Subclass of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class A Subclass, (c) any Class A Subclass Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Subclass Unpaid Interest Shortfall with respect to each Subclass after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class A Subclass for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Subclass for such Distribution Date;

               (iii) the amount of such distribution to Holders of the Class M Certificates allocable to principal, identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

               (iv)(a) the amount of such distribution to Holders of the Class M Certificates allocable to interest, (b) the amount of the Current Class M Interest Distribution Amount, (c) any Class M Interest Shortfall Amount arising with respect to such Distribution Date and any remaining Class M Unpaid Interest Shortfall after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to the Class M Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class M Certificates for such Distribution Date;

               (v) the amount of such distribution to Holders of each Class B Subclass allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

               (vi) (a) the amount of such distribution to Holders of each Class B Subclass allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class B Subclass and the Pass-Through Rate applicable to such Distribution Date, (c) any Class B Subclass Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Subclass Unpaid Interest Shortfall with respect to each Class B Subclass after giving effect to such distribution, (d) the amount of any Non-Supported
          Interest Shortfall allocated to each Class B Subclass for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class B Subclass for such Distribution Date;

               (vii) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

               (viii) the number of Mortgage Loans outstanding as of the preceding Determination Date;

               (ix) the Class A Principal Balance, the Class A Subclass Principal Balance of each Subclass of Class A Certificates, the Class M Principal Balance, the Class B Principal Balance and the Class B Subclass Principal Balance of each Subclass of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

               (x) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

               (xi) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

               (xii) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

               (xiii) the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

               (xiv) the Class M Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

               (xv) the Class M Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

               (xvi) the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

               (xvii) the Class B-1,  Class B-2,  Class B-3, Class B-4 and Class
          B-5  Prepayment   Percentages  for  the  following  Distribution  Date
          (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

               (xviii) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

               (xix) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

               (xx)  the  book  value  of  any  real  estate  acquired   through
          foreclosure or grant of a deed in lieu of foreclosure;

               (xxi) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

               (xxii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

               (xxiii) the aggregate amount of Bankruptcy Losses allocated to each Subclass of Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

               (xxiv) the amount by which the Class B Subclass Principal Balance of each Subclass of Class B Certificates and the Class M Principal Balance has been reduced as a result of Realized Losses allocated as of such Distribution Date;

               (xxv) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

               (xxvi) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

               (xxvii) in the case of the Class A-WIO Certificates, the Class A-WIO Notional Amount and Class A-WIO Pass-Through Rate for such Distribution Date;

               (xxviii) the Class A-PO Deferred Amount, if any; and

               (xix) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

     In the case of information furnished with respect to a Subclass of Class A Certificates pursuant to clauses (i) and (ii) above, with the Class M
Certificates pursuant to clauses (iii) and (iv) above and with respect to a Class B Subclass pursuant to clauses (v) and (vi) above, the amounts shall be expressed as a dollar amount per Class A, Class M or Class B Certificate (other than the Class A-WIO and Class A-R Certificates) with a $1,000 Denomination, and as a dollar amount per Class A-R Certificate with a $100 Denomination and as a dollar amount per Class A-WIO Certificate with a 1% Denomination.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder, the information set forth in clauses (iii) and (iv)(a) above in the case of a Class M Certificateholder and the information contained in clauses (v) and (vi)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

     Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Subclass Distribution Amount with respect to each Class A Subclass, the Class M Distribution Amount and the Class B Subclass Distribution Amount with respect to each Class B Subclass. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

     In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-PO, Class A-WIO, Class B-3, Class B-4 or Class B-5 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

Section 4.05. Reports to Mortgagors and the Internal Revenue Service.

     The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trust Administrator acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

Section 4.06 Calculation of Amounts; Binding Effect of Interpretations and Actions of Master Servicer.

     The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

ARTICLE V

THE CERTIFICATES

Section 5.01.     The Certificates.

     (a) The Class A, Class M and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-R Certificate, integral multiples of $1,000 in excess thereof or 1% Percentage Interest in the case of the Class A-WIO Certificates (except, if necessary, for one Certificate of each Class or Subclass (other than the Class A-WIO and Class A-R Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class or Subclass to equal the aggregate Original Class A Subclass Principal Balance, Original Class M Principal Balance or the aggregate Original Class B Subclass Principal Balance of such Class or Subclass, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-PO, A-WIO, A-R, B-1, B-2, B-3, B-4, B-5, C, and D (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A, Class M and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

     "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Trust Administrator or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

     (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

               (i) the provisions of this Section 5.01(b) shall be in full force and effect;

               (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

               (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

               (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

               (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

     Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

Section 5.02. Registration of Transfer and Exchange of Certificates.

     (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class or Subclass.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class or Subclass upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trust Administrator or the Authenticating Agent in accordance with their standard procedures.

     (b) No transfer of a Class A-PO, Class A-WIO, Class B-3, Class B-4 or Class B-5 Certificate shall be made (other than the transfer of the Class A-PO and Class A-WIO Certificates to an affiliate of the Seller on the Closing Date) unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or
(ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-PO, Class A-WIO, Class B-3, Class B-4 or Class B-5 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer, and (ii) the Trust Administrator shall require the transferee (other than of a Class A-PO and Class A-WIO Certificate where such transferee is an affiliate of the Seller and such transfer is made on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Holder of a Class A-PO, Class A-WIO, Class B-3, Class B-4 or Class B-5 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class A-PO, Class A-WIO, Class B-3, Class B-4 or Class B-5 Certificates under said Act or any other securities law.

     (c) No transfer of a Class A-PO, Class A-WIO Certificate, or a Class M or Class B Certificate shall be made (other than the transfer of the Class A-PO and Class A-WIO Certificates to an affiliate of the Seller on the Closing Date) unless the Trust Administrator shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class A-WIO, Class B-3, Class B-4 or Class B-5 Certificate, or in the form of Exhibit K hereto, in the case of a Class M, Class B-1 or Class B-2 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code
Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer or (b) (other than with respect to a Class A-PO or Class A-WIO Certificate) if such transferee is an insurance company, the source of funds used to purchase the Class M or Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (ii) in the case of any such Class A-PO, Class A-WIO, Class M or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class A-PO, Class A-WIO, Class M or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Class A-PO, Class A-WIO, Class M and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

     (d) No legal or beneficial interest in all or any portion of the Class A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R
Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that
(i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest,
(iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

     The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

     Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to Class A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class or Subclass. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

Section 5.04. Persons Deemed Owners.

     Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator, or the Certificate Registrar shall be affected by notice to the contrary.

Section 5.05. Access to List of Certificateholders' Names and Addresses.

     (a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class or Subclass as of the most recent Record Date.

     (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

     (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

Section 5.06. Maintenance of Office or Agency.

     The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

Section 5.07. Definitive Certificates.

     If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency or
(iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Subclass of Book-Entry Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trustee nor the Trust Administrator shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

Section 5.08. Notices to Clearing Agency.

     Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

ARTICLE VI

THE SELLER AND THE MASTER SERVICER

Section 6.01. Liability of the Seller and the Master Servicer.

     The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

Section 6.02. Merger or Consolidation of the Seller or the Master Servicer.

     Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

Section 6.03. Limitation on Liability of the Seller, the Master Servicer and Others.

     Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A, Class M and Class B Certificates in the same manner as Realized Losses are allocated pursuant to
Section 4.02(a).

Section 6.04. Resignation of the Master Servicer.

     The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

Section 6.05. Compensation to the Master Servicer.

     The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

Section 6.06. Assignment or Delegation of Duties by Master Servicer.

     The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, the Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

Section 6.07. Indemnification of Trustee, Trust Administrator and Seller by Master Servicer.

     The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

ARTICLE VII

DEFAULT

Section 7.01. Events of Default.

     In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

               (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

               (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

               (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

               (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

               (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

               (vii) the Master  Servicer  and any  subservicer  appointed by it
          becomes   ineligible  to  service  for  both  FNMA  and  FHMLC,  which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator and the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator on behalf of the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

Section 7.02. Other Remedies of Trustee.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 7.03. Directions by Certificateholders and Duties of Trustee During Event of Default.

     During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

Section 7.04. Action upon Certain Failures of the Master Servicer and upon Event of Default.

     In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or
(ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or Trust Administrator may, but need not if the Trustee or Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

Section 7.05. Trust Administrator to Act; Appointment of Successor.

     When the Master Servicer receives notice of termination pursuant to Section
7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust
Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

Section 7.06. Notification to Certificateholders.

     Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

ARTICLE VIII

CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01. Duties of Trustee and Trust Administrator.

     The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

     The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee and the Trust
Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

     No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

               (ii)  The  Trustee  and  the  Trust  Administrator  shall  not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator, under this Agreement; and

               (iii) The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

     None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 8.02. Certain Matters Affecting the Trustee and the Trust Administrator.

     Except as otherwise provided in Section 8.01:

               (i) Each of the Trustee and the Trust Administrator may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) Each of the Trustee and the Trust Administrator may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) Neither of the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement; and

               (iv) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

Section  8.03.  Neither  Trustee  nor  Trust  Administrator   Required  to  Make
Investigation.

     Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

Section 8.04. Neither Trustee nor Trust Administrator Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

Section 8.05. Trustee and Trust Administrator May Own Certificates.

     Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent.

Section 8.06. The Master Servicer to Pay Fees and Expenses.

     The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be, and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be, upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

Section 8.07. Eligibility Requirements.

     Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

Section 8.08. Resignation and Removal.

     Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust
Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

     If at any time the  Trustee or the Trust  Administrator  shall  cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

     The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

     Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

Section 8.09. Successor.

     Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be, herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be, all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

     Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

Section 8.10.     Merger or Consolidation.

     Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the REMIC to not qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

Section 8.11.     Authenticating Agent.

     The Trust Administrator may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

     Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

     The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator, the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

     The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

Section 8.12.     Separate Trustees and Co-Trustees.

     The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

               (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

               (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

               (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

     Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

     No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under
Section 8.09 hereof.

     The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

     The  Master   Servicer  shall  pay  the  reasonable   compensation  of  the
co-trustees to the extent,  and in accordance  with the standards,  specified in
Section 8.06 hereof.

Section 8.13. Appointment of Custodians.

     The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in
Section 10.01(a).

Section 8.14. Tax Matters; Compliance with REMIC Provisions.

     (a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, an election satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the REMIC property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code
Section 860D(a)(2) other than the interests represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-PO, Class A-WIO and Class A-R Certificates, the Class M Certificates and the Class B-l, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee and the Trust Administrator that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and
(xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class A-R Certificate shall be tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee's sole duties with respect to the REMIC are to sign the tax returns referred to in clause (i) of the second preceding sentence and to comply with written directions from the Master Servicer or the Trust Administrator.

     In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class and Subclass of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

     (b) Notwithstanding anything in this Agreement to the contrary, the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee, respectively, to perform its obligations under this Section 8.14.

Section 8.15.     Monthly Advances.

     In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

ARTICLE IX

TERMINATION

Section 9.01. Termination upon Purchase by the Seller or Liquidation of All Mortgage Loans.

     Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.24. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

     Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trust Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trust Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

     Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Subclasses of Class A Certificates, the respective Class A Subclass Principal Balance together with any related Class A Subclass
Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Class A Subclass Interest Accrual Amount, (ii) as to the Class M Certificates, the Class M Principal Balance together with any related Class M Unpaid Interest Shortfall and one month's interest at the Class M Pass-Through Rate on the Class M Principal Balance, (iii) as to the Subclasses of Class B Certificates, the respective Class B Subclass Principal Balance together with any related Class B Subclass Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Class B Subclass Interest Accrual Amount and (iv) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause
(i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i),
(ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

     In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

Section 9.02. Additional Termination Requirements.

     In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

               (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01.    Amendment.

     (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein,
(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder,
(iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect,
(v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class or Subclass of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class or Subclass; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class or Subclass in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class or Subclass evidencing, as to such Class or Subclass, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class or Subclass the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class or Subclass then outstanding.

     Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders  under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

     (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trust Administrator or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

          (a) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

          (b) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month
               Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

     A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

Section 10.02.    Recordation of Agreement.

     This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.03.    Limitation on Rights of Certificateholders.

     The death or  incapacity  of any  Certificateholder  shall not  operate  to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

Section 10.04.    Governing Law; Jurisdiction.

     This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 10.05.    Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way,
Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office and (iv) in the case of the Trust Administrator, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

     For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, such Servicer or a Certificateholder.

Section 10.06.    Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.07.    Special Notices to Rating Agencies.

     (a) The Trust Administrator shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

               (i) any amendment to this Agreement pursuant to Section 10.01(a);

               (ii) any sale or transfer of the Class B Certificates pursuant to
          Section 5.02 to an affiliate of the Seller;

               (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

               (iv) any resignation of the Master Servicer pursuant to Section 6.04;

               (v) the  occurrence of any of the Events of Default  described in
          Section 7.01;

               (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

               (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

               (viii) the making of a final payment pursuant to Section 9.01.

     (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

               (i) the appointment of a Custodian pursuant to Section 2.02;

               (ii) the resignation or removal of the Trustee or the Trust Administrator pursuant to Section 8.08;

               (iii)  the   appointment   of  a   successor   trustee  or  trust
          administrator pursuant to Section 8.09; or

               (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

     (c) The Master Servicer shall deliver to each Rating Agency:

               (i) reports prepared pursuant to Section 3.05; and

               (ii) statements prepared pursuant to Section 4.04.

Section 10.08.    Covenant of Seller.

     The  Seller  shall  not  amend   Article  Third  of  its   Certificate   of
Incorporation without the prior written consent of each Rating Agency rating the Certificates.

Section 10.09.    Recharacterization.

     The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

ARTICLE XI

TERMS FOR CERTIFICATES

Section 11.01.    Class A Fixed Pass-Through Rate.

     The Class A Fixed Pass-Through Rate is 7.000% per annum.

Section 11.02.    Cut-Off Date.

     The Cut-Off Date for the Certificates is December 1, 1997.

Section 11.03.    Cut-Off Date Aggregate Principal Balance.

     The Cut-Off Date Aggregate Principal Balance is $349,586,561.61.

Section 11.04.    Original Class A Percentage.

     The Original Class A Percentage is 95.74862974%.

Section 11.05.    Original Class A Subclass Principal Balances.

     As to the following Subclasses of Class A Certificates, the Class A Subclass Principal Balance of such Subclass as of the Cut-Off Date, as follows:

                                                    Original Class A
                    Class A Subclass           Subclass Principal Balance

                      Class A-1                  $ 22,500,000.00
                      Class A-2                  $211,230,000.00
                      Class A-3                  $  2,926,000.00
                      Class A-4                  $ 23,500,000.00
                      Class A-5                  $ 11,500,000.00
                      Class A-6                  $  2,400,000.00
                      Class A-7                  $ 25,463,357.00
                      Class A-8                  $ 35,100,000.00
                      Class A-PO                 $    109,542.55
                      Class A-R                  $        100.00

Section 11.06.    Original Class A Non-PO Principal Balance.

     The Original Class A Non-PO Principal Balance is $334,619,457.00.

Section 11.07.    Original Subordinated Percentage.

     The Original Subordinated Percentage is 4.25137026%.

Section 11.08.    Original Class M Percentage.

     The Original Class M Percentage is 1.25015373%.

Section 11.09.    Original Class M Principal Balance.

     The Original Class M Principal Balance is $4,369,000.00.

Section 11.10     Original Class M Fractional Interest.

     The Original Class M Fractional Interest is 3.00121652%.

Section 11.11     Original Class B-1 Percentage.

     The Original Class B-1 Percentage is 1.60067750%.

Section 11.12.    Original Class B-2 Percentage.

     The Original Class B-2 Percentage is 0.55025077%.

Section 11.13.    Original Class B-3 Percentage.

     The Original Class B-3 Percentage is 0.34995148%.

Section 11.14.    Original Class B-4 Percentage.

     The Original Class B-4 Percentage is 0.20001315%.

Section 11.15.    Original Class B-5 Percentage.

     The Original Class B-5 Percentage is 0.30032363%.

Section 11.16.    Original Class B Principal Balance.

     The Original Class B Principal Balance is $10,488,562.06.

Section 11.17.    Original Class B Subclass Principal Balances.

     As to any Class B Certificate, the Class B Subclass Principal Balance of such Subclass as of the Cut-Off Date, is as follows:

                                                Original Class B
                    Class B Subclass        Subclass Principal Balance
                      Class B-1                 $5,594,000.00
                      Class B-2                 $1,923,000.00
                      Class B-3                 $1,223,000.00
                      Class B-4                 $  699,000.00
                      Class B-5                 $1,049,562.06

Section 11.18.    Original Class B-1 Fractional Interest.

     The Original Class B-1 Fractional Interest is 1.40053903%.

Section 11.19.    Original Class B-2 Fractional Interest.

     The Original Class B-2 Fractional Interest is 0.85028825%.

Section 11.20.    Original Class B-3 Fractional Interest.

     The Original Class B-3 Fractional Interest is 0.50033677%.

Section 11.21.    Original Class B-4 Fractional Interest.

     The Original Class B-4 Fractional Interest is 0.30032362%.

Section 11.22.    Closing Date.

     The Closing Date is December 23, 1997.

Section 11.23.    Right to Purchase.

     The right of the Seller to purchase all of the Mortgage  Loans  pursuant to
Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $34,958,656.16 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

Section 11.24.    Wire Transfer Eligibility.

     With respect to the Class A Certificates (other than the Class A-PO, Class A-WIO, and Class A-R Certificates), Class M Certificates and Class B Certificates the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-WIO Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 25% Percentage Interest. The Class A-PO and Class A-R Certificates are not eligible for wire transfer.

Section 11.25.    Single Certificate.

     A Single Certificate for each Subclass of Class A Certificates (other than the Class A-3, Class A-6, Class A-7, Class A-WIO and Class A-R Certificates), the Class M Certificates and the Class B Certificates (other than the Class B-3, Class B-4, and Class B-5 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-3, Class A-6 and Class A-7 Certificates represents a $1,000 Denomination. A Single Certificate for the Class A-WIO Certificates represents a Denomination of 25% Percentage Interest. A Single Certificate for the Class A-R Certificate represents a $100 Denomination. A Single Certificate for each Subclass of Class B Certificates represents a $250,000 Denomination.

Section 11.26.    Servicing Fee Rate.

     The rate used to calculate the Servicing Fee is equal to 0.250% per annum.

Section 11.27.    Master Servicing Fee Rate.

     The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.016% per annum.

     IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                               NORWEST ASSET SECURITIES CORPORATION
                                 as Seller

                               By:
                                     Name:
                                     Title:

                               NORWEST BANK MINNESOTA, NATIONAL
                               ASSOCIATION
                                 as Master Servicer

                               By:
                                     Name:
                                     Title:

                               FIRST UNION NATIONAL BANK
                                 as Trust Administrator

                               By:
                                     Name:
                                     Title:

Attest:
By:
Name:
Title:


                               UNITED STATES TRUST COMPANY OF NEW YORK
                                 as Trustee

                               By:
                                     Name:
                                     Title:

                               By:
                                     Name:
                                     Title:

STATE OF NEW YORK                   )
                                        ss.:
COUNTY OF NEW YORK                  )

                  On this 23rd day of December, 1997, before me, a notary public in and for the State of New York, personally Patrick Greene, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is an Assistant Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK                   )
                                        ss.:
COUNTY OF NEW YORK                  )

                  On this 23rd day of December, 1997, before me, a notary public in and for the State of New York, personally appeared Edward M. Frere, Jr., known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA          )
                                       ss.:
COUNTY OF                                   )

                  On this 23rd day of December, 1997, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.





-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA          )
                                  ss.:
COUNTY OF                        )

                  On this 23rd day of December, 1997, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a
_____________________ of First Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK               )
                                    ss.:
COUNTY OF                       )

                  On this 23rd day of December, 1997, before me, a notary public in and for the State of New York, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at ________________, New York; that s/he is a ____________________ of United States
Trust Company of New York, a ________________________, one of the parties that executed the foregoing instrument; and that s/he signed her/his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK               )
                                    ss.:
COUNTY OF                       )

                  On this 23rd day of December, 1997, before me, a notary public in and for the State of New York, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at ________________, New York; that s/he is a ____________________ of United States
Trust Company of New York, a ________________________, one of the parties that executed the foregoing instrument; and that s/he signed her/his name thereto by order of the Board of Directors of said corporation.





-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

                      Norwest Asset Securities Corporation,
               Mortgage Pass-Through Certificates, Series 1997-21
                 Applicable Unscheduled Principal Receipt Period

                                                          Full Unscheduled                Partial Unscheduled
Servicer                                                  Principal Receipts              Principal Receipts

Norwest Mortgage, Inc. (Exhibit F-1)                      Prior Month                     Prior Month

Norwest Mortgage, Inc. (Exhibit F-2)                      Mid-Month                       Mid-Month

FT Mortgage Companies                                     Mid-Month                       Prior Month

First Union Mortgage Corporation                          Prior Month                     Prior Month

Suntrust Mortgage, Inc.                                   Prior Month                     Prior Month

First Bank National Association                           Prior Month                     Prior Month

The Huntington Mortgage Company                           Prior Month                     Prior Month

Farmers State Bank & Trust                                Mid-Month                       Prior Month

National City Mortgage Company                            Prior Month                     Prior Month

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-21 CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:   December 1, 1997

CUSIP No.:                            First Distribution Date:  January 26, 1998


Percentage Interest evidenced        Denomination: $
by this Certificate:  %

                  THIS   CERTIFIES  THAT   ___________________________   is  the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                            First Union National Bank,
                                              Trust Administrator

                                            By____________________________
                                              Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-21 CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1997

CUSIP No.:                           First Distribution Date:  January 26, 1998


Percentage Interest evidenced        Denomination: $
by this Certificate:  %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                      First Union National Bank,
                                        Trust Administrator

                                      By____________________________
                                        Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-21 CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1997

CUSIP No.:                           First Distribution Date:  January 26, 1998


Percentage Interest evidenced        Denomination: $
by this Certificate:  %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                       Trust Administrator

                                     By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-21 CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   December 1, 1997

CUSIP No.:                          First Distribution Date:  January 26, 1998


Percentage Interest evidenced      Denomination: $
by this Certificate:  %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trust Administrator

                                        By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-21 CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                       Cut-Off Date:   December 1, 1997

CUSIP No.:                            First Distribution Date:  January 26, 1998


Percentage Interest evidenced        Denomination: $
by this Certificate:  %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trust Administrator

                                        By____________________________
                                          Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-21 CLASS A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:   December 1, 1997

CUSIP No.:                        First Distribution Date:  January 26, 1998


Percentage Interest evidenced     Denomination: $
by this Certificate:  %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate is issued on December 23, 1997, and based on its issue price of 97.36528%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated December 16, 1997 with respect to the offering of the Class A -1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-R Certificates, the Class M Certificates and the Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 2.63472222%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.36%. There is no short first accrual period.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                         Trust Administrator

                                       By____________________________
                                         Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-21 CLASS A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:   December 1, 1997

CUSIP No.:                        First Distribution Date:  January 26, 1998


Percentage Interest evidenced     Denomination: $
by this Certificate:  %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                         Trust Administrator

                                       By____________________________
                                         Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-8
                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-21 CLASS A-8

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:   December 1, 1997

CUSIP No.:                       First Distribution Date:  January 26, 1998


Percentage Interest evidenced    Denomination: $
by this Certificate:  %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                   First Union National Bank,
                                     Trust Administrator

                                   By____________________________
                                     Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT A-WIO
                    [FORM OF FACE OF CLASS A-WIO CERTIFICATE]


THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1997-21 CLASS A-WIO

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

Certificate No.                      Cut-Off Date:   December 1, 1997

CUSIP No.:                           First Distribution Date:  January 26, 1998

Percentage Interest evidenced
by this Certificate:      %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-WIO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-WIO Certificates required to be distributed to Holders of Class A-WIO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-WIO Certificates will not be entitled to distributions in respect of principal. Interest will accrue on the Class A-WIO Certificates during each month in an amount equal to the product of (A) 1/12th of (i) the Weighted Average Net Mortgage Interest Rate of the Premium Mortgage Loans on the first day of such month minus (ii) 7.000% and (B) the Class A-WIO Notional Amount as of the related Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-WIO Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class A-WIO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan,
(a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and
(b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on December 23, 1997, at an issue price of 2.10991% of the initial Class A-WIO Notional Amount, including accrued interest, and a stated redemption price at maturity equal to all interest distributions hereon, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming (a) that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated December 16, 1997 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-R Certificates, and the Class M Certificates and the Class B-1 and Class B-2 Certificates) used to price this Certificate and (b) that the interest rate at which distributions of interest on this Certificate actually will be made will be determined as though the pass-through rate on this Certificate applicable to the first Distribution Date will not change thereafter: (i) the amount of OID as a percentage of the initial Class A-WIO Notional Amount is approximately 1.47504095%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 12.46%. There is no short first accrual period.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator
By ________________________
   Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]


THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1997-21, CLASS A-PO

            evidencing an interest in a pool of fixed interest rate,
                              conventional, monthly
                    pay, fully amortizing, first lien, one-
                      to four-family residential mortgage
                     loans, which may include loans secured
                    by shares issued by cooperative housing
                             corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   December 1, 1997

CUSIP No.:                         First Distribution Date:  January 26, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A-PO
Distribution Amount required to be distributed to Holders of Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

                  No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on December 23, 1997, at an issue price of 55.52000% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated December 16, 1997 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-R Certificates, and the Class M Certificates and the Class B-1 and Class B-2 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 44.48000000%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 10.79%. There is no short first accrual period.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                   First Union National Bank,
                                     Trust Administrator

                                   By____________________________
                                     Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator
By ________________________
   Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS,
IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-21, CLASS A-R


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   December 1, 1997

CUSIP No.:                           First Distribution Date:  January 26, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: 100%

     THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-R Certificate required to be distributed to the Holders of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates will not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                First Union National Bank,
                                  Trust Administrator


                                By____________________________
                                  Authorized Officer

Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS M CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-21, CLASS B-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   December 1, 1997

CUSIP No.:                         First Distribution Date:  January 26, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and the Class M Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No  transfer  of a Class B-1  Certificate  will be made  unless  the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-21, CLASS B-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:   December 1, 1997

CUSIP No.:                        First Distribution Date:  January 26, 1998

Percentage Interest evidenced     Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No  transfer  of a Class B-2  Certificate  will be made  unless  the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                   First Union National Bank,
                                     Trust Administrator

                                   By____________________________
                                     Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-21, CLASS B-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:   December 1, 1997

CUSIP No.:                        First Distribution Date:  January 26, 1998

Percentage Interest evidenced     Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-3 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on December 23, 1997, and based on its issue price of 87.92778%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated December 16, 1997 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-R
Certificates, the Class M Certificates and the Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 12.07222222%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.78%. There is no short first accrual period.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                     First Union National Bank,
                                       Trust Administrator

                                     By____________________________
                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-21, CLASS B-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:   December 1, 1997

CUSIP No.:                        First Distribution Date:  January 26, 1998

Percentage Interest evidenced     Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate is issued on December 23, 1997, and based on its issue price of 69.78078%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated December 16, 1997 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-R Certificates, the Class M Certificates and the Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 30.21922222%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 12.27%. There is no short first accrual period.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                       First Union National Bank,
                                         Trust Administrator

                                       By____________________________
                                         Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1997-21, CLASS B-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                   Cut-Off Date:   December 1, 1997

CUSIP No.:                        First Distribution Date:  January 26, 1998

Percentage Interest evidenced     Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates, the Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate is issued on December 23, 1997, and based on its issue price of 32.17778%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 250% SPA (as defined in the Prospectus Supplement dated December 16, 1997 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-R Certificates, the Class M Certificates and the Class B-1 and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 67.82222222%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 27.74%. There is no short first accrual period.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                               First Union National Bank,
                                 Trust Administrator

                               By____________________________
                                 Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                    EXHIBIT C

                      [Form of Face of Class M Certificate]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1997-21, CLASS M


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                     Cut-Off Date:   December 1, 1997

CUSIP No.:                          First Distribution Date:  January 26, 1998

Percentage Interest evidenced       Denomination:  $
by this Certificate: %

     THIS CERTIFIES THAT _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class M Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of December 23, 1997 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class M Distribution Amount required to be distributed to Holders of Class M Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The Class M Pass-Through Rate applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class M Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

     No transfer of a Class M Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, or is acting on behalf of or using the assets of a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                  First Union National Bank,
                                    Trust Administrator

                                  By____________________________
                                    Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                    EXHIBIT D


                [Form of Reverse of Series 1997-21 Certificates]


                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1997-21

     This Certificate is one of a duly authorized issue of Certificates issued in several Classes and Subclasses designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

     As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

     The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class or Subclass of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and Subclass and aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and Subclass and aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



(Please print or typewrite name and address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

     I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class or Subclass, to the above named assignee and deliver such Certificate to the following address:



Social Security or other Identifying Number of Assignee:



Dated:

                         -----------------------------------
                         Signature by or on behalf of assignor

                         -----------------------------------
                         Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

     Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in
immediately                  available                  funds                 to
_________________________________________________________________     for    the
account  of   _______________________________________________   account   number
_____________,        or,       if        mailed       by       check,        to
_______________________________________________________.  Applicable  statements
should          be           mailed          to           ______________________
________________________________________________________________.

     This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

     THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                           W I T N E S S E T H  T H A T

     WHEREAS, the Seller, the Master Servicer, the Trust Administrator and United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of December 23, 1997 relating to the issuance of Mortgage Pass-Through Certificates, Series 1997-21 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

     WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

     Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

     Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

     Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

     Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

     Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

     Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

     From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

     Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

     Section 3.1. Custodian a Bailee and Agent of the Trust Administrator. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

     Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

     Section  3.3.  Custodian  May  Own  Certificates.   The  Custodian  in  its
individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

     Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

     Section 3.5. Custodian May Resign; Trust Administrator May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

     The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

     Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

     Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

     Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

     Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

     Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

     Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                 FIRST UNION NATIONAL BANK

230 South Tryon Street                   By:
Charlotte, North Carolina,  28288        Name:
                                         Title:



Address:                                 NORWEST ASSET SECURITIES
                                         CORPORATION
7485 New Horizon Way
Frederick, Maryland  21703               By:
                                         Name:
                                         Title:



Address:                                 NORWEST BANK MINNESOTA, NATIONAL
                                            ASSOCIATION
7485 New Horizon Way
Frederick, Maryland  21703               By:
                                         Name:
                                         Title:


Address:                                 [CUSTODIAN]

                                         By:
                                         Name:
                                         Title:

STATE OF                            )
                                    :  ss.:
COUNTY OF                           )

     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



Notary Public



[NOTARIAL SEAL]

STATE OF                            )
                                    :  ss.:
COUNTY OF                           )

     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



Notary Public



[NOTARIAL SEAL]

STATE OF                            )
                                    :  ss.:
COUNTY OF                           )

     On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



Notary Public




[NOTARIAL SEAL]

STATE OF                            )
                                    :  ss.:
COUNTY OF                           )

     On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



Notary Public

 [NOTARIAL SEAL]

                                   EXHIBIT F-1


            [Schedule of Mortgage Loans Serviced by Norwest Mortgage
                 from locations other than Frederick, Maryland]


NASCOR
NMI / 1997-21  Exhibit F-1
20 & 30 YEAR FIXED RATE NON RELOCATION LOANS




                                                                                              NET
MORTGAGE                                                           MORTGAGE        MORTGAGE       CURRENT     ORIGINAL     SCHEDULED
LOAN                                          ZIP      PROPERTY    INTEREST        INTEREST       MONTHLY      TERM TO     MATURITY
NUMBER      CITY                 STATE        CODE       TYPE        RATE            RATE         PAYMENT     MATURITY       DATE
------      ----                 -----        ----       ----        ----            ----         -------     --------       ----
6160017     SAN JOSE               CA        95135       SFD         7.875          7.609        $2,537.74       360       1-Oct-27
6189977     PROSPER                TX        75078       SFD         7.625          7.359        $1,840.26       360       1-Nov-27
6269061     LA VERNE               CA        91750       PUD         8.125          7.859        $2,655.91       360       1-Nov-27
6285345     FLORRISANT             MO        63034       PUD         8.375          8.109        $1,812.01       360       1-Oct-27
6287802     WASHINGTON TWP         NJ        08691       SFD         7.875          7.609        $1,921.43       360       1-Nov-27
6292943     CUSHING                MN        56443       SFD         7.875          7.609        $1,827.17       360       1-Nov-27
6297086     NORTH OAKS             MN        55127       SFD         7.500          7.234        $1,748.04       360       1-Nov-27
6297368     TAOS                   NM        87571       SFD         7.750          7.484        $1,858.70       360       1-Oct-27
6298029     SCOTTSDALE             AZ        85254       SFD         8.375          8.109        $2,212.86       360       1-Sep-27
6298072     BUFFALO GROVE          IL        60089       SFD         8.125          7.859        $1,856.24       360       1-Sep-27
6298167     JACKSON                NJ        08527       SFD         8.375          8.109        $1,292.12       360       1-Oct-27
6299322     CAMARILLO              CA        93010       SFD         7.750          7.484        $2,121.30       360       1-Sep-27
6299835     ORCHARD LAKE           MI        48324       SFD         7.875          7.609        $2,501.49       360       1-Oct-27
6301834     RANDOLPH               NJ        07869       SFD         7.625          7.359        $2,494.97       360       1-Oct-27
6306298     CHERRY HILL            NJ        08003       SFD         7.250          6.984        $2,350.10       360       1-Oct-27
6308597     NORTH BEND             WA        98045       SFD         7.625          7.359        $1,741.17       360       1-Nov-27
6312697     ALPHARETTA             GA        30201       PUD         7.875          7.609        $2,001.19       360       1-Oct-27
6313420     KINGSLAND              TX        78639       SFD         8.250          7.984        $1,748.95       360       1-Sep-27
6314121     GALLOWAY TWP           NJ        08201       SFD         8.375          8.109         $847.10        360       1-Nov-27
6315132     WESTBOROUGH            MA        01581       SFD         7.500          7.234        $1,713.08       360       1-Sep-27
6319030     WEST LAKELAND          MN        55042       SFD         7.750          7.484        $2,124.88       360       1-Oct-27
6320787     MUNDELEIN              IL        60060       SFD         8.375          8.109        $1,988.50       360       1-Oct-27
6321642     SAN JOSE               CA        95135       SFD         8.125          7.859        $3,177.89       360       1-Oct-27
6324984     LA VERNE               CA        91750       SFD         8.000          7.734        $2,788.31       360       1-Oct-27
6332875     SAN RAMON              CA        94583       PUD         7.875          7.609        $1,862.27       360       1-Oct-27
6334244     SAN JUAN CAPISTRA      CA        92675       PUD         8.000          7.734        $2,949.37       360       1-Oct-27
6338011     SAN JOSE               CA        95138       SFD         7.625          7.359        $1,862.91       360       1-Oct-27
6339602     SAN JOSE               CA        95138       PUD         7.500          7.234        $1,985.77       360       1-Oct-27
6339838     ALAMEDA                CA        94502       SFD         7.750          7.484        $3,344.21       360       1-Oct-27
6341894     DILLON                 CO        80435       SFD         7.750          7.484        $2,191.58       360       1-Oct-27
6344446     LOS ANGELES            CA        90292       SFD         7.750          7.484        $5,473.39       360       1-Nov-27
6347773     INCLINE VILLAGE        NV        89451       SFD         7.500          7.234        $2,097.64       360       1-Oct-27
6350843     BERNARDS TWP           NJ        07820       PUD         7.500          7.234        $1,678.11       360       1-Nov-27
6351599     CRYSTAL LAKE           IL        60012       SFD         8.000          7.734        $2,105.90       360       1-Aug-27
6354731     SAN JOSE               CA        95123       SFD         7.750          7.484        $1,882.37       360       1-Oct-27
6355850     SAN JOSE               CA        95138       SFD         7.375          7.109        $4,296.69       360       1-Nov-27
6364486     SAN JOSE               CA        95123       SFD         7.750          7.484        $1,787.63       360       1-Oct-27
6364961     MORRIS TOWNSHIP        NJ        07960       SFD         8.000          7.734        $2,047.20       360       1-Sep-27
6367246     ALAMEDA                CA        94502       SFD         8.000          7.734        $2,469.48       360       1-Oct-27
6368343     WEST DES MOINES        IA        50266       SFD         7.625          7.359        $2,869.65       360       1-Aug-27
6369566     MEMPHIS                TN        38125       SFD         7.750          7.484        $2,149.24       360       1-Nov-27
6369578     PISCATAWAY             NJ        08854       SFD         7.500          7.234        $1,957.80       360       1-Nov-27
6371479     PARK CITY              UT        84098       SFD         7.875          7.609        $2,719.01       360       1-Sep-27
6371673     LA JOLLA               CA        92037       SFD         8.000          7.734        $10,969.78      360       1-Jul-27
6372923     SAN JOSE               CA        95138       SFD         7.625          7.359        $2,191.33       360       1-Oct-27
6376188     KEY WEST               FL        33040       SFD         7.875          7.609        $1,087.60       360       1-Oct-27
6376385     ROCKVILLE              MD        20854       SFD         7.375          7.109        $1,646.57       360       1-Oct-27
6378401     HARPSWELL              ME        04079       SFD         8.000          7.734        $1,717.01       360       1-Sep-27
6379907     BOCA RATON             FL        33496       SFD         8.000          7.734        $2,421.42       360       1-Aug-27
6380811     REDMOND                WA        98052       SFD         8.125          7.859        $2,130.22       360       1-Oct-27
6381654     NEWPORT COAST          CA        92657       PUD         7.875          7.609        $3,262.81       360       1-Oct-27
6383552     MARLBORO               MA        01752       SFD         8.000          7.734        $1,868.24       360       1-Aug-27
6385288     BLOOMINGTON            MN        55438       SFD         8.000          7.734        $1,783.05       360       1-Aug-27
6388719     WASHINGTON TWP         NJ        07853       SFD         8.125          7.859        $2,338.87       360       1-Oct-27
6389186     CAMARILLO              CA        93012       SFD         8.125          7.859        $1,826.17       360       1-Nov-27
6391602     BENICIA                CA        94510       SFD         7.875          7.609        $2,044.43       360       1-Nov-27
6392400     WOODBRIDGE             VA        22192       SFD         8.125          7.859        $1,692.89       360       1-Oct-27
6399130     MEDFIELD               MA        02052       SFD         8.250          7.984        $3,645.90       360       1-Sep-27
6399888     SACRAMENTO             CA        95822       SFD         8.000          7.734        $1,966.49       360       1-Sep-27
6402757     TEMECULA               CA        92592       SFD         8.000          7.734        $3,595.45       360       1-Sep-27
6403715     AGOURA HILLS           CA        91301       SFD         8.000          7.734        $1,724.35       360       1-Aug-27
6406098     UNION                  NJ        07083       SFD         8.250          7.984         $704.31        360       1-Sep-27
6407067     ALPHARETTA             GA        30005       SFD         7.625          7.359        $2,477.28       360       1-Sep-27
6410668     WASHINGTON TWP         NJ        07853       SFD         7.875          7.609        $2,291.22       360       1-Nov-27
6412127     CHANHASSEN             MN        55317       SFD         8.000          7.734        $1,937.51       360       1-Sep-27
6415928     RENO                   NV        89511       PUD         8.000          7.734        $2,065.69       360       1-Oct-27
6417444     SHREWSBURY             MA        01545       SFD         7.500          7.234        $2,157.64       360       1-Sep-27
6420009     ANAHEIM                CA        92808       PUD         8.125          7.859        $2,115.75       360       1-Nov-27
6420217     ANAHEIM                CA        92807       SFD         7.750          7.484        $1,946.49       360       1-Oct-27
6420438     LOS ANGELES            CA        91344       SFD         8.000          7.734        $4,769.47       360       1-Nov-27
6420864     LOS ANGELES            CA        90039       SFD         8.375          8.109        $2,346.72       360       1-Aug-27
6422043     MEDINA                 MN        55340       SFD         7.625          7.359        $4,459.10       360       1-Oct-27
6423077     NEW HYDE PARK          NY        11040       SFD         7.875          7.609        $1,812.67       360       1-Oct-27
6424101     CARSON CITY            NV        89704       SFD         7.625          7.359        $4,639.59       360       1-Nov-27
6427218     ANNAPOLIS              MD        21401       SFD         7.875          7.609        $3,625.35       360       1-Oct-27
6428577     BOULDER                CO        80304       SFD         7.750          7.484        $1,647.75       360       1-Sep-27
6429742     BRIGHTON               UT        84121       SFD         8.125          7.859        $1,893.37       360       1-Sep-27
6429855     PHOENIX                AZ        85044       SFD         8.000          7.734        $1,749.29       360       1-Sep-27
6429999     EVERGREEN              CO        80439       SFD         8.000          7.734        $1,799.56       360       1-Aug-27
6434745     BLOOMINGTON            MN        55438       SFD         8.125          7.859        $2,791.79       360       1-Aug-27
6447809     SUNLAND                CA        91040       SFD         8.500          8.234         $768.91        360       1-Sep-27
6482726     RANCHO SANTA FE        CA        92067       PUD         8.125          7.859        $6,515.41       360       1-Oct-27
6484908     ORANGE                 CA        92867       SFD         7.750          7.484        $2,040.34       360       1-Oct-27
6493734     GREENFIELD             MN        55357       SFD         7.875          7.609        $1,826.45       360       1-Sep-27
6500087     MONUMENT               CO        80132       SFD         7.500          7.234        $2,740.92       360       1-Oct-27
6522774     HASTINGS               MN        55033       SFD         7.875          7.609        $1,696.01       360       1-Dec-27
6525477     LIBERTYVILLE           IL        60048       SFD         7.875          7.609        $1,767.36       360       1-Nov-27
6526921     HUGO                   MN        55038       PUD         8.000          7.734        $2,840.40       360       1-Nov-27
6537117     ORLAND PARK            IL        60462       SFD         8.000          7.734        $2,296.69       360       1-Nov-27
6541969     WAYZATA                MN        55391       SFD         7.750          7.484        $1,719.39       360       1-Nov-27
6544984     CHICAGO                IL        60645       SFD         8.000          7.734        $1,742.69       360       1-Nov-27
6549219     PLYMOUTH               MN        55446       SFD         7.625          7.359        $1,754.62       360       1-Nov-27
6553949     MINNEAPOLIS            MN        55409       SFD         7.500          7.234        $2,272.45       360       1-Nov-27
6557766     MAPLE GROVE            MN        55311       SFD         7.750          7.484        $2,091.92       360       1-Nov-27
6559820     CHASKA                 MN        55318       SFD         7.750          7.484        $2,292.52       360       1-Nov-27
6564748     WEST CHICAGO           IL        60185       SFD         7.625          7.359        $1,953.03       300       1-Nov-22
6564790     WOODBURY               MN        55125       SFD         8.000          7.734        $1,717.01       360       1-Nov-27
6999038     HOPEWELL JCT           NY        12533       SFD         8.000          7.734        $1,907.79       360       1-Oct-27
6999096     AMESBURY               MA        01923       SFD         7.750          7.484        $1,755.21       360       1-Oct-27
6999173     REHOBOTH BEACH         DE        19971       SFD         7.500          7.234        $1,713.08       360       1-Sep-27
6999177     CHANDLER               AZ        85224       SFD         7.750          7.484         $608.95        360       1-Aug-27
6999183     BRITT                  MN        55710       SFD         8.125          7.859        $2,398.27       360       1-Jul-27
6999202     TUCSON                 AZ        85749       SFD         7.875          7.609        $2,472.49       360       1-Oct-27
6999203     ISSAQUAH               WA        98029       PUD         7.750          7.484        $2,783.62       360       1-Oct-27
6999226     WAUCONDA               IL        60084       PUD         7.875          7.609        $1,725.67       360       1-Oct-27
6999227     COLORADO SPRINGS       CO        80904       SFD         7.625          7.359        $3,008.12       360       1-Nov-27
6999229     GRESHAM                OR        97030       SFD         8.000          7.734        $1,750.03       360       1-Oct-27
6999231     RIVERSIDE              CA        92506       SFD         8.375          8.109        $4,469.22       360       1-Jul-27
6999232     LITTLETON              CO        80124       SFD         7.750          7.484        $2,133.48       360       1-Sep-27
6999233     CORNELIUS              NC        28031       SFD         7.500          7.234        $3,391.19       360       1-Sep-27
6999237     AUSTIN                 TX        78746       SFD         8.000          7.734        $1,888.34       360       1-Aug-27
6999241     VANDALIA               OH        45377       SFD         7.875          7.609        $1,666.17       360       1-Sep-27
6999253     GYPSUM                 CO        81637       SFD         7.750          7.484        $1,841.18       360       1-Nov-27
6999257     EDEN PRAIRIE           MN        55347       SFD         7.875          7.609        $3,265.37       360       1-Aug-27
6999258     WAUCONDA               IL        60084       SFD         8.000          7.734        $2,384.73       360       1-Oct-27
6999261     MESA                   AZ        85207       PUD         7.500          7.234        $2,202.53       360       1-Sep-27
6999263     CHAPEL HILL            NC        27516       PUD         7.750          7.484        $2,003.11       240       1-Nov-17
6999265     DEEPHAVEN              MN        55343       SFD         7.500          7.234        $2,936.70       360       1-Sep-27
6999267     SAN JOSE               CA        95138       PUD         7.375          7.109        $2,486.43       360       1-Oct-27
6999269     FORT COLLINS           CO        80525       SFD         8.000          7.734        $2,384.73       360       1-Sep-27
6999270     HANFORD                CA        93230       SFD         7.750          7.484        $3,582.06       360       1-Oct-27
6999271     ALAMO HEIGHTS          TX        78209       SFD         8.000          7.734        $2,935.06       360       1-Aug-27
6999281     CRYSTAL LAKE           IL        60014       SFD         7.875          7.609        $1,730.74       360       1-Sep-27
6999285     ALBUQUERQUE            NM        87107       SFD         7.750          7.484        $1,719.39       360       1-Oct-27
6999287     RESTON                 VA        21094       SFD         7.875          7.609        $1,997.57       360       1-Nov-27
6999289     COLORADO SPRINGS       CO        80920       SFD         7.875          7.609        $2,008.41       360       1-Nov-27
6999291     GILROY                 CA        95020       SFD         7.750          7.484        $2,149.24       360       1-Nov-27


COUNT:   127
WAC:       7.857087221
WAM:     356.63801
WALTV:    76.64589437

                 CUT-OFF
MORTGAGE          DATE                                     MORTGAGE                    T.O.P.        MASTER
LOAN            PRINCIPAL                                 INSURANCE      SERVICE      MORTGAGE       SERVICE
NUMBER           BALANCE         LTV         SUBSIDY         CODE          FEE          LOAN           FEE
------           -------         ---         -------         ----          ---          ----           ---
6160017        $349,416.04      79.21                                     0.250                       0.016
6189977        $259,811.82      67.53                                     0.250                       0.016
6269061        $357,466.02      90.00                         33          0.250                       0.016
6285345        $238,102.61      94.99                         06          0.250                       0.016
6287802        $264,817.63      79.18                                     0.250                       0.016
6292943        $251,826.58      90.00                         01          0.250                       0.016
6297086        $249,814.46      38.14                                     0.250                       0.016
6297368        $259,078.60      77.22                                     0.250                       0.016
6298029        $290,591.33      95.00                         33          0.250                       0.016
6298072        $249,506.08      63.43                                     0.250                       0.016
6298167        $169,787.94      69.99                                     0.250                       0.016
6299322        $295,468.97      80.00                                     0.250                       0.016
6299835        $344,523.58      83.13                         11          0.250                       0.016
6301834        $351,988.12      79.99                                     0.250                       0.016
6306298        $343,960.88      79.29                                     0.250                       0.016
6308597        $245,821.96      79.07                                     0.250                       0.016
6312697        $275,618.87      80.00                                     0.250                       0.016
6313420        $232,351.58      63.78                                     0.250                       0.016
6314121        $111,380.73      69.03                                     0.250                       0.016
6315132        $244,451.09      84.48                         06          0.250                       0.016
6319030        $296,179.97      89.99                         24          0.250                       0.016
6320787        $261,293.64      72.35                                     0.250                       0.016
6321642        $427,438.16      80.00                                     0.250                       0.016
6324984        $379,488.34      79.88                                     0.250                       0.016
6332875        $256,485.32      80.00                                     0.250                       0.016
6334244        $401,408.80      79.99                                     0.250                       0.016
6338011        $262,817.81      80.00                                     0.250                       0.016
6339602        $283,562.82      80.00                                     0.250                       0.016
6339838        $466,138.95      80.00                                     0.250                       0.016
6341894        $305,476.78      90.00                         33          0.250                       0.016
6344446        $762,934.17      80.00                                     0.250                       0.016
6347773        $299,553.33      75.00                                     0.250                       0.016
6350843        $239,821.89      69.38                                     0.250                       0.016
6351599        $285,688.44      70.00                                     0.250                       0.016
6354731        $262,259.53      79.99                                     0.250                       0.016
6355850        $621,626.33      79.99                                     0.250                       0.016
6364486        $249,171.64      80.00                                     0.250                       0.016
6364961        $278,434.65      90.00                         33          0.250                       0.016
6367246        $336,096.87      79.99                                     0.250                       0.016
6368343        $400,718.81      70.00                                     0.250                       0.016
6369566        $299,788.26      66.67                                     0.250                       0.016
6369578        $279,792.20      80.00                                     0.250                       0.016
6371479        $374,220.69      75.00                                     0.250                       0.016
6371673       $1,489,917.12     65.00                                     0.250                       0.016
6372923        $309,150.42      79.99                                     0.250                       0.016
6376188        $149,792.88      53.10                                     0.250                       0.016
6376385        $238,036.08      80.00                                     0.250                       0.016
6378401        $233,268.28      90.00                         06          0.250                       0.016
6379907        $329,105.42      75.00                                     0.250                       0.016
6380811        $286,523.39      89.99                         06          0.250                       0.016
6381654        $449,378.60      48.49                                     0.250                       0.016
6383552        $253,919.77      90.00                         33          0.250                       0.016
6385288        $242,341.25      90.00                         13          0.250                       0.016
6388719        $314,586.49      90.00                         17          0.250                       0.016
6389186        $245,789.12      94.99                         17          0.250                       0.016
6391602        $281,769.96      80.00                                     0.250                       0.016
6392400        $227,700.71      95.00                         24          0.250                       0.016
6399130        $484,365.22      80.00                                     0.250                       0.016
6399888        $267,456.93      80.00                                     0.250                       0.016
6402757        $489,007.06      75.38                                     0.250                       0.016
6403715        $233,002.62      73.44                                     0.250                       0.016
6406098        $93,569.43       75.00                                     0.250                       0.016
6407067        $349,235.20      76.92                                     0.250                       0.016
6410668        $315,782.53      80.00                                     0.250                       0.016
6412127        $263,514.91      80.00                                     0.250                       0.016
6415928        $281,140.96      80.00                                     0.250                       0.016
6417444        $307,889.67      80.00                                     0.250                       0.016
6420009        $284,763.60      94.99                         11          0.250                       0.016
6420217        $271,315.24      75.00                                     0.250                       0.016
6420438        $649,563.86      74.80                                     0.250                       0.016
6420864        $307,772.22      95.00                         17          0.250                       0.016
6422043        $629,085.16      70.00                                     0.250                       0.016
6423077        $249,654.79      66.58                                     0.250                       0.016
6424101        $655,025.57      69.00                                     0.250                       0.016
6427218        $499,309.54      80.00                                     0.250                       0.016
6428577        $229,509.85      62.16                                     0.250                       0.016
6429742        $254,496.18      60.00                                     0.250                       0.016
6429855        $237,312.91      79.47                                     0.250                       0.016
6429999        $244,585.15      89.98                         12          0.250                       0.016
6434745        $375,006.13      80.00                                     0.250                       0.016
6447809        $99,816.97       66.67                                     0.250                       0.016
6482726        $876,348.11      65.00                                     0.250                       0.016
6484908        $284,396.69      81.37                         33          0.250                       0.016
6493734        $251,376.51      90.00                         13          0.250                       0.016
6500087        $391,416.34      79.19                                     0.250                       0.016
6522774        $233,910.00      90.00                         06          0.250                       0.016
6525477        $243,582.25      75.00                                     0.250                       0.016
6526921        $386,840.27      94.99                         06          0.250                       0.016
6537117        $312,122.67      79.85                                     0.250                       0.016
6541969        $239,830.61      80.00                                     0.250                       0.016
6544984        $237,340.64      95.00                         02          0.250                       0.016
6549219        $247,720.58      79.99                                     0.250                       0.016
6553949        $324,758.80      30.95                                     0.250                       0.016
6557766        $291,793.91      80.00                                     0.250                       0.016
6559820        $319,774.15      80.00                                     0.250                       0.016
6564748        $261,107.95      79.70                                     0.250                       0.016
6564790        $233,842.99      90.00                         13          0.250                       0.016
6999038        $259,649.92      75.14                                     0.250                       0.016
6999096        $244,653.04      94.99                         33          0.250                       0.016
6999173        $244,451.09      64.99                                     0.250                       0.016
6999177        $84,757.70       51.80                                     0.250                       0.016
6999183        $321,929.15      85.56                         01          0.250                       0.016
6999202        $340,529.10      89.97                         33          0.250                       0.016
6999203        $387,999.76      79.99                                     0.250                       0.016
6999226        $237,671.34      67.09                                     0.250                       0.016
6999227        $424,592.40      73.91                                     0.250                       0.016
6999229        $238,178.87      90.00                         06          0.250                       0.016
6999231        $586,146.96      80.00                                     0.250                       0.016
6999232        $297,165.35      78.45                                     0.250                       0.016
6999233        $483,913.42      53.89                                     0.250                       0.016
6999237        $256,439.23      41.51                                     0.250                       0.016
6999241        $229,316.44      90.00                         33          0.250                       0.016
6999253        $256,818.61      78.59                                     0.250                       0.016
6999257        $448,797.07      80.00                                     0.250                       0.016
6999258        $324,562.42      68.68                                     0.250                       0.016
6999261        $309,109.30      89.85                         33          0.250                       0.016
6999263        $243,472.72      79.22                                     0.250                       0.016
6999265        $419,059.04      57.93                                     0.250                       0.016
6999267        $359,172.46      69.50                                     0.250                       0.016
6999269        $324,341.44      76.11                                     0.250                       0.016
6999270        $499,291.94      62.50                                     0.250                       0.016
6999271        $398,915.65      80.00                                     0.250                       0.016
6999281        $237,951.64      69.97                                     0.250                       0.016
6999285        $239,488.54      75.00                                     0.250                       0.016
6999287        $275,310.40      79.98                                     0.250                       0.016
6999289        $276,805.38      95.00                         06          0.250                       0.016
6999291        $299,788.26      45.45                                     0.250                       0.016

        $41,226,226,084.59


                                   EXHIBIT F-2


[Schedule of Mortgage Loans Serviced by Norwest Mortgage in Frederick, Maryland]

NASCOR
NMI / 1997-21  Exhibit F-2
20 & 30 YEAR FIXED RATE NON RELOCATION LOANS




                                                                                               NET
  MORTGAGE                                                          MORTGAGE       MORTGAGE       CURRENT     ORIGINAL     SCHEDULED
    LOAN                                      ZIP       PROPERTY    INTEREST       INTEREST       MONTHLY     TERM TO      MATURITY
   NUMBER    CITY                 STATE      CODE         TYPE        RATE           RATE         PAYMENT     MATURITY       DATE
   ------    ----                 -----      ----         ----        ----           ----         -------     --------       ----
2154639      OWATONNA              MN        55060        SFD         7.875          7.609       $2,436.23      360        1-Oct-27
4511090      HATTERAS              NC        27943        SFD         7.875          7.609        $812.08       360        1-Dec-27
4542342      FREEHOLD              NJ        07728        SFD         7.625          7.359       $1,893.35      360        1-Dec-27
4551473      WHITEFISH             MT        59937        SFD         8.000          7.734       $2,678.24      360        1-Oct-27
4578338      BASKING RIDGE         NJ        07920        SFD         7.750          7.484       $2,650.73      360        1-Dec-27
4589639      DIX HILLS             NY        11746        SFD         7.750          7.484       $2,675.80      360        1-Nov-27
4598783      IRVINE                CA        92620        SFD         7.375          7.109       $1,670.74      360        1-Sep-27
4599525      BAKERSFIELD           CA        93311        SFD         7.500          7.234       $2,617.86      360        1-Dec-27
4604828      WEST CHESTER          PA        19380        SFD         7.625          7.359       $1,981.82      360        1-Nov-27
4605026      NEWTON                MA        02160        SFD         7.625          7.359       $2,335.72      360        1-Nov-27
4605165      RIVER FOREST          IL        60305        SFD         8.000          7.734       $2,054.54      360        1-Oct-27
4606146      GAITHERSBURG          MD        20878        SFD         7.500          7.234       $2,433.27      360        1-Nov-27
4606156      ORANGE                CA        92867        PUD         7.875          7.609       $3,784.50      360        1-Dec-27
4613613      BERNARDS TOWNSHIP     NJ        07920        SFD         7.250          6.984       $2,087.46      360        1-Oct-27
4616789      SAN CLEMENTE          CA        92672        PUD         8.000          7.734       $2,177.82      360        1-Nov-27
4617133      PENFIELD              NY        14526        SFD         7.500          7.234        $699.22       360        1-Oct-27
4617583      LAUREL HOLLOW         NY        11791        SFD         7.875          7.609       $3,190.31      360        1-Dec-27
4618734      LIBERTYVILLE          IL        60048        SFD         7.875          7.609       $1,905.49      360        1-Nov-27
4618903      SUPERIOR              CO        80027        SFD         7.500          7.234       $2,139.95      360        1-Oct-27
4619230      COLTS NECK            NJ        07722        SFD         7.500          7.234       $3,111.51      360        1-Dec-27
4620576      ALPHARETTA            GA        30202        SFD         8.125          7.859       $2,683.39      360        1-Sep-27
4620997      RAYMOND               ME        04071        SFD         7.500          7.234       $1,957.81      360        1-Dec-27
4624740      THE WOODLANDS         TX        77381        SFD         7.625          7.359       $1,925.20      360        1-Dec-27
4626014      MILILANI              HI        96789        SFD         7.625          7.359       $2,689.62      360        1-Oct-27
4626111      CLINTON TWP           NJ        08833        SFD         8.250          7.984       $2,325.18      360        1-Dec-27
4626962      NASHVILLE             TN        37215        SFD         7.875          7.609       $3,045.29      360        1-Sep-27
4627176      SHORT HILLS           NJ        07078        SFD         7.875          7.609       $3,625.35      360        1-Nov-27
4627478      HANOVER TOWNSHIP      NJ        07927        SFD         7.250          6.984       $1,637.23      360        1-Nov-27
4629084      JUNO BEACH            FL        33408        SFD         7.750          7.484       $3,062.67      360        1-Nov-27
4629122      EAST BRUNSWICK        NJ        08816        SFD         7.750          7.484       $1,898.50      360        1-Dec-27
4629290      OLNEY                 MD        20832        SFD         7.250          6.984       $1,746.38      360        1-Dec-27
4630509      TIBURON               CA        94920        SFD         7.500          7.234       $3,496.08      360        1-Nov-27
4631340      LARKSPUR              CO        80118        SFD         7.875          7.609       $2,827.77      360        1-Nov-27
4632554      RIDGEWOOD             NJ        07450        SFD         7.250          6.984       $1,705.45      360        1-Nov-27
4633070      SALT LAKE CITY        UT        84109        SFD         7.750          7.484       $1,647.75      360        1-Sep-27
4633159      YONKERS               NY        10703        SFD         8.125          7.859        $899.17       360        1-Oct-27
4633542      WASHINGTON TOWNSHIP   NJ        07853        SFD         7.750          7.484       $2,320.46      360        1-Sep-27
4634018      LONG BEACH            NY        11561        LCO         8.125          7.859       $1,084.05      360        1-Dec-27
4635293      EAST LONGMEADOW       MA        01028        SFD         7.875          7.609       $1,896.06      360        1-Nov-27
4635648      HOPEWELL TOWNSHIP     NJ        08560        SFD         8.000          7.734       $2,304.02      360        1-Nov-27
4636249      OMAHA                 NE        68135        SFD         7.625          7.359       $1,808.42      360        1-Nov-27
4637334      OAKLAND               CA        94618        SFD         8.000          7.734       $2,252.66      360        1-Aug-27
4637347      NAPERVILLE            IL        60565        SFD         7.875          7.609       $1,714.79      360        1-Aug-27
4637431      SUGAR LAND            TX        77479        SFD         7.875          7.609       $1,827.18      360        1-Jul-27
4637629      WEST DES MOINES       IA        50265        SFD         7.500          7.234       $1,901.86      360        1-Nov-27
4637698      RIPON                 CA        95366        SFD         8.125          7.859       $1,722.60      360        1-Sep-27
4637759      WATER MILL            NY        11976        SFD         7.875          7.609       $2,305.73      360        1-Nov-27
4637770      WESTFORD              MA        01886        SFD         8.375          8.109       $2,271.10      360        1-Jul-27
4637772      SAN DIEGO             CA        92129        SFD         8.000          7.734       $1,689.86      360        1-Jul-27
4637826      MARATHON              FL        33050        SFD         8.250          7.984       $1,803.04      360        1-Oct-27
4637956      DAVIE                 FL        33330        SFD         8.125          7.859       $2,041.87      360        1-Sep-27
4637995      CLAYTON               CA        94517        SFD         8.000          7.734       $1,980.43      360        1-Nov-27
4638279      HAWORTH               NJ        07641        SFD         8.250          7.984       $2,645.21      360        1-Nov-27
4638296      HUNTLEY               IL        60142        SFD         8.500          8.234       $2,498.97      360        1-Jul-27
4638307      SAN RAMON             CA        94583        SFD         8.250          7.984       $2,043.45      360        1-Jul-27
4638483      ALPHARETTA            GA        30004        SFD         8.500          8.234       $1,903.45      360        1-Nov-27
4638624      CHAPPAQUA             NY        10514        SFD         8.125          7.859       $5,939.98      360        1-Jun-27
4638652      NEW HYDE PARK         NY        11040        SFD         8.000          7.734       $1,777.54      360        1-Jul-27
4639328      SHREWSBURY            MA        01545        SFD         8.125          7.859       $1,906.74      360        1-Jul-27
4639331      BERTHOUD              CO        80513        SFD         8.000          7.734       $1,922.47      360        1-Aug-27
4639348      HUNTINGDON VALLEY     PA        19006        SFD         8.625          8.359       $3,111.16      360        1-Jun-27
4639354      SALT LAKE CITY        UT        84121        SFD         8.125          7.859       $1,746.36      360        1-Aug-27
4639387      HUDSON                MA        01749        SFD         8.375          8.109       $1,810.88      360        1-Jul-27
4639646      ALLENWOOD             PA        17810        SFD         7.750          7.484        $537.31       360        1-Oct-27
4639976      BROWNSBURG            IN        46112        SFD         8.125          7.859       $1,892.22      355        1-May-27
4640059      UPPER DUBLIN TOWNSH   PA        19002        SFD         7.875          7.609       $1,653.16      360        1-Nov-27
4640060      MORRIS TOWNSHIP       NJ        07960        SFD         7.875          7.609       $1,899.69      360        1-Oct-27
4640113      WELLFLEET             MA        02667        SFD         8.250          7.984       $1,235.84      360        1-Nov-27
4640943      LUSBY                 MD        20657        SFD         7.500          7.234       $2,259.17      360        1-Sep-27
4641273      SANTA MONICA          CA        90405        SFD         7.875          7.609       $1,877.93      360        1-Nov-27
4641949      NASHUA                NH        03060        SFD         8.625          8.359       $2,100.03      360        1-Oct-27
4642364      STATEN ISLAND         NY        10304        SFD         8.250          7.984       $1,779.00      360        1-Dec-27
4642416      MOUNTAIN LAKES        NJ        07046        SFD         8.000          7.734       $2,326.04      360        1-Nov-27
4642557      NORTH POTOMAC         MD        20878        SFD         7.875          7.609       $1,859.81      360        1-Sep-27
4643035      SOUTH PLAINFIELD      NJ        07080        SFD         7.500          7.234        $524.41       360        1-Oct-27
4643050      MIAMI                 FL        33156        SFD         8.125          7.859       $2,915.79      360        1-Nov-27
4643260      PASADENA              CA        91105        SFD         7.625          7.359       $3,391.75      360        1-Nov-27
4643355      COLLIERVILLE          TN        38017        SFD         7.875          7.609       $2,251.35      360        1-Nov-27
4643384      TELLURIDE             CO        81435        SFD         8.000          7.734       $1,540.91      360        1-Sep-27
4643598      SANDY SPRINGS         GA        30328        SFD         8.000          7.734       $2,261.83      360        1-Nov-27
4643781      MCLEAN                VA        22101        SFD         7.375          7.109       $2,445.00      360        1-Nov-27
4643785      OKLAHOMA CITY         OK        73151        SFD         7.875          7.609       $2,311.16      360        1-Oct-27
4643926      ELLICOTT CITY         MD        21043        SFD         8.125          7.859       $1,930.49      360        1-Nov-27
4644115      GULF BREEZE           FL        32561        SFD         8.000          7.734       $1,819.74      360        1-Nov-27
4644125      WINDSOR               CA        95492        SFD         7.500          7.234       $1,588.62      360        1-Dec-27
4644261      JACKSON               LA        70748        SFD         7.875          7.609       $1,703.91      360        1-Nov-27
4644347      SETAUKET              NY        11733        SFD         7.375          7.109       $2,348.30      360        1-Nov-27
4644596      OKLAHOMA CITY         OK        73116        SFD         8.125          7.859       $2,578.32      360        1-Dec-27
4644692      ALPHARETTA            GA        30201        SFD         7.750          7.484        $756.53       360        1-Oct-27
4644777      BOCA RATON            FL        33433        SFD         8.000          7.734       $4,549.34      360        1-Nov-27
4644909      EDMOND                OK        73034        SFD         8.125          7.859       $2,405.69      360        1-Oct-27
4644986      BETHEL                PA        19061        SFD         7.875          7.609       $1,739.08      360        1-Sep-27
4645091      TULSA                 OK        74137        SFD         7.875          7.609       $1,792.37      360        1-Nov-27
4645173      FARMINGTON HILLS      MI        48331        SFD         8.000          7.734       $2,670.90      360        1-Nov-27
4645376      PELLA                 IA        50219        SFD         7.750          7.484        $537.31       360        1-Oct-27
4645400      NEW TRIPOLI           PA        18078        SFD         8.125          7.859       $2,706.41      360        1-Nov-27
4645539      WESTFIELD             NJ        07090        SFD         8.250          7.984       $1,757.97      360        1-Dec-27
4645680      HILLSBOROUGH          CA        94010        SFD         7.375          7.109       $2,762.71      360        1-Dec-27
4645861      WILTON                CT        06897        SFD         7.625          7.359       $2,774.56      360        1-Dec-27
4645907      NATICK                MA        01760        SFD         8.125          7.859       $2,526.80      240        1-Nov-17
4646331      BALDWIN               NY        11510        SFD         8.000          7.734        $924.54       360        1-Nov-27
4646467      RIDGELAND             MS        39157        SFD         7.875          7.609       $2,233.21      360        1-Nov-27
4646554      HAYES                 VA        23072        SFD         7.750          7.484       $2,120.58      360        1-Nov-27
4646619      REISTERSTOWN          MD        21136        SFD         8.125          7.859       $1,856.25      360        1-Sep-27
4646668      FAIRFAX               VA        22032        SFD         7.750          7.484       $1,776.71      360        1-Nov-27
4646838      ARLINGTON             VA        22207        SFD         7.375          7.109       $1,690.78      360        1-Dec-27
4646948      CLINTON               NJ        08801        SFD         7.625          7.359       $2,654.23      360        1-Nov-27
4647199      RANDOLPH TOWNSHIP     NJ        07869        SFD         7.875          7.609       $1,914.19      360        1-Dec-27
4647247      NEW FAIRFIELD         CT        06812        SFD         7.625          7.359       $1,946.44      360        1-Dec-27
4647663      NEWTOWN               CT        06470        SFD         7.625          7.359       $1,203.25      360        1-Dec-27
4647902      CAMAS                 WA        98607        SFD         8.625          8.359       $2,105.87      360        1-Apr-27
4648070      HUNTINGTON BEACH      CA        92649        SFD         7.750          7.484       $2,063.27      360        1-Nov-27
4648179      DANA POINT            CA        92629        LCO         7.875          7.609       $2,175.21      360        1-Nov-27
4648402      SCOTTSDALE            AZ        85331        SFD         8.000          7.734       $2,076.55      360        1-Nov-27
4648473      DAYTON                OH        45458        SFD         8.375          8.109       $1,740.57      360        1-Oct-27
4648475      CHERRY HILL           NJ        08002        SFD         7.875          7.609        $568.46       360        1-Nov-27
4648484      ORONO                 MN        55364        SFD         7.875          7.609       $1,993.94      360        1-Dec-27
4648699      MARTINSVILLE          NJ        08836        SFD         7.625          7.359       $2,010.14      360        1-Dec-27
4648771      OCEANSIDE             NY        11572        SFD         8.250          7.984        $751.27       360        1-Dec-27
4648956      NORTHFIELD            NJ        08225        SFD         8.000          7.734       $2,091.11      240        1-Oct-17
4649139      SCARSDALE             NY        10583        SFD         7.850          7.584       $1,784.47      360        1-Sep-27
4649210      LAGUNA NIGUEL         CA        92677        SFD         7.550          7.284       $2,192.25      360        1-Sep-27
4649229      SAN RAFAEL            CA        94903        SFD         7.750          7.484       $1,947.21      360        1-Sep-27
4649262      POQUOTT               NY        11733        SFD         7.800          7.534       $3,628.15      360        1-Sep-27
4649302      LAGUNA NIGUEL         CA        92677        SFD         7.550          7.284       $2,602.59      360        1-Sep-27
4649306      ALPHARETTA            GA        30202        SFD         7.875          7.609       $1,873.58      360        1-Dec-27
4649336      COTO DE CAZA          CA        92679        SFD         7.600          7.334       $1,953.71      360        1-Sep-27
4649365      NEWPORT BEACH         CA        92660        SFD         7.500          7.234       $2,293.43      360        1-Sep-27
4649372      CHICAGO               IL        60625        SFD         7.550          7.284       $1,967.40      360        1-Sep-27
4649378      HOUSTON               TX        77056        SFD         7.750          7.484       $1,710.08      360        1-Sep-27
4649405      SARASOTA              FL        34231        SFD         7.700          7.434       $2,302.87      360        1-Sep-27
4649529      MAPLEWOOD             NJ        07040        SFD         7.625          7.359       $1,698.71      360        1-Nov-27
4649590      HOLMDEL               NJ        07733        LCO         7.375          7.109       $1,602.37      360        1-Dec-27
4649602      MISSOULA              MT        59802        SFD         7.875          7.609       $1,798.18      360        1-Dec-27
4649701      BEND                  OR        97701        SFD         8.125          7.859       $1,744.87      360        1-Dec-27
4649812      DRAPER                UT        84020        SFD         7.750          7.484       $1,697.90      360        1-Nov-27
4649816      HUNTINGTON            NY        11743        SFD         7.875          7.609       $1,943.19      360        1-Nov-27
4649886      BASKING RIDGE         NJ        07920        SFD         7.500          7.234       $1,817.96      360        1-Dec-27
4650053      CHADDS FORD           PA        19317        SFD         7.250          6.984       $1,991.96      360        1-Sep-27
4650217      BROWNSBURG            IN        46112        SFD         7.875          7.609       $1,673.49      355        1-Jun-27
4650233      HAYDEN LAKE           ID        83835        SFD         7.750          7.484       $1,869.84      360        1-Dec-27
4650635      PASADENA              CA        91107        SFD         7.800          7.534       $2,246.00      360        1-Sep-27
4650639      DULUTH                GA        30096        SFD         7.875          7.609       $3,625.35      360        1-Oct-27
4650670      GRANITE BAY           CA        95746        SFD         8.050          7.784       $2,174.90      360        1-Sep-27
4650862      JOPLIN                MO        64804        SFD         7.750          7.484       $1,791.04      360        1-Nov-27
4650965      SANTA BARBARA         CA        93105        SFD         7.600          7.334       $2,259.44      360        1-Sep-27
4650967      OXNARD                CA        93030        SFD         7.900          7.634       $2,151.35      360        1-Sep-27
4650975      ENCINITAS             CA        92024        SFD         7.600          7.334       $2,612.48      360        1-Sep-27
4650979      GRANITE BAY           CA        95746        SFD         7.850          7.584       $2,893.34      360        1-Sep-27
4650992      CANYON LAKE           CA        92587        SFD         7.650          7.384       $2,327.21      360        1-Sep-27
4651034      BEVERLY               MA        01915        SFD         7.625          7.359       $2,109.23      360        1-Dec-27
4651310      OOLTEWAH              TN        37363        SFD         7.750          7.484       $1,869.84      360        1-Nov-27
4651525      DANVILLE              CA        94526        SFD         7.500          7.234       $2,272.45      360        1-Nov-27
4651574      FOREST HILLS          NY        11375        SFD         7.875          7.609       $3,625.35      360        1-Nov-27
4651655      AUSTIN                TX        78731        SFD         7.375          7.109       $2,020.92      360        1-Dec-27
4651916      SHREWSBURY            MA        01545        SFD         7.875          7.609       $2,900.28      360        1-Nov-27
4651968      BRADLEY BEACH         NJ        07720        SFD         8.000          7.734        $851.17       360        1-Nov-27
4652028      PEORIA                AZ        85382        SFD         8.000          7.734       $1,819.00      360        1-Oct-27
4652039      PARKER                CO        80134        SFD         7.625          7.359       $1,898.30      360        1-Oct-27
4652089      MODESTO               CA        95358        SFD         7.750          7.484       $3,079.14      360        1-Nov-27
4652225      SHARON                MA        02067        SFD         7.500          7.234       $1,692.10      360        1-Dec-27
4652310      DIX HILLS             NY        11746        SFD         6.875          6.609       $1,802.62      360        1-Dec-27
4652346      FISHERS               IN        46038        SFD         7.875          7.609       $1,942.71      355        1-Jun-27
4652586      HOWARD BEACH          NY        11414        SFD         8.000          7.734       $1,438.18      360        1-Dec-27
4652854      LEMONT                IL        60439        SFD         8.250          7.984       $1,502.53      360        1-Nov-27
4652857      WHITEFISH             MT        59937        SFD         7.375          7.109       $1,864.82      360        1-Nov-27
4652898      WILLOW SPRING         NC        27592        SFD         7.875          7.609       $2,039.26      360        1-Nov-27
4652949      GLEN RIDGE BOROUGH    NJ        07028        SFD         7.875          7.609       $1,667.66      360        1-Dec-27
4652954      FLORENCE              OR        97439        SFD         7.875          7.609       $1,703.91      360        1-Nov-27
4653490      LAS VEGAS             NV        89134        SFD         7.875          7.609       $2,175.21      360        1-Nov-27
4653525      LONGMONT              CO        80503        SFD         7.375          7.109       $1,647.77      360        1-Nov-27
4653583      LAGUNA NIGUEL         CA        92677        PUD         7.875          7.609       $3,023.54      360        1-Nov-27
4653638      RIDGEFIELD            CT        06877        SFD         7.750          7.484       $1,648.47      360        1-Dec-27
4653773      PROVO                 UT        84604        SFD         7.875          7.609       $2,784.27      360        1-Nov-27
4653896      HATTIESBURG           MS        39402        SFD         7.625          7.359       $2,399.10      240        1-Oct-17
4653980      MOORPARK              CA        93021        SFD         8.375          8.109       $2,163.17      360        1-Nov-27
4654038      DOBBS FERRY           NY        10522        PUD         8.125          7.859        $720.22       360        1-Nov-27
4654059      SAN JUAN CAPISTRANO   CA        92675        SFD         7.625          7.359       $2,069.59      360        1-Nov-27
4654175      FORT WORTH            TX        76109        SFD         7.750          7.484       $2,351.27      360        1-Nov-27
4654176      NAPERVILLE            IL        60564        SFD         7.375          7.109       $1,630.00      360        1-Nov-27
4654207      WOODMERE              NY        11598        SFD         8.250          7.984       $2,148.62      360        1-Oct-27
4654482      CHICAGO               IL        60601        HCO         7.625          7.359       $1,960.59      360        1-Dec-27
4654506      LAKE LOTAWANA         MO        64086        SFD         7.625          7.359       $2,979.81      360        1-Nov-27
4654514      SEATTLE               WA        98105        SFD         7.750          7.484       $1,791.04      360        1-Sep-27
4654539      DIX HILLS             NY        11746        SFD         8.000          7.734       $2,113.25      360        1-Sep-27
4654560      GIG HARBOR            WA        98329        SFD         7.850          7.584       $2,115.76      360        1-Sep-27
4654580      ARMONK                NY        10504        SFD         7.400          7.134       $1,791.19      360        1-Sep-27
4654600      WELLINGTON            FL        33414        SFD         8.375          8.109        $689.77       360        1-Oct-27
4654695      MAUMELLE              AR        72113        SFD         7.500          7.234       $1,957.80      360        1-Nov-27
4654705      NORTH OAKS            MN        55127        SFD         7.500          7.234       $2,660.52      360        1-Nov-27
4654713      SIMSBURY              CT        06070        SFD         7.000          6.734       $2,454.97      360        1-Nov-27
4654734      OXFORD                MS        38655        SFD         7.500          7.234       $1,758.35      360        1-Nov-27
4654955      AGOURA HILLS          CA        91301        SFD         7.875          7.609       $1,914.19      360        1-Nov-27
4655131      SAN JOSE              CA        95129        PUD         7.750          7.484       $2,063.27      360        1-Nov-27
4655137      JERICHO               NY        11753        SFD         7.750          7.484        $902.68       360        1-Nov-27
4655267      MELVILLE              NY        11747        SFD         8.000          7.734       $1,860.83      360        1-Dec-27
4655357      WOODLAND HILLS        CA        91364        SFD         7.750          7.484       $1,094.68      360        1-Nov-27
4655433      CONWAY                AR        72032        SFD         7.750          7.484       $2,005.95      360        1-Nov-27
4655524      EAST HAMPTON          NY        11937        SFD         8.000          7.734       $1,281.28      360        1-Dec-27
4655702      STERLING              VA        20165        SFD         7.375          7.109       $1,809.57      360        1-Nov-27
4655705      SUNNYVALE             CA        94087        SFD         8.400          8.134        $799.93       360        1-Sep-27
4655720      POWAY                 CA        92064        SFD         7.650          7.384       $2,253.42      360        1-Sep-27
4655730      RICHWOOD              KY        41094        SFD         8.000          7.734       $5,649.99      360        1-Dec-27
4655746      WEST COVINA           CA        91791        SFD         7.800          7.534       $1,160.44      360        1-Sep-27
4655753      SANTA BARBARA         CA        93109        SFD         7.800          7.534       $1,439.75      360        1-Sep-27
4655763      MORGAN HILL           CA        95037        SFD         7.750          7.484       $2,170.02      360        1-Sep-27
4655770      SAN JOSE              CA        95117        SFD         8.000          7.734        $807.15       360        1-Sep-27
4655777      LOMITA                CA        90717        SFD         7.700          7.434        $819.91       360        1-Sep-27
4655783      LOS ANGELES           CA        90066        SFD         7.650          7.384       $1,805.01      360        1-Sep-27
4655788      SAN CLEMENTE          CA        92672        SFD         7.850          7.584       $1,193.51      360        1-Sep-27
4655793      PLEASANTON            CA        94566        SFD         7.650          7.384       $2,349.92      360        1-Sep-27
4655798      SANTA BARBARA         CA        93105        SFD         7.650          7.384       $1,675.88      360        1-Sep-27
4655805      SOUTH PASADENA        CA        91030        SFD         7.550          7.284        $878.31       360        1-Sep-27
4655811      SHERMAN OAKS          CA        91403        SFD         7.950          7.684       $1,749.76      360        1-Sep-27
4655820      AUBURN                CA        95602        SFD         7.950          7.684       $3,651.41      360        1-Sep-27
4655821      SAN JOSE              CA        95139        SFD         7.550          7.284       $1,874.65      360        1-Sep-27
4655824      SAN CARLOS            CA        94070        LCO         7.700          7.434       $2,700.70      360        1-Sep-27
4655848      MECHANICSBURG         PA        17055        SFD         7.625          7.359       $1,642.09      360        1-Nov-27
4655905      LOS ANGELES           CA        90025        LCO         7.625          7.359       $1,061.70      360        1-Nov-27
4655927      SANTA CLARA           CA        95051        SFD         7.850          7.584       $2,112.14      360        1-Sep-27
4655928      APTOS                 CA        95003        SFD         7.800          7.534       $2,145.22      360        1-Sep-27
4655929      SANTA CRUZ            CA        95060        SFD         7.500          7.234       $1,594.21      360        1-Sep-27
4655931      NEWPORT BEACH         CA        92625        SFD         8.000          7.734       $2,568.18      360        1-Sep-27
4655933      NEWPORT BEACH         CA        92660        SFD         7.650          7.384       $2,998.41      360        1-Sep-27
4655934      WALNUT CREEK          CA        94598        SFD         7.400          7.134       $2,160.23      360        1-Sep-27
4655935      AGOURA HILLS          CA        91301        SFD         7.750          7.484       $1,882.74      360        1-Sep-27
4655936      GLENDALE              CA        91206        SFD         8.050          7.784       $2,158.68      360        1-Sep-27
4655943      OLYMPIA FIELDS        IL        60461        SFD         7.850          7.584       $2,849.94      360        1-Sep-27
4655944      FOSTER CITY           CA        94404        SFD         7.850          7.584       $2,360.97      360        1-Sep-27
4655946      OCEANSIDE             CA        92054        LCO         7.950          7.684       $1,095.43      360        1-Sep-27
4655949      SAN JOSE              CA        95120        SFD         7.400          7.134       $1,730.95      360        1-Sep-27
4655954      MOUNTAIN VIEW         CA        94040        SFD         7.450          7.184       $2,957.13      360        1-Sep-27
4655958      PACIFIC GROVE         CA        93950        SFD         7.700          7.434        $973.20       360        1-Sep-27
4655959      SAN LUIS OBISPO       CA        93401        SFD         8.050          7.784       $3,096.47      360        1-Sep-27
4655960      FREMONT               CA        94536        SFD         7.650          7.384       $2,327.21      360        1-Sep-27
4655963      BELMONT               CA        94002        SFD         7.900          7.634       $1,869.35      360        1-Sep-27
4655967      LOS ANGELES           CA        90045        SFD         8.050          7.784       $2,138.04      360        1-Sep-27
4655970      SCOTTSDALE            AZ        85258        SFD         7.625          7.359       $2,831.18      360        1-Dec-27
4655976      TEANECK               NJ        07666        LCO         8.375          8.109       $1,812.78      360        1-Nov-27
4656053      SARATOGA              CA        95070        SFD         7.250          6.984       $1,835.06      360        1-Dec-27
4656077      HOUSTON               TX        77042        SFD         7.625          7.359       $3,764.76      360        1-Nov-27
4656172      FALLBROOK             CA        92028        SFD         7.850          7.584       $1,193.51      360        1-Aug-27
4656178      INDIAN WELLS          CA        92210        SFD         7.700          7.434       $1,069.45      360        1-Sep-27
4656193      DANA POINT            CA        92629        LCO         7.850          7.584        $593.14       360        1-Sep-27
4656215      CORONA                CA        91720        SFD         7.850          7.584       $1,012.67      360        1-Sep-27
4656220      IRVINE                CA        92620        LCO         8.000          7.734        $366.89       360        1-Nov-27
4656223      SAN MARINO            CA        91108        SFD         7.650          7.384        $567.62       360        1-Sep-27
4656234      HILLSBOROUGH          CA        94010        SFD         7.850          7.584       $3,689.01      360        1-Sep-27
4656236      HOUSTON               TX        77019        SFD         7.625          7.359       $3,468.19      360        1-Dec-27
4656248      LOS ANGELES           CA        90064        SFD         7.600          7.334       $1,412.15      360        1-Sep-27
4656273      WASHINGTON            DC        20016        SFD         7.375          7.109       $2,336.21      360        1-Nov-27
4656285      ALTADENA              CA        91001        SFD         7.600          7.334       $1,080.30      360        1-Sep-27
4656313      PALO ALTO             CA        94306        SFD         7.800          7.534       $1,871.67      360        1-Sep-27
4656322      LOS ANGELES           CA        90027        SFD         7.700          7.434       $1,363.18      360        1-Sep-27
4656330      WALNUT                CA        91789        SFD         8.250          7.984        $796.35       360        1-Sep-27
4656331      SAN JOSE              CA        95120        SFD         7.650          7.384       $2,483.31      360        1-Sep-27
4656342      LOS ALTOS             CA        94024        SFD         7.450          7.184       $3,360.69      360        1-Sep-27
4656350      MORAGA                CA        94556        SFD         7.500          7.234       $3,195.42      360        1-Sep-27
4656352      SAN JOSE              CA        95120        SFD         7.500          7.234       $2,097.65      360        1-Sep-27
4656359      LOS ALTOS             CA        94024        SFD         7.850          7.584       $3,298.41      360        1-Sep-27
4656362      BELMONT               CA        94002        SFD         7.550          7.284       $3,815.35      360        1-Sep-27
4656372      WESTLAKE VILLAGE      CA        91361        SFD         7.700          7.434       $2,780.55      360        1-Sep-27
4656378      TUSTIN                CA        92782        SFD         8.000          7.734       $1,895.31      360        1-Nov-27
4656428      HARRISON              ID        83833        SFD         7.750          7.484       $2,206.55      360        1-Nov-27
4656437      SAN DIEGO             CA        92115        SFD         7.750          7.484       $1,933.24      360        1-Nov-27
4656513      NORTHRIDGE            CA        91326        SFD         7.750          7.484       $1,662.08      360        1-Sep-27
4656514      SAN JOSE              CA        95117        SFD         7.450          7.184       $1,669.91      360        1-Aug-27
4656517      MORAGA                CA        94556        SFD         7.750          7.484       $2,636.40      360        1-Sep-27
4656520      BEVERLY HILLS         CA        90210        LCO         7.700          7.434       $2,809.07      360        1-Sep-27
4656523      SAN JOSE              CA        95120        SFD         7.900          7.634       $2,314.88      360        1-Sep-27
4656527      WALNUT CREEK          CA        94596        SFD         7.650          7.384       $1,697.16      360        1-Sep-27
4656528      GILROY                CA        95020        SFD         7.700          7.434       $1,853.70      360        1-Sep-27
4656529      LOS ALAMITOS          CA        90720        SFD         7.500          7.234       $2,377.33      360        1-Sep-27
4656531      GLENDALE              CA        91206        SFD         7.650          7.384       $2,951.58      360        1-Sep-27
4656532      GARDEN GROVE          CA        92840        SFD         7.750          7.484       $1,658.50      360        1-Sep-27
4656533      FREMONT               CA        94536        SFD         7.500          7.234       $1,845.93      360        1-Sep-27
4656537      NEWPORT BEACH         CA        92663        SFD         7.400          7.134       $1,807.12      360        1-Sep-27
4656538      SAN JOSE              CA        95120        SFD         7.850          7.584       $1,685.38      360        1-Sep-27
4656540      NEWPORT BEACH         CA        92625        SFD         7.350          7.084       $3,516.52      360        1-Sep-27
4656542      RANCHO CUCAMONGA      CA        91737        SFD         7.875          7.609       $1,664.03      360        1-Nov-27
4656544      DANVILLE              CA        94526        SFD         7.900          7.634       $1,878.07      360        1-Sep-27
4656545      MORGAN HILL           CA        95037        SFD         7.700          7.434       $2,623.70      360        1-Sep-27
4656562      RENO                  NV        89511        SFD         7.000          6.734       $2,959.27      360        1-Nov-27
4656669      WASHINGTON            DC        20009        LCO         7.750          7.484       $1,740.88      360        1-Nov-27
4656739      SAN ANSELMO           CA        94960        SFD         7.600          7.334       $1,784.96      360        1-Sep-27
4656741      MOLINA                CO        81643        SFD         7.875          7.609       $2,117.21      360        1-Dec-27
4656743      BOULDER               CO        80302        SFD         7.500          7.234       $3,565.99      360        1-Nov-27
4656762      AGOURA HILLS          CA        91301        SFD         7.400          7.134       $2,042.53      360        1-Sep-27
4656771      CAMARILLO             CA        93010        SFD         7.500          7.234       $1,762.03      360        1-Sep-27
4656780      SAN JOSE              CA        95125        SFD         7.950          7.684       $3,651.41      360        1-Sep-27
4656795      SARATOGA              CA        95070        SFD         7.625          7.359       $4,402.48      360        1-Nov-27
4656817      FULLERTON             CA        92807        SFD         7.750          7.484       $2,435.81      360        1-Sep-27
4656850      IRVINE                CA        92612        PUD         7.625          7.359       $2,855.95      360        1-Nov-27
4656862      ROCKVILLE CENTRE      NY        11570        SFD         7.875          7.609       $1,812.67      360        1-Nov-27
4656891      CORONA DEL MAR        CA        92625        PUD         7.500          7.234       $2,964.67      360        1-Nov-27
4656902      TORRANCE              CA        90503        LCO         7.850          7.584        $980.12       360        1-Sep-27
4656913      CUDJOE KEY            FL        33042        SFD         7.250          6.984       $1,739.55      360        1-Nov-27
4656929      BELLAIRE              TX        77401        SFD         7.625          7.359       $4,416.64      360        1-Nov-27
4656943      LOS GATOS             CA        95033        SFD         7.250          6.984       $1,619.49      360        1-Nov-27
4656979      SAN CARLOS            CA        94070        SFD         7.500          7.234       $2,125.62      360        1-Nov-27
4657006      BELLAIRE              TX        77401        SFD         7.625          7.359       $1,741.18      360        1-Nov-27
4657032      GARDEN CITY           NY        11530        SFD         7.875          7.609       $3,625.35      360        1-Dec-27
4657051      SAN DIEGO             CA        92014        SFD         7.625          7.359       $2,643.61      360        1-Nov-27
4657074      DELRAY BEACH          FL        33484        SFD         7.800          7.534        $323.95       360        1-Sep-27
4657099      YORBA LINDA           CA        92887        SFD         7.625          7.359       $2,000.23      360        1-Nov-27
4657101      BOYNTON BEACH         FL        33437        SFD         7.750          7.484       $1,182.09      360        1-Sep-27
4657119      BELLINGHAM            WA        98226        SFD         7.250          6.984       $1,705.44      360        1-Nov-27
4657127      N. MIAMI BEACH        FL        33160        HCO         8.550          8.284        $463.48       360        1-Sep-27
4657135      BERKELEY              CA        94705        SFD         7.500          7.234       $3,321.27      360        1-Nov-27
4657177      PACIFIC GROVE         CA        93950        SFD         7.600          7.334        $847.29       360        1-Sep-27
4657199      SHERMAN OAKS          CA        91423        SFD         7.600          7.334       $1,694.58      360        1-Sep-27
4657219      EL PASO               TX        79936        SFD         7.875          7.609       $1,946.09      360        1-Nov-27
4657230      MONTEBELLO            CA        90640        SFD         7.600          7.334        $833.88       360        1-Sep-27
4657262      MILLBRAE              CA        94030        SFD         7.625          7.359       $2,314.49      360        1-Nov-27
4657299      BLAINE COUNTY         ID        83333        SFD         7.375          7.109       $3,695.12      360        1-Nov-27
4657306      MOUNT VERNON          WA        98273        SFD         7.375          7.109       $1,899.36      360        1-Nov-27
4657315      PAYSON                UT        84651        SFD         7.375          7.109       $2,078.93      360        1-Nov-27
4657377      SAN FRANCISCO         CA        94118        SFD         7.500          7.234       $2,622.06      360        1-Sep-27
4657380      CANYON LAKE           CA        92587        SFD         7.800          7.534       $2,378.46      360        1-Sep-27
4657385      SUNNYVALE             CA        94087        SFD         7.350          7.084       $2,671.15      360        1-Sep-27
4657396      WEST HOLLYWOOD        CA        90069        HCO         7.750          7.484       $2,206.55      360        1-Sep-27
4657405      SANTA MARIA           CA        93454        SFD         7.550          7.284        $562.12       360        1-Sep-27
4657416      MONTEREY              CA        93940        SFD         7.900          7.634       $2,434.80      360        1-Sep-27
4657424      GLENDALE              CA        91208        SFD         7.450          7.184       $1,999.72      360        1-Sep-27
4657445      HAYWARD               CA        94542        SFD         7.500          7.234       $1,873.90      360        1-Sep-27
4657467      TAFT                  CA        93268        SFD         7.700          7.434        $309.43       360        1-Sep-27
4657472      BEAVERTON             OR        97007        SFD         7.650          7.384        $567.62       360        1-Sep-27
4657484      VISALIA               CA        93277        SFD         7.850          7.584        $290.79       360        1-Sep-27
4657492      SUWANEE               GA        30174        SFD         7.500          7.234       $1,913.75      360        1-Dec-27
4657536      DANA POINT            CA        92624        SFD         8.375          8.109       $1,178.12      360        1-Nov-27
4657674      MUKILTEO              WA        98275        SFD         7.250          6.984       $2,251.18      360        1-Dec-27
4657699      BRISBANE              CA        94005        SFD         7.500          7.234       $2,461.24      360        1-Nov-27
4657933      ALPHARETTA            GA        30302        SFD         8.250          7.984       $1,913.48      360        1-Nov-27
4657940      DUBLIN                OH        43017        SFD         7.500          7.234       $1,901.86      360        1-Nov-27
4658005      GERMANTOWN            TN        38138        SFD         7.625          7.359       $3,488.01      360        1-Nov-27
4658028      LONG BEACH            CA        90802        HCO         7.875          7.609       $2,229.59      360        1-Dec-27
4658157      WINDERMERE            FL        34786        SFD         7.750          7.484       $1,888.46      360        1-Nov-27
4658277      SALT LAKE CITY        UT        84117        SFD         7.750          7.484       $3,223.86      360        1-Nov-27
4658292      PARK CITY             UT        84060        SFD         7.500          7.234       $1,887.88      360        1-Dec-27
4658351      WASHINGTON            DC        20009        SFD         7.375          7.109       $2,427.38      360        1-Oct-27
4658369      CAMBRIA               CA        93428        SFD         7.750          7.484       $1,647.75      360        1-Nov-27
4658501      FALLBROOK             CA        92028        SFD         7.750          7.484       $2,224.46      360        1-Nov-27
4658509      SCOTTSDALE            AZ        85262        SFD         8.000          7.734       $2,276.50      360        1-Nov-27
4658520      BELLEVUE              WA        98005        SFD         7.500          7.234       $1,706.08      360        1-Nov-27
4658527      LONG BEACH            CA        90802        HCO         8.000          7.734       $1,986.67      360        1-Nov-27
4658581      OMAHA                 NE        68154        SFD         7.625          7.359       $3,001.05      360        1-Dec-27
4658624      LAKE OSWEGO           OR        97034        LCO         7.875          7.609        $745.74       360        1-Nov-27
4658741      ENCINITAS             CA        92024        SFD         8.125          7.859       $1,863.67      360        1-Nov-27
4658785      BATON ROUGE           LA        70809        SFD         7.375          7.109       $3,677.85      360        1-Nov-27
4658824      BOYNTON BEACH         FL        33436        LCO         7.875          7.609        $725.07       360        1-Nov-27
4658867      NESBIT                MS        38651        SFD         7.375          7.109       $1,878.64      360        1-Nov-27
4658972      MIAMI                 FL        33176        SFD         7.250          6.984       $1,739.55      360        1-Dec-27
4659005      DELTONA               FL        32725        SFD         8.375          8.109        $433.25       360        1-Nov-27
4659043      SANTA CRUZ            CA        95062        SFD         8.100          7.834       $1,348.17      360        1-Oct-27
4659069      KEIZER                OR        97303        SFD         7.750          7.484        $464.96       360        1-Oct-27
4659075      MORGAN HILL           CA        95037        SFD         7.550          7.284       $2,495.79      360        1-Oct-27
4659084      NEW YORK              NY        10011        COP         8.800          8.534        $308.21       360        1-Jul-27
4659094      BERKELEY              CA        94707        SFD         7.250          6.984       $2,524.06      360        1-Nov-27
4659117      OLNEY                 MD        20832        SFD         7.500          7.234       $2,333.98      360        1-Dec-27
4659119      GREENLAWN             NY        11740        SFD         7.950          7.684       $1,889.24      360        1-Aug-27
4659140      SUNNYVALE             CA        94087        PUD         7.750          7.484       $2,493.12      360        1-Jul-27
4659196      RAMONA                CA        92065        SFD         7.600          7.334       $1,853.45      360        1-Oct-27
4659210      PLEASANTVILLE         NY        10570        SFD         8.400          8.134       $1,904.60      360        1-Aug-27
4659212      HOUSTON               TX        77067        SFD         8.050          7.784       $1,916.86      360        1-Oct-27
4659225      OAK PARK              IL        60302        SFD         8.050          7.784       $2,322.35      360        1-Oct-27
4659228      PARK CITY             UT        84098        SFD         7.875          7.609       $1,685.79      360        1-Nov-27
4659230      PARK RIDGE            IL        60068        SFD         7.900          7.634        $864.90       360        1-Oct-27
4659234      MAHOPAC               NY        10541        SFD         7.400          7.134        $643.92       360        1-Oct-27
4659246      PACIFIC               MO        63069        SFD         7.625          7.359       $2,487.19      360        1-Dec-27
4659248      SCHAUMBURG            IL        60193        SFD         8.000          7.734       $1,207.05      360        1-Oct-27
4659251      COSTA MESA            CA        92626        SFD         7.750          7.484       $2,457.30      360        1-Oct-27
4659265      MIAMI BEACH           FL        33140        HCO         8.500          8.234        $653.58       360        1-Aug-27
4659266      NORTH SALT LAKE       UT        84054        SFD         7.750          7.484       $2,292.52      360        1-Nov-27
4659283      ANCHORAGE             AK        99516        SFD         7.875          7.609       $4,712.95      360        1-Nov-27
4659297      ALTADENA              CA        91001        SFD         7.750          7.484       $1,096.12      360        1-Oct-27
4659298      AUSTIN                TX        78731        SFD         7.625          7.359       $3,443.42      360        1-Dec-27
4659302      HOUSTON               TX        77063        THS         7.750          7.484        $483.58       360        1-Aug-27
4659309      MANHATTAN BEACH       CA        90266        SFD         7.650          7.384       $2,741.57      360        1-Oct-27
4659318      SAN FRANCISCO         CA        94118        SFD         7.750          7.484       $2,435.80      360        1-Nov-27
4659327      IRVINE                CA        92620        SFD         7.700          7.434       $1,996.29      360        1-Oct-27
4659336      MERIDIAN              MS        39305        SFD         8.000          7.734       $2,175.62      360        1-Nov-27
4659345      SAN JOSE              CA        95123        SFD         7.650          7.384       $1,781.60      360        1-Oct-27
4659356      ISLIP                 NY        11751        SFD         8.250          7.984       $1,051.77      360        1-Nov-27
4659359      SAN RAMON             CA        94583        SFD         7.950          7.684       $2,475.66      360        1-Oct-27
4659370      FORT LAUDERDALE       FL        33308        LCO         8.100          7.834        $238.53       360        1-Oct-27
4659388      DIX HILLS             NY        11746        SFD         8.000          7.734       $1,078.64      360        1-Aug-27
4659423      TULSA                 OK        74131        SFD         7.625          7.359       $2,378.19      360        1-Nov-27
4659469      BRENTWOOD             TN        37027        SFD         7.750          7.484       $3,718.18      360        1-Nov-27
4659570      DANA POINT            CA        92624        SFD         7.750          7.484       $2,005.96      360        1-Dec-27
4659588      WOODLAND HILLS        CA        91364        SFD         8.000          7.734       $1,801.40      360        1-Oct-27
4659593      WALNUT CREEK          CA        94595        SFD         8.050          7.784       $3,398.74      360        1-Oct-27
4659602      PACIFIC PALISADES     CA        90272        SFD         8.050          7.784       $3,354.51      360        1-Aug-27
4659603      CARLSBAD              CA        92009        LCO         7.950          7.684        $884.38       360        1-Jul-27
4659604      LOS ANGELES           CA        90293        HCO         8.150          7.884        $186.07       360        1-Oct-27
4659605      SAN JOSE              CA        95126        SFD         7.800          7.534       $2,015.64      360        1-Aug-27
4659608      NEW CITY              NY        10956        SFD         7.950          7.684       $1,022.40      360        1-Aug-27
4659611      WALNUT CREEK          CA        94598        SFD         7.550          7.284       $2,557.62      360        1-Oct-27
4659613      SIERRA MADRE          CA        91024        SFD         7.950          7.684        $876.34       360        1-Oct-27
4659614      OREGON CITY           OR        97045        SFD         8.050          7.784       $1,798.90      360        1-Oct-27
4659616      CANYON LAKE           CA        92587        SFD         7.850          7.584        $542.51       360        1-Oct-27
4659621      ROHNERT PARK          CA        94928        SFD         8.000          7.734        $755.78       360        1-Oct-27
4659624      ST GEORGE             UT        84770        SFD         7.250          6.984       $1,638.93      360        1-Nov-27
4659632      CUPERTINO             CA        95014        SFD         7.600          7.334       $1,941.71      360        1-Oct-27
4659634      WEST PALM BEACH       FL        33405        SFD         8.000          7.734       $1,896.05      360        1-Aug-27
4659639      LOS ANGELES           CA        90049        SFD         7.500          7.234       $3,531.04      360        1-Oct-27
4659642      NEW YORK              NY        10016        COP         8.850          8.584        $803.38       360        1-Aug-27
4659667      SARASOTA              FL        34241        SFD         8.150          7.884       $1,488.50      360        1-Jul-27
4659670      MIAMI BEACH           FL        33140        HCO         8.350          8.084        $454.99       360        1-Aug-27
4659680      MANHATTAN BEACH       CA        90266        SFD         7.850          7.584       $1,938.54      360        1-Aug-27
4659683      PACIFIC GROVE         CA        93950        SFD         8.400          8.134       $1,174.00      360        1-Jul-27
4659688      NEW YORK              NY        10012        COP         8.250          7.984        $478.56       360        1-Oct-27
4659689      BERKELEY HEIGHTS      NJ        07922        LCO         7.625          7.359       $1,794.97      360        1-Dec-27
4659691      SAN GABRIEL           CA        91775        SFD         7.600          7.334       $1,818.85      360        1-Oct-27
4659695      CHULA VISTA           CA        91910        SFD         7.650          7.384       $1,669.49      360        1-Oct-27
4659704      AGOURA HILLS          CA        91301        SFD         7.900          7.634       $1,962.38      360        1-Oct-27
4659708      BRADENTON             FL        34203        SFD         8.350          8.084        $549.78       360        1-Jul-27
4659711      LAKE WORTH            FL        33467        SFD         8.050          7.784        $685.65       360        1-Oct-27
4659716      LOS ANGELES           CA        90036        SFD         7.900          7.634       $2,465.33      360        1-Oct-27
4659720      LOS ANGELES           CA        91403        LCO         7.850          7.584        $578.67       360        1-Oct-27
4659730      NEWPORT BEACH         CA        92660        SFD         7.450          7.184       $2,678.81      360        1-Oct-27
4659742      SANTA BARBARA         CA        93110        SFD         7.850          7.584       $1,880.68      360        1-Oct-27
4659743      SANTA BARBARA         CA        93105        SFD         7.800          7.534       $2,195.61      360        1-Oct-27
4659745      REDMOND               WA        98052        SFD         7.750          7.484       $2,095.51      360        1-Nov-27
4659747      MOUNTAIN VIEW         CA        94043        LCO         7.950          7.684       $2,339.83      360        1-Oct-27
4659753      HUNTINGTON BEACH      CA        92648        SFD         7.750          7.484       $3,008.94      360        1-Oct-27
4659754      AGOURA HILLS          CA        91301        SFD         7.950          7.684       $2,991.24      360        1-Oct-27
4659759      REDWOOD CITY          CA        94065        LCO         7.750          7.484       $2,417.90      360        1-Oct-27
4659761      MIAMI BEACH           FL        33147        SFD         8.150          7.884       $1,302.44      360        1-Jul-27
4659763      HUNTINGTON BEACH      CA        92648        SFD         7.750          7.484       $1,627.69      360        1-Oct-27
4659789      SARASOTA              FL        34243        SFD         8.150          7.884        $520.98       360        1-Jul-27
4659807      COSTA MESA            CA        92627        SFD         7.500          7.234       $2,013.74      360        1-Nov-27
4659836      BEND                  OR        97701        SFD         7.500          7.234       $1,799.78      360        1-Nov-27
4659847      WEST NYACK            NY        10994        SFD         8.125          7.859       $1,811.70      360        1-Nov-27
4659867      PEBBLE BEACH          CA        93953        LCO         7.875          7.609       $4,350.42      360        1-Nov-27
4659883      NEW ROCHELLE          NY        10804        SFD         7.450          7.184       $1,252.43      360        1-Oct-27
4659895      PARK RIDGE            IL        60068        SFD         7.900          7.634       $2,979.91      360        1-Oct-27
4659915      LOS GATOS             CA        95032        SFD         7.700          7.434       $2,067.59      360        1-Oct-27
4659922      SANTA ANA             CA        92705        SFD         8.100          7.834       $2,311.14      360        1-Oct-27
4659931      SAN JOSE              CA        95123        SFD         8.100          7.834        $740.75       360        1-Oct-27
4659936      LARGO                 FL        33774        SFD         7.625          7.359       $1,821.16      360        1-Dec-27
4659937      WEST HILLS            CA        91307        SFD         7.950          7.684       $2,424.54      360        1-Aug-27
4659960      SPRINGFIELD GARDENS   NY        11411        SFD         8.050          7.784        $737.26       360        1-Oct-27
4659972      SANTA BARBARA         CA        93105        SFD         7.850          7.584       $1,349.02      360        1-Oct-27
4659978      WHITTIER              CA        90603        SFD         7.850          7.584        $788.44       360        1-Oct-27
4659979      SAN FRANCISCO         CA        94111        HCO         7.875          7.609       $1,776.42      360        1-Oct-27
4659981      LOS GATOS             CA        95032        SFD         7.850          7.584       $2,690.81      360        1-Oct-27
4659989      FOUNTAIN VALLEY       CA        92708        SFD         7.850          7.584       $2,242.34      360        1-Oct-27
4660003      PAYSON                UT        84651        SFD         8.000          7.734       $1,816.07      360        1-Oct-27
4660004      ROLLING HILLS ESTAT   CA        90274        SFD         7.500          7.234       $1,817.96      360        1-Oct-27
4660005      CARMEL                CA        93921        SFD         7.600          7.334       $2,195.90      360        1-Oct-27
4660012      MARINA DEL REY        CA        90292        LCO         7.800          7.534       $1,969.57      360        1-Sep-27
4660016      BOYNTON BEACH         FL        33437        SFD         7.900          7.634       $1,671.66      360        1-Oct-27
4660025      LA HABRA              CA        90631        SFD         7.650          7.384       $1,163.61      360        1-Oct-27
4660028      ELDORADO HILLS        CA        95762        SFD         7.800          7.534        $863.85       360        1-Oct-27
4660039      MOUNTAIN VIEW         CA        94040        SFD         7.750          7.484       $1,848.35      360        1-Oct-27
4660045      SAN JOSE              CA        95129        SFD         7.650          7.384       $2,253.42      360        1-Oct-27
4660048      PARRISH               FL        34219        SFD         8.200          7.934        $747.76       360        1-Jul-27
4660052      ROYAL PALM BEACH      FL        33411        SFD         7.850          7.584        $868.01       360        1-Sep-27
4660053      VENTURA               CA        93003        SFD         7.900          7.634       $1,771.23      360        1-Jul-27
4660063      EL CAJON              CA        92021        SFD         8.450          8.184        $776.86       360        1-Aug-27
4660065      DULUTH                MN        55812        SFD         7.625          7.359       $1,748.25      360        1-Nov-27
4660080      SANTA BARBARA         CA        93109        SFD         7.900          7.634       $2,649.21      360        1-Oct-27
4660083      SAN FRANCISCO         CA        94111        HCO         7.600          7.334       $3,134.98      360        1-Aug-27
4660091      EL GRANADA            CA        94018        SFD         7.700          7.434       $1,703.98      360        1-Oct-27
4660097      SAN FRANCISCO         CA        94131        SFD         7.600          7.334       $1,811.09      360        1-Aug-27
4660107      TORRANCE              CA        90505        SFD         7.550          7.284       $2,459.25      360        1-Oct-27
4660111      HOLLISTER             CA        95023        SFD         7.550          7.284       $1,963.89      360        1-Sep-27
4660118      POMPANO BEACH         FL        33062        HCO         8.200          7.934        $523.43       360        1-Jul-27
4660120      MIAMI BEACH           FL        33140        HCO         8.050          7.784        $331.77       360        1-Oct-27
4660176      SAN FRANCISCO         CA        94134        SFD         7.625          7.359       $1,804.88      360        1-Dec-27
4660183      SEATTLE               WA        98115        SFD         8.000          7.734       $1,702.33      360        1-Nov-27
4660192      PHOENIX               AZ        85048        SFD         7.875          7.609       $2,117.21      360        1-Nov-27
4660243      CAMPBELL              CA        95008        SFD         7.500          7.234       $1,608.20      360        1-Sep-27
4660244      CARMEL                CA        93923        SFD         8.050          7.784       $2,101.18      360        1-Sep-27
4660246      NEWPORT BEACH         CA        92660        SFD         7.550          7.284       $3,114.11      360        1-Sep-27
4660248      VAN NUYS              CA        91411        SFD         8.150          7.884       $2,083.90      360        1-Sep-27
4660250      MISSION VIEJO         CA        92691        SFD         7.850          7.584       $1,081.39      360        1-Sep-27
4660251      ALAMO                 CA        94507        SFD         7.850          7.584       $1,916.84      360        1-Sep-27
4660255      HACIENDA HEIGHTS      CA        91745        SFD         7.800          7.534        $712.68       360        1-Sep-27
4660260      SAN LUIS OBISPO       CA        93401        SFD         7.800          7.534        $809.86       360        1-Sep-27
4660261      SAN DIEGO             CA        92103        SFD         7.400          7.134       $1,973.29      360        1-Sep-27
4660270      PISMO BEACH           CA        93449        SFD         7.850          7.584       $3,153.75      360        1-Sep-27
4660274      RIVERSIDE             CA        92506        SFD         7.700          7.434       $1,122.92      360        1-Sep-27
4660277      NUEVO                 CA        92567        SFD         7.600          7.334        $564.86       360        1-Sep-27
4660278      LONG BEACH            CA        90803        SFD         7.550          7.284        $716.70       360        1-Sep-27
4660279      PALO ALTO             CA        94306        SFD         7.600          7.334       $2,406.31      360        1-Sep-27
4660280      MOUNTAIN VIEW         CA        94040        SFD         7.550          7.284       $2,901.91      360        1-Sep-27
4660281      PASO ROBLES           CA        93446        SFD         7.600          7.334       $1,256.82      360        1-Sep-27
4660283      SAN BRUNO             CA        94066        SFD         8.000          7.734       $1,746.36      360        1-Sep-27
4660294      ONTARIO               CA        91761        SFD         7.500          7.234        $367.09       360        1-Sep-27
4660298      PORTLAND              OR        97229        SFD         8.050          7.784       $1,851.98      360        1-Sep-27
4660299      PALO ALTO             CA        94306        SFD         7.900          7.634       $1,933.31      360        1-Oct-27
4660302      FRESNO                CA        93720        SFD         7.850          7.584        $361.67       360        1-Sep-27
4660311      DOWNEY                CA        90241        SFD         7.750          7.484       $2,435.81      360        1-Sep-27
4660326      SANTA BARBARA         CA        93108        SFD         7.800          7.534       $7,198.71      360        1-Sep-27
4660327      FAIRFAX               CA        94930        SFD         7.750          7.484       $1,740.89      360        1-Sep-27
4660333      LOS ANGELES           CA        90039        SFD         7.850          7.584        $895.13       360        1-Sep-27
4660334      THOUSAND OAKS         CA        91362        SFD         7.400          7.134       $1,686.64      360        1-Sep-27
4660350      SANTA BARBARA         CA        93108        SFD         7.700          7.434       $1,425.93      360        1-Sep-27
4660355      SIMI VALLEY           CA        93065        SFD         7.600          7.334       $1,609.86      360        1-Sep-27
4660363      AGOURA HILLS          CA        91301        SFD         7.850          7.584       $2,676.34      360        1-Sep-27
4660368      REDWOOD CITY          CA        94061        SFD         7.700          7.434       $2,331.38      360        1-Sep-27
4660370      PISMO BEACH           CA        93449        SFD         7.800          7.534       $2,130.82      360        1-Sep-27
4660378      SAN JOSE              CA        95123        SFD         8.000          7.734       $1,742.70      360        1-Sep-27
4660380      SAN LUIS OBISPO       CA        93405        SFD         7.500          7.234       $2,447.26      360        1-Sep-27
4660388      GLENDALE              CA        91208        SFD         7.550          7.284       $1,756.61      360        1-Sep-27
4660399      LOS ANGELES           CA        90024        HCO         7.800          7.534       $1,093.49      360        1-Sep-27
4660400      SAN JOSE              CA        95125        SFD         7.550          7.284       $1,897.14      360        1-Sep-27
4660406      CARMEL                CA        93923        LCO         8.150          7.884        $962.32       360        1-Sep-27
4660415      SANTA ROSA            CA        95404        SFD         7.700          7.434       $1,870.81      360        1-Sep-27
4660526      REDONDO BEACH         CA        90277        SFD         8.000          7.734       $2,472.79      360        1-Oct-27
4660560      LOS ANGELES           CA        90004        SFD         7.700          7.434       $1,639.81      360        1-Oct-27
4660582      FORT MEYERS           FL        33905        LCO         7.800          7.534        $179.97       360        1-Sep-27
4660586      CARLSBAD              CA        92009        SFD         7.875          7.609       $1,774.97      360        1-Oct-27
4660590      MT PLEASANT           NY        10532        SFD         7.800          7.534       $1,151.80      360        1-Sep-27
4660608      WEST BARNSTABLE       MA        02668        SFD         7.250          6.984       $1,664.52      360        1-Dec-27
4660621      MEDINAH               IL        60157        SFD         7.750          7.484       $1,321.79      360        1-Sep-27
4660651      BOYNTON BEACH         FL        33435        LCO         7.850          7.584        $260.41       360        1-Sep-27
4660658      PALATINE              IL        60067        SFD         7.800          7.534        $669.48       360        1-Sep-27
4660667      POMPANO BEACH         FL        33063        LCO         8.150          7.884        $375.85       360        1-Sep-27
4660671      SUGARLAND             TX        77479        SFD         7.550          7.284        $597.25       360        1-Sep-27
4660678      RIVER GROVE           IL        60171        SFD         7.800          7.534        $575.90       360        1-Sep-27
4660683      DES PLAINES           IL        60018        SFD         7.850          7.584        $723.34       360        1-Sep-27
4660696      CLEARWATER            FL        34621        LCO         8.050          7.784        $265.42       360        1-Sep-27
4660706      REDLANDS              CA        92373        SFD         7.450          7.184       $2,003.89      360        1-Sep-27
4660709      LOS ALTOS             CA        94024        SFD         7.300          7.034       $3,379.87      360        1-Sep-27
4660717      LIBERTYVILLE          IL        60048        SFD         7.950          7.684       $1,150.20      360        1-Sep-27
4660737      CHAPEL HILL           NC        27514        SFD         7.625          7.359       $2,831.18      360        1-Dec-27
4660764      LOS ANGELES           CA        90024        SFD         7.875          7.609       $3,625.35      360        1-Nov-27
4660886      LAKE OSWEGO           OR        97035        SFD         8.125          7.859        $950.40       360        1-Nov-27
4660893      BOYNTON BEACH         FL        33437        LCO         8.050          7.784        $600.87       360        1-Sep-27
4660896      ROYAL PALM BEACH      FL        33411        SFD         7.900          7.634        $635.96       360        1-Sep-27
4660902      BOCA RATON            FL        33432        SFD         8.000          7.734       $1,467.53      360        1-Sep-27
4660904      PACIFIC GROVE         CA        93950        SFD         7.850          7.584       $2,025.34      360        1-Sep-27
4660906      DUNEDIN               FL        34698        SFD         7.700          7.434        $823.47       360        1-Sep-27
4660911      MIAMI BEACH           FL        33140        SFD         7.900          7.634       $1,188.33      360        1-Sep-27
4660917      PORT RICHEY           FL        34668        SFD         7.600          7.334        $381.29       360        1-Sep-27
4660918      RONKONKOMA            NY        11779        SFD         7.900          7.634        $617.79       360        1-Sep-27
4660923      HOLLYWOOD             FL        33019        HCO         8.050          7.784        $294.91       360        1-Sep-27
4660980      RYE BROOK             NY        10573        SFD         7.250          6.984       $1,705.45      360        1-Sep-27
4660990      LOS ALTOS             CA        94022        SFD         7.250          6.984       $2,544.52      360        1-Sep-27
4661019      PLAINVIEW             NY        11803        SFD         8.250          7.984       $1,310.21      360        1-Dec-27
4661094      PORTLAND              OR        97219        SFD         7.625          7.359       $1,755.33      360        1-Nov-27
4661106      BODEGA BAY            CA        94923        SFD         7.750          7.484       $1,765.96      360        1-Oct-27
4661155      ENGLEWOOD CLIFFS      NJ        07632        SFD         8.250          7.984       $2,697.05      360        1-Dec-27
4661162      BRADENTON             FL        34203        SFD         7.950          7.684        $556.48       360        1-Sep-27
4661164      BARTLETT              IL        60103        SFD         8.050          7.784       $1,212.79      360        1-Sep-27
4661180      SARASOTA              FL        34235        SFD         7.950          7.684        $465.19       360        1-Sep-27
4661193      IRVINGTON             NY        10533        SFD         7.700          7.434       $2,103.24      360        1-Sep-27
4661313      LOS ALTOS             CA        94024        SFD         7.250          6.984       $2,387.62      360        1-Nov-27
4661640      ENGLEWOOD             CO        80111        SFD         7.625          7.359       $2,371.11      360        1-Nov-27
4661679      MISSION VIEJO         CA        92692        SFD         8.375          8.109       $1,789.98      360        1-Dec-27
4661701      EUGENE                OR        97403        SFD         7.750          7.484       $1,961.18      360        1-Nov-27
4661710      LAJOLLA               CA        92037        LCO         7.500          7.234       $1,633.37      360        1-Nov-27
4661768      PLANO                 TX        75093        SFD         8.000          7.734       $2,143.33      360        1-Nov-27
4661774      MORRISON              CO        80465        SFD         7.750          7.484       $2,197.96      360        1-Nov-27
4661810      SAINT CLAIR SHORES    MI        48081        SFD         7.875          7.609        $526.63       240        1-Dec-17
4661819      HARTSDALE             NY        10530        SFD         8.250          7.984       $1,945.03      360        1-Nov-27
4661911      COLLIERVILLE          TN        38017        SFD         7.625          7.359       $1,908.21      360        1-Dec-27
4661984      NORTH SALT LAKE       UT        84054        SFD         7.500          7.234       $2,006.75      360        1-Nov-27
4662295      NEWTON                MA        02158        MF2         7.625          7.359       $2,105.69      360        1-Dec-27
4662428      WOODINVILLE           WA        98072        SFD         8.000          7.734       $1,966.49      360        1-Dec-27
4662519      CINCINNATI            OH        45242        SFD         7.875          7.609       $1,993.22      360        1-Nov-27
4662596      MARYSVILLE            WA        98271        SFD         7.625          7.359       $1,981.82      360        1-Dec-27
4662684      RIVERBANK             CA        95367        SFD         7.500          7.234       $1,681.62      360        1-Dec-27
4662690      FRANKLIN PARK         NJ        08823        SFD         7.875          7.609       $1,722.41      360        1-Nov-27
4662746      WESTON                CT        06883        SFD         7.625          7.359       $2,887.80      360        1-Dec-27
4662781      GLENVIEW              IL        60025        SFD         7.750          7.484       $2,149.24      360        1-Nov-27
4662841      MAGNOLIA              TX        77355        SFD         825%           7.984        1607.72       360          46722
4662868      NEW HYDE PARK         NY        11040        SFD         763%           7.359         813.96       360          46692
4662929      SAN DIEGO             CA        92130        SFD         763%           7.359        2123.38       360          46722
4663028      SAN MARINO            CA        91108        SFD         763%           7.359        2335.72       360          46692
4663076      LUMBERVILLE           PA        18933        SFD         875%           8.484        2360.11       360          46722
4663103      PEWAUKEE              WI        53072        SFD         775%           7.484        1755.21       360          46722
4663145      FARMINGVILLE          NY        11738        SFD         775%           7.484         793.79       360          46722
4663165      ORANGE                CA        92867        PUD         788%           7.609        2537.75       360          46722
4663173      CHANHASSEN            MN        55317        SFD         775%           7.484        2507.44       360          46692
4663195      EASTON                MA        02356        SFD         800%           7.734        1981.16       360          46661
4663215      ALBUQUERQUE           NM        87122        SFD         763%           7.359        1769.48       360          46661
4663224      AFTON                 MN        55001        SFD         788%           7.609        2537.75       360          46661
4663248      ST LOUIS              MO        63131        SFD         775%           7.484        1834.02       360          46661
4663287      ROCKY MOUNT           NC        27804        SFD         750%           7.234        2126.66       360          46661
4663295      PASADENA              CA        91104        SFD         825%           7.984        2144.87       360          46692
4663296      SCHAUMBURG            IL        60173        SFD         788%           7.609        2175.21       360          46661
4663328      NANTUCKET             MA        02554        SFD         750%           7.234         1957.8       360          46661
4663343      PLYMOUTH              MN        55446        SFD         788%           7.609        1950.44       360          46661
4663419      HOLLAND               MI        49423        SFD         788%           7.609          2545        360          46661
4663431      CHICAGO               IL        60610        HCO         788%           7.609        2639.26       360          46661
4663442      WILMINGTON            NC        28409        SFD         750%           7.234        1678.11       360          46661
4663451      PACIFIC PALISADES     CA        90272        LCO         788%           7.609        3009.04       360          46722
4663457      OMAHA                 NE        68135        SFD         775%           7.484        1802.49       360          46661
4663473      KANSAS CITY           MO        64113        SFD         800%           7.734        1819.74       360          46661
4663483      DALLAS                TX        75205        SFD         775%           7.484         1776.7       360          46661
4663488      NORTH PLATTE          NE        69101        SFD         725%           6.984         1848.7       360          46692
4663492      HUDSON                OH        44236        SFD         775%           7.484        1871.27       360          46661
4663493      GRESHAM               OR        97080        SFD         763%           7.359        1627.93       360          46661
4663515      BARRINGTON            IL        60010        SFD         788%           7.609        1827.17       360          46692
4663516      SHERBORN              MA        01770        SFD         750%           7.234        2111.63       360          46661
4663521      DUXBURY               MA        02332        SFD         750%           7.234        1799.78       360          46661
4663522      MECHANICSVILLE        MD        20659        SFD         775%           7.484        2005.24       360          46661
4663533      ANAHEIM               CA        92808        SFD         775%           7.484        1375.16       360          46722
4663563      MAPLE GROVE           MN        55369        SFD         825%           7.984         570.97       360          46692
4663767      CENTERVILLE           UT        84014        SFD         763%           7.359        1626.86       360          46722
4663774      WEST HOLLYWOOD        CA        90046        SFD         788%           7.609        1703.92       360          46722
4663821      BRIDGEHAMPTON         NY        11932        SFD         788%           7.609        3625.35       360          46692
4663846      NEWTON                MA        02168        SFD         800%           7.734        3701.84       360          46661
4663906      STATEN ISLAND         NY        10308        SFD         763%           7.359        1797.09       360          46722
4664001      SAN JOSE              CA        95124        SFD         800%           7.734        2151.77       360          46722
4664006      CASTAIC AREA          CA        91384        SFD         788%           7.609        1033.23       360          46692
4664039      MINNEAPOLIS           MN        55414        HCO         775%           7.484        1882.74       360          46722
4664049      HIGHLAND PARK         IL        60035        SFD         763%           7.359        4593.59       360          46661
4664076      FAIRFAX               VA        22030        SFD         800%           7.734         1862.3       360          46722
4664086      MT PLEASANT           SC        29464        SFD         750%           7.234        2978.66       360          46661
4664101      VILLA HILLS           KY        41017        SFD         788%           7.609        1778.96       360          46692
4664107      KESWICK               VA        22947        SFD         800%           7.734        2634.22       360          46692
4664193      BONITA SPRINGS        FL        34134        LCO         813%           7.859         813.04       360          46722
4664278      FORT SALONGA          NY        11768        SFD         738%           7.109        1895.22       360          46722
4664410      SAN DIEGO             CA        92119        SFD         788%           7.609        1844.58       360          46692
4664433      SARASOTA              FL        34242        LCO         813%           7.859        1707.75       360          46722
4664684      LAGUNA NIGUEL         CA        92677        SFD         788%           7.609        1783.67       360          46692
4664705      MCKINNEY              TX        75070        SFD         788%           7.609         1907.3       360          46692
4664774      ALAMEDA               CA        94501        SFD         750%           7.234        1677.42       360          46722
4664824      SOUTHLAKE             TX        76092        SFD         750%           7.234         1964.8       360          46722
4664838      DOWNINGTOWN           PA        19335        SFD         750%           7.234         1608.2       360          46722
4664853      CITY OF MOORPARK      CA        93021        SFD         775%           7.484        1719.39       360          46692
4665254      LA JOLLA              CA        92037        LCO         788%           7.609        2291.22       360          46692
4665326      BURBANK               CA        91504        SFD         800%           7.734        1834.41       360          46661
4665369      MEMPHIS               TN        38120        SFD         775%           7.484        2543.26       360          46692
4665533      LOS ALTOS             CA        94024        SFD         763%           7.359          2088        360          46722
4665704      OREM                  UT        84097        SFD         763%           7.359        1771.25       360          46722
4665740      BIG BEAR LAKE         CA        92315        SFD         788%           7.609        2755.27       360          46692
4665743      METAIRIE              LA        70005        SFD         775%           7.484        2507.44       360          46692
4665760      BOCA RATON            FL        33433        SFD         750%           7.234        1482.34       360          46722
4666083      COLUMBIA              MO        65203        SFD         763%           7.359        2123.38       360          46692
4666091      BOISE                 ID        83702        SFD         775%           7.484         1776.7       360          46722
4666181      SNELLVILLE            GA        30278        SFD         775%           7.484         750.81       360          46722
4666182      LOS ANGELES           CA        90056        SFD         775%           7.484        2063.27       360          46722
4666310      PALM SPRINGS          CA        92264        SFD         775%           7.484         777.31       360          46692
4666543      ROCKY RIDGE           MD        21778        SFD         800%           7.734        1775.72       360          46692
4666670      MAPLE GROVE           MN        55369        SFD         788%           7.609        1653.16       360          46692
4666718      ASHEVILLE             NC        28806        SFD         825%           7.984         585.43       360          46722
4666820      PROVIDENCE            UT        84332        SFD         788%           7.609        1687.97       360          46692
4666881      SAN JOSE              CA        95134        PUD         788%           7.609        1740.17       360          46722
4667087      YORKTOWN              PA        23693        SFD         750%           7.234        1748.04       360          46692
4667353      NORFOLK               VA        23507        SFD         750%           7.234        1706.09       360          46692
4667618      SEAL BEACH            CA        90740        SFD         750%           7.234        2006.75       360          46722
4667631      NAVARRE BEACH         FL        32566        HCO         813%           7.859         908.82       360          46722
4667649      SAN DIEGO             CA        92103        SFD         800%           7.734        1951.81       360          46692
4667784      BOCA RATON            FL        33496        SFD         763%           7.359        2512.67       360          46722
4667791      ROLLING HILLS ESTAT   CA        90274        SFD         750%           7.234        2468.23       360          46722
4667806      SPRING                TX        77739        SFD         825%           7.984        1994.62       360          46692
4668058      HENDERSONVILLE        TN        37075        SFD         750%           7.234        2880.77       360          46692
4668322      SANIBEL               FL        33957        LCO         788%           7.609        2211.47       360          46722
4668436      SALT LAKE CITY        UT        84105        SFD         775%           7.484        1683.57       360          46692
4668462      SAN JUAN CAPISTRANO   CA        92675        SFD         775%           7.484        1755.21       360          46722
4668522      TORRANCE              CA        90503        SFD         750%           7.234        2076.67       360          46692
4668528      MORENO VALLEY         CA        92256        SFD         825%           7.984         323.8        360          46692
4668538      SAN JOSE              CA        95118        SFD         775%           7.484        1834.02       360          46692
4668542      MADISON               CT        06443        SFD         800%           7.734        1907.79       360          46692
4668571      HOLLISWOOD            NY        11423        SFD         800%           7.734        1966.49       360          46722
4668663      MODESTO               CA        95356        SFD         763%           7.359        1668.98       360          46692
4668772      BEAUMONT              TX        77706        SFD         750%           7.234        2209.52       360          46722
4669014      HIGHLAND VILLAGE      TX        75067        SFD         750%           7.234        2192.74       360          46692
4669046      ELLICOTT CITY         MD        21042        SFD         788%           7.609        1812.67       360          46692
4669066      HUNTINGTON BEACH      CA        92648        PUD         775%           7.484        1766.44       360          46722
4669092      SAVANNAH              GA        31406        SFD         763%           7.359         1698.7       360          46661
4669262      KETCHUM               ID        83340        LCO         825%           7.984        1025.48       360          46722
4669459      HEALDSBURG            CA        95448        SFD         800%           7.734        1819.74       360          46692
4669485      CUPERTINO             CA        95014        SFD         800%           7.734        1687.66       360          46722
4669501      HIGHLAND VILLAGE      TX        75067        SFD         738%           7.109        2043.71       360          46722
4669561      SAN FRANCISCO         CA        94122        SFD         750%           7.234         1964.8       360          46722
4669707      WALNUT CREEK          CA        94596        SFD         750%           7.234        1646.66       360          46692
4669753      BELLEVUE              WA        98007        SFD         775%           7.484        1713.66       360          46722
4669760      ARLINGTON HEIGHTS     IL        60005        SFD         713%           6.859        1606.82       360          46692
4669832      ALAMO                 CA        94507        SFD         750%           7.234        3705.84       360          46722
4670401      RALEIGH               NC        27614        SFD         775%           7.484        2220.67       300          44835
4670408      SAN JOSE              CA        95135        SFD         775%           7.484        2636.04       360          46692
4670444      ORLANDO               FL        32835        SFD         825%           7.984        1998.37       360          46692
4670545      HUNTINGTON BEACH      CA        92646        SFD         825%           7.984        1742.94       360          46692
4670547      REDONDO BEACH         CA        90277        SFD         775%           7.484        2532.52       360          46661
4670553      GEORGETOWN            MD        21930        SFD         775%           7.484        2056.11       360          46692
4670580      DELRAY BEACH          FL        33446        SFD         825%           7.984        3756.34       360          46692
4670739      LOS ANGELES           CA        90056        SFD         775%           7.484         1837.6       360          46722
4670843      DANVILLE              CA        94526        SFD         750%           7.234        2080.86       360          46722
4671002      LAS VEGAS             NV        89118        SFD         750%           7.234        2622.05       360          46722
4671110      STONY BROOK           NY        11790        SFD         788%           7.609        1696.66       360          46692
4671253      FREMONT               CA        94539        SFD         800%           7.734        4549.34       360          46692
4671259      CASTRO VALLEY         CA        94552        SFD         788%           7.609        1848.93       360          46692
4671265      WHEELING              IL        60090        SFD         788%           7.609        1829.35       360          46692
4671578      SAN FRANCISCO         CA        94121        SFD         775%           7.484        2629.23       360          46692
4671942      PELL CITY             AL        35125        SFD         750%           7.234        1717.28       360          46722
4672388      BREWSTER              NY        10509        SFD         788%           7.609        1821.74       360          46722
4672442      TAMPA                 FL        33609        SFD         763%           7.359        1981.83       360          46722
4672651      CLIFTON               VA        22024        SFD         725%           6.984        1998.78       360          46722
4672659      SUNNYVALE             CA        94087        SFD         800%           7.734        1880.64       360          46692
4672728      SAN JOSE              CA        95120        SFD         788%           7.609        2033.82       360          46692
4673202      MARINA DEL REY        CA        90292        SFD         775%           7.484        1432.83       360          46692
4673457      BEVERLY HILLS         CA        90210        SFD         788%           7.609        4712.96       360          46692
4673642      SNOWHOMISH            WA        98296        SFD         738%           7.109        1683.52       360          46722
4673894      NEW CASTLE            CA        95658        SFD         775%           7.484        1891.33       360          46661
4674474      LAS VEGAS             NV        89129        SFD         788%           7.609        1790.93       360          46692
4677358      SANTA ANA             CA        92705        SFD         788%           7.609        2186.81       360          46692
4678335      NEW YORK              NY        10024        LCO         813%           7.859        1744.87       360          46722
4678759      RIVERSIDE             CA        92506        SFD         775%           7.484        1901.72       360          46692
6097088      FREMONT               CA        94536        SFD         788%           7.609        3915.37       360          46661
6110716      FERNANDINA BEACH      FL        32034        PUD         800%           7.734        2164.61       360          46661
6155806      LEWIS CENTER          OH        43035        SFD         800%           7.734        1940.44       360          46631
6177365      CANNON FALLS          MN        55069        SFD         800%           7.734        1761.04       360          46631
6180349      TEMPE                 AZ        85284        SFD         788%           7.609         2102.7       360          46692
6279770      BENICIA               CA        94510        SFD         775%           7.484        1688.55       360          46631
6300732      PRIOR LAKE            MN        55372        SFD         763%           7.359        1840.26       360          46692
6329587      OAK PARK              IL        60302        SFD         800%           7.734         2377.4       360          46661
6345897      COCKEYSVILLE          MD        21030        SFD         800%           7.734        2112.14       360          46692
6391002      PARK CITY             UT        84060        SFD         775%           7.484        2836.99       360          46631
6398834      SAN LUIS OBISPO       CA        93401        SFD         788%           7.609        2224.59       360          46661
6404702      MOUNT VERNON          WA        98274        SFD         788%           7.609        1740.17       360          46661
6406742      SUPERIOR              CO        80027        SFD         750%           7.234        2433.27       360          46631
6426143      SCOTCH PLAINS         NJ        07076        SFD         800%           7.734        1737.55       360          46661
6430336      MINT HILL             NC        28227        SFD         763%           7.359        1642.08       360          46692
6430343      HOPKINTON             MA        01748        SFD         775%           7.484        2751.02       360          46631
6430974      LEVITTOWN             NY        11756        SFD         725%           6.984         511.63       360          46661
6431263      TUCSON                AZ        85750        SFD         800%           7.734        2195.42       360          46661
6433623      SAN JOSE              CA        95138        SFD         750%           7.234        3810.72       360          46692
6434084      STERLING              CO        80751        LCO         775%           7.484         322.39       360          46661
6434202      DANVILLE              CA        94506        PUD         788%           7.609        4147.03       360          46661
6436293      WASHINGTON            DC        20012        SFD         788%           7.609        2900.28       360          46661
6437059      PORTLAND              OR        97221        SFD         775%           7.484        1719.39       360          46661
6437646      SAN JOSE              CA        95138        PUD         763%           7.359        1670.39       360          46661
6438366      LAWRENCE TWP          NJ        08648        SFD         788%           7.609        1790.92       360          46661
6438391      TRABUCO CANYON        CA        92679        SFD         788%           7.609        1835.15       360          46661
6440199      GILROY                CA        95020        SFD         825%           7.984        2349.92       360          46692
6440235      GILROY                CA        95020        SFD         775%           7.484        1794.97       360          46692
6441523      HAWTHORN WOODS        IL        60047        SFD         775%           7.484        1683.57       360          46692
6443032      FOUNTAINVILLE         PA        18923        SFD         738%           7.109        1839.96       360          46692
6445275      MILTON                MA        02186        SFD         813%           7.859        1900.79       360          46600
6446142      SANTA ANA             CA        92705        SFD         775%           7.484        6178.34       360          46661
6446277      CAMARILLO             CA        93012        SFD         675%           6.484        1617.93       360          46692
6450066      MINNETRISTA           MN        55331        SFD         775%           7.484        1719.39       360          46631
6451814      CAMARILLO             CA        93012        SFD         738%           7.109        1705.28       360          46692
6452601      SANTA ANA             CA        92705        SFD         788%           7.609        3154.05       360          46661
6453295      RANCHOS DE TAOS       NM        87557        SFD         800%           7.734        2160.94       360          46692
6455629      HILLSBOROUGH          NC        27278        SFD         800%           7.734        3763.98       240          43009
6455791      BELMONT               MA        02178        SFD         750%           7.234        2622.05       360          46661
6457341      BEDFORD               MA        01730        SFD         813%           7.859        1804.27       360          46661
6457970      CHATHAM               NJ        07928        SFD         763%           7.359        1748.25       360          46661
6458352      WEST COVINA           CA        91791        SFD         775%           7.484        2235.21       360          46661
6459303      DENVER                CO        80202        LCO         763%           7.359         2052.6       360          46692
6461406      ORONO                 MN        55364        SFD         788%           7.609        2327.47       360          46692
6461683      VICTORIA              TX        77901        SFD         775%           7.484         1904.6       240          43009
6462484      MOUND                 MN        55364        SFD         788%           7.609        1761.92       360          46631
6464130      ST HELENA             CA        94574        SFD         788%           7.609        2010.62       360          46692
6464871      GLEN ELLYN            IL        60137        SFD         813%           7.859        1878.52       360          46631
6465411      SYCAMORE              IL        60178        SFD         788%           7.609        2311.16       360          46661
6466199      WASHINGTON TWP        NJ        07853        SFD         738%           7.109        1913.17       360          46631
6466476      AUSTIN                MN        55912        SFD         850%           8.234        1845.39       360          46661
6466883      SOUTHAVEN             MS        38671        SFD         750%           7.234        2359.85       360          46692
6467850      FULLERTON             CA        92831        PUD         788%           7.609        1948.26       360          46661
6468396      MINNETRISTA           MN        55364        SFD         750%           7.234        2559.13       360          46631
6469465      REDMOND               WA        98053        SFD         750%           7.234        2076.32       360          46661
6469859      WEST DES MOINES       IA        50265        SFD         788%           7.609        1962.76       360          46631
6470042      BENNETT               CO        80102        SFD         800%           7.734        1819.74       360          46661
6470531      LAS VEGAS             NV        89117        SFD         825%           7.984        3305.57       360          46661
6470692      ALISO VIEJO           CA        92656        LCO         825%           7.984         601.01       360          46661
6470849      RALEIGH               NC        27607        SFD         763%           7.359        2650.68       360          46661
6470915      LOOMIS                CA        95650        SFD         800%           7.734        3375.32       360          46661
6473065      SALT LAKE CITY        UT        84108        SFD         825%           7.984        3005.07       360          46631
6473720      CANOGA PARK           CA        91307        SFD         763%           7.359        3248.77       360          46661
6474744      SAN RAMON             CA        94583        SFD         750%           7.234        1786.41       360          46692
6474898      SILVERTHORNE          CO        80498        SFD         800%           7.734        1834.41       360          46661
6475063      PLEASANTON            CA        94566        SFD         750%           7.234        1831.94       360          46692
6475278      SANTA ROSA            CA        95404        SFD         825%           7.984        2171.16       360          46692
6475343      FREMONT               IN        46737        SFD         775%           7.484        1862.67       360          46692
6476263      MORRISTOWN            NJ        07960        SFD         725%           6.984        2558.16       360          46661
6476555      WESTFIELD             NJ        07090        SFD         725%           6.984        1712.26       360          46661
6479576      PLYMOUTH              MN        55447        SFD         788%           7.609        1798.17       360          46631
6480076      WOODLAND PARK         CO        80863        SFD         788%           7.609        1903.31       360          46661
6481085      CHATHAM               NJ        07928        SFD         750%           7.234        1845.93       360          46661
6481808      LEXINGTON             MA        02173        SFD         775%           7.484        3510.42       360          46631
6481834      FREDERICK             CO        80530        SFD         813%           7.859        1811.69       360          46661
6483862      LONG BEACH TWP        NJ        08008        SFD         813%           7.859        2093.84       360          46692
6484238      PENN VALLEY           CA        95946        SFD         838%           8.109        2108.44       360          46631
6484264      CHULA VISTA           CA        91914        SFD         825%           7.984        1869.15       360          46692
6484351      AHAHEIM               CA        92807        PUD         788%           7.609        5626.54       360          46661
6484493      LITTLETON             CO        80123        PUD         850%           8.234        1922.28       360          46661
6484852      EAST RUTHERFORD       NJ        07073        SFD         825%           7.984         957.86       360          46661
6485905      ALBUQUERQUE           NM        87122        SFD         800%           7.734        2201.29       360          46661
6487461      MAPLEWOOD             NJ        07040        SFD         863%           8.359        1415.58       360          46692
6487527      MAPLE VALLEY          WA        98038        SFD         775%           7.484        1661.72       360          46661
6487589      ARROYO GRANDE         CA        93401        SFD         788%           7.609        1903.31       360          46661
6487731      MARBLEHEAD            MA        01945        SFD         763%           7.359        1751.79       360          46661
6487849      WESTPORT              CT        06880        SFD         825%           7.984          1927        360          46661
6488570      CORONADO              CA        92118        PUD         775%           7.484        1662.08       360          46692
6489302      PASADENA              CA        91106        SFD         800%           7.734          1932        360          46661
6489967      HOLMDEL               NJ        07733        SFD         763%           7.359        3185.07       360          46692
6490946      PARK RIDGE            IL        60068        LCO         800%           7.734        1943.01       360          46692
6491382      MONTGOMERY TWNSP      NJ        08502        SFD         800%           7.734        2604.86       360          46661
6492774      CORONADO              CA        92118        SFD         788%           7.609        2523.24       360          46661
6492830      SANDY                 UT        84093        SFD         750%           7.234        2020.73       360          46631
6493364      ALAMEDA               CA        94502        PUD         738%           7.109         2429.1       360          46692
6493760      PARK CITY             UT        84060        SFD         788%           7.609        2566.75       360          46692
6494450      SAN LUIS OBISPO       CA        93401        SFD         788%           7.609        2362.28       360          46661
6494992      BOULDER               CO        80306        SFD         813%           7.859        2494.79       360          46661
6495307      HENDERSON             NV        89014        SFD         800%           7.734        1951.81       360          46692
6495400      ROCKVILLE             MD        20852        SFD         750%           7.234         1906.9       360          46661
6496357      NEWPORT BEACH         CA        92663        SFD         763%           7.359        3892.87       360          46692
6498210      SOUTHWICK             MA        01077        SFD         788%           7.609        1749.59       360          46692
6498517      SAN CLEMENTE          CA        92672        SFD         838%           8.109        5405.63       360          46661
6498623      SNOWMASS VILLAGE      CO        81615        LCO         813%           7.859        1299.37       360          46661
6498872      NORTH CALDWELL        NJ        07006        SFD         800%           7.734         895.19       360          46692
6500040      MARIETTA              GA        30067        SFD         763%           7.359        2300.33       360          46661
6500238      BISHOP                CA        93514        SFD         850%           8.234         1026.5       360          46661
6500728      SHAMONG TWP           NJ        08088        SFD         813%           7.859        2672.99       360          46661
6501027      CHEVY CHASE           MD        20815        SFD         763%           7.359        2485.77       360          46692
6501093      MCLEAN                VA        22101        SFD         738%           7.109        2072.03       360          46692
6501194      CARLSBAD              CA        92008        PUD         788%           7.609        1667.66       360          46661
6501568      OMAHA                 NE        68135        PUD         800%           7.734        2219.64       360          46661
6501665      EASTCHESTER           NY        10709        SFD         788%           7.609        2251.34       360          46692
6503927      WESTBORO              MA        01581        SFD         863%           8.359        1772.62       360          46661
6504405      CARBONDALE            CO        81623        SFD         825%           7.984        2854.81       360          46661
6505007      GLENDALE              CA        91208        SFD         788%           7.609        2091.83       360          46661
6505240      VIRGINIA BEACH        VA        23451        SFD         800%           7.734        2063.35       360          46661
6506468      CAMPBELL              CA        95008        SFD         750%           7.234         2045.2       360          46692
6506977      HOLLISTER             CA        95023        SFD         850%           8.234        1934.97       360          46661
6507087      FORT COLLINS          CO        80524        PUD         813%           7.859        1748.58       360          46661
6507215      CASTLE ROCK           CO        80104        PUD         788%           7.609        3625.35       360          46692
6508258      ALBUQUERQUE           NM        87122        SFD         788%           7.609        1776.42       360          46661
6508411      MONTVALE              NJ        07645        SFD         813%           7.859        1930.49       360          46661
6509234      SAN DIEGO             CA        92130        SFD         775%           7.484        1897.78       360          46661
6509256      LEES SUMMIT           MO        64081        SFD         813%           7.859        2352.23       360          46661
6509733      SAN JOSE              CA        95118        SFD         788%           7.609        1867.78       360          46661
6510337      LITTLETON             CO        80127        SFD         775%           7.484        3209.53       360          46692
6510706      MORGAN HILL           CA        95037        SFD         763%           7.359        1805.94       360          46661
6510707      AVALON                NJ        08202        SFD         800%           7.734        3580.77       360          46692
6512102      PARK CITY             UT        84098        SFD         750%           7.234        2447.25       360          46692
6512362      SANDY                 UT        84093        SFD         838%           8.109        3724.35       360          46661
6512382      COTO DE CAZA          CA        92679        PUD         788%           7.609        3045.29       360          46692
6513499      DANVILLE              CA        94526        SFD         775%           7.484        1955.81       360          46692
6513958      WEST LAKELAND         MN        55082        SFD         788%           7.609        1740.17       360          46692
6513975      FAIRFAX               VA        22030        PUD         775%           7.484        1735.51       360          46692
6513981      DEPOE BAY             OR        97341        PUD         775%           7.484        2493.11       360          46692
6514708      IUKA                  MS        38852        SFD         813%           7.859        2004.74       360          46661
6515186      MAPLE VALLEY          WA        98038        SFD         775%           7.484         863.99       360          46661
6515284      BASALT                CO        81621        SFD         825%           7.984        1990.86       360          46661
6515598      SANTA ANA             CA        92705        SFD         788%           7.609        5126.24       360          46661
6515836      WINDSOR               CO        80550        SFD         813%           7.859        3522.41       360          46661
6516053      SAN JOSE              CA        95123        SFD         763%           7.359        1640.31       360          46692
6517078      EMERSON               NJ        07630        SFD         825%           7.984        1859.38       360          46692
6517095      MAPLEWOOD             NJ        07040        SFD         800%           7.734        1100.65       360          46692
6517397      RANCHO CUCAMONGA      CA        91739        SFD         800%           7.734        1763.24       360          46661
6517805      WEST LINN             OR        97068        SFD         763%           7.359        1840.26       360          46692
6518143      SAN CARLOS            CA        94070        LCO         763%           7.359        2208.32       360          46661
6518183      WATERFORD             CT        06385        SFD         850%           8.234         346.01       360          46692
6518572      SALT LAKE CITY        UT        84124        SFD         775%           7.484        1862.67       360          46692
6519080      EDINA                 MN        55424        SFD         788%           7.609         3120.7       360          46692
6519392      MIDDLETOWN            NJ        07701        SFD         738%           7.109        2417.36       360          46692
6519769      BREMERTON             WA        98311        SFD         825%           7.984        3671.82       360          46692
6519969      LOS ALAMITOS          CA        90720        SFD         763%           7.359        1681.01       360          46661
6520537      ALBUQUERQUE           NM        87122        SFD         788%           7.609        1918.53       360          46692
6520701      BENTON                LA        71006        SFD         813%           7.859        1692.89       360          46661
6521484      LIVERMORE             CA        94550        SFD         775%           7.484        1638.08       360          46661
6521540      SUNNYVALE             CA        94086        SFD         775%           7.484        1713.66       360          46692
6522858      OMAHA                 NE        68164        SFD         813%           7.859        2102.38       360          46692
6523796      MONROVIA              CA        91016        SFD         788%           7.609         2117.2       360          46692
6524580      HOLLIS HILLS          NY        11367        SFD         813%           7.859        1937.92       360          46692
6524608      SCOTTSDALE            AZ        85255        PUD         775%           7.484        2149.24       360          46692
6525003      PARADISE VALLEY       AZ        85253        SFD         775%           7.484        2951.62       360          46692
6525656      CARLSBAD              CA        92009        SFD         775%           7.484        2388.16       360          46692
6525789      MORAN                 WY        83013        SFD         788%           7.609        1943.19       360          46692
6525900      OXNARD                CA        93035        SFD         738%           7.109        1958.06       360          46692
6527328      WAYLAND               MA        01778        SFD         788%           7.609        2900.28       360          46692
6527745      SPANGLE               WA        99031        SFD         775%           7.484        2005.95       360          46692
6528401      SARATOGA              CA        95070        SFD         763%           7.359        1769.48       360          46692
6528901      REDMOND               WA        98053        PUD         763%           7.359        1735.86       360          46661
6529033      STAMFORD              CT        06902        SFD         738%           7.109        1788.85       360          46692
6529281      BRECKENRIDGE          CO        80424        SFD         775%           7.484        2464.46       360          46692
6529285      ALEXANDRIA TWP        NJ        08867        SFD         788%           7.609        1885.18       360          46692
6529617      BERNARDS              NJ        07920        PUD         800%           7.734        1981.16       360          46692
6530158      CHESAPEAKE            VA        23320        SFD         763%           7.359        1765.95       360          46692
6530332      HUNTINGTON BEACH      CA        92646        SFD         775%           7.484        2103.39       360          46692
6530424      LAGUNA BEACH          CA        92651        SFD         775%           7.484        3582.06       360          46692
6531485      LOS ANGELES           CA        91364        SFD         775%           7.484        2070.43       360          46692
6532141      LITTLETON             CO        80122        PUD         800%           7.734        2237.98       360          46692
6532235      YORBA LINDA           CA        92887        SFD         788%           7.609        1682.16       360          46692
6532931      SARASOTA              FL        34236        PUD         725%           6.984        1705.44       360          46692
6533924      ROCHESTER             MN        55902        SFD         763%           7.359        1642.08       360          46692
6534052      DENVER                CO        80206        SFD         800%           7.734        5209.73       360          46692
6534090      OXNARD                CA        93030        SFD         775%           7.484        1970.13       360          46692
6534124      LAKE HAVASU CITY      AZ        86404        SFD         800%           7.734         2377.4       360          46692
6534403      SAN JOSE              CA        95138        SFD         775%           7.484        1753.06       360          46661
6535008      PHOENIX               AZ        85024        SFD         788%           7.609        1673.82       360          46692
6535297      OLD TAPPAN            NJ        07675        SFD         800%           7.734        2421.42       360          46692
6535644      LAKEWOOD              WA        98467        SFD         775%           7.484        1701.48       360          46692
6535725      CEDAREDGE             CO        81413        SFD         788%           7.609        1769.17       360          46692
6535833      COLORADO SPRINGS      CO        80906        SFD         788%           7.609        2755.26       360          46661
6536904      MADISON               AL        35758        SFD         725%           6.984        1603.11       360          46692
6537157      DENVER                CO        80206        SFD         775%           7.484         2993.6       360          46692
6537664      TRABUCO CANYON        CA        92679        SFD         775%           7.484        2134.91       360          46692
6537689      SAN JOSE              CA        95125        SFD         800%           7.734         2436.1       360          46692
6537728      SAN FRANCISCO         CA        94127        SFD         788%           7.609        2418.83       360          46692
6537754      PRIOR LAKE            MN        55372        SFD         800%           7.734        1741.99       360          46692
6537792      LIVERMORE             CA        94550        SFD         775%           7.484        1888.82       360          46692
6537810      LOS ALTOS             CA        94024        SFD         713%           6.859        2189.59       360          46692
6538107      CAMBRIDGE             MN        55008        SFD         763%           7.359        1868.58       360          46692
6538792      ROSEMONT              PA        19010        SFD         775%           7.484        4656.68       360          46692
6539116      MILPITAS              CA        95035        SFD         725%           6.984        1923.05       360          46692
6540311      DUXBURY               MA        02332        SFD         800%           7.734        1882.11       360          46692
6540873      SAN JOSE              CA        95138        SFD         738%           7.109        1726.69       360          46692
6541471      SANTA BARBARA         CA        93110        SFD         775%           7.484        6922.69       360          46692
6541520      KAUFMAN               TX        75142        SFD         788%           7.609        1769.89       360          46692
6541889      ST LOUIS PARK         MN        55416        SFD         738%           7.109        1823.38       360          46692
6542122      SAN JOSE              CA        95138        SFD         738%           7.109        2417.36       360          46692
6542750      SAN DIEGO             CA        92131        PUD         738%           7.109        2319.98       360          46692
6542827      DES MOINES            IA        50312        SFD         763%           7.359        2123.38       360          46692
6543084      ROSWELL               GA        30075        SFD         750%           7.234        2310.75       360          46692
6543400      EDINA                 MN        55439        SFD         750%           7.234         1866.9       360          46692
6543437      SHAKOPEE              MN        55379        PUD         763%           7.359        1744.71       360          46692
6543703      LIVERMORE             CA        94550        SFD         788%           7.609        1803.97       360          46692
6543710      SAN JOSE              CA        95123        SFD         788%           7.609        1914.91       360          46692
6545357      HAILEY                ID        83333        SFD         775%           7.484        1834.02       360          46692
6545772      BLUE SPRINGS          MO        64015        SFD         775%           7.484        1717.96       360          46692
6545917      SAN RAMON             CA        94583        SFD         775%           7.484        2040.16       360          46692
6545969      KENT                  WA        98031        SFD         775%           7.484        1882.73       360          46692
6546335      LAKESIDE PARK         KY        41017        SFD         775%           7.484        1966.91       360          46692
6546871      CORCORAN              MN        55374        SFD         763%           7.359        2151.69       360          46692
6547561      SILVER SPRINGS        MD        20910        SFD         775%           7.484        1869.84       360          46692
6547725      SCOTTSDALE            AZ        85259        SFD         775%           7.484        1719.39       360          46692
6548265      UNION CITY            CA        94587        SFD         775%           7.484        2292.52       360          46692
6548272      UNION CITY            CA        94587        PUD         725%           6.984        1978.31       360          46692
6548442      GOLDEN                CO        80403        PUD         750%           7.234        2487.11       360          46692
6549188      SAN JOSE              CA        95138        SFD         738%           7.109        2417.36       360          46692
6550278      SCOTTSDALE            AZ        85254        PUD         750%           7.234        1789.99       360          46692
6550304      PARADISE VALLEY       AZ        85253        SFD         763%           7.359        4246.76       360          46692
6551344      SCOTTSDALE            AZ        85255        PUD         788%           7.609        2262.22       360          46692
6553525      VIRGINIA BEACH        VA        23454        SFD         788%           7.609        1948.99       360          46722
6553728      UNION CITY            CA        94587        PUD         700%           6.734        1749.75       360          46692
6554196      VALENCIA              CA        91354        SFD         725%           6.984         1655.3       360          46692
6555552      ZIONSVILLE            IN        46077        PUD         775%           7.484        1812.52       360          46692
6555908      WALNUT                CA        91789        SFD         763%           7.359        1656.24       360          46722
6556375      SAN JOSE              CA        95120        SFD         775%           7.484        2149.24       360          46692
6559095      NIWOT                 CO        80503        SFD         775%           7.484        2865.65       360          46692
6560422      RENO                  NV        89509        SFD         750%           7.234        1922.84       360          46692
6561776      CHARLOTTE             NC        28207        LCO         788%           7.609        1824.64       360          46692
6567346      LAGUNA BEACH          CA        92651        SFD         763%           7.359        1721.35       360          46692
6567560      AVALON                NJ        08202        SFD         763%           7.359        1769.48       360          46692


COUNT:  944
WAC:      7.77408528
WAM:    357.5650482
WALTV:   73.93736123

                  CUT-OFF
  MORTGAGE         DATE                              MORTGAGE                  T.O.P.     MASTER
    LOAN         PRINCIPAL                           INSURANCE    SERVICE     MORTGAGE    SERVICE
   NUMBER         BALANCE        LTV      SUBSIDY      CODE         FEE         LOAN        FEE
2154639         $334,916.04     80.00                              0.250                   0.016
4511090         $112,000.00     58.95                              0.250                   0.016
4542342         $267,500.00     75.00                              0.250                   0.016
4551473         $364,508.55     54.07                              0.250                   0.016
4578338         $370,000.00     67.61                              0.250                   0.016
4589639         $373,236.39     90.00                   11         0.250                   0.016
4598783         $241,344.42     79.99                              0.250                   0.016
4599525         $374,400.00     90.00                   11         0.250                   0.016
4604828         $279,797.35     80.00                              0.250                   0.016
4605026         $329,761.16     75.00                              0.250                   0.016
4605165         $279,622.99     67.47                              0.250                   0.016
4606146         $347,741.73     78.56                              0.250                   0.016
4606156         $521,950.00     80.00                              0.250                   0.016
4613613         $305,521.14     90.00                   06         0.250                   0.016
4616789         $296,600.85     89.97                              0.250                   0.016
4617133         $99,851.10      60.61                              0.250                   0.016
4617583         $440,000.00     73.95                              0.250                   0.016
4618734         $262,619.14     80.00                              0.250                   0.016
4618903         $305,594.31     89.99                   01         0.250                   0.016
4619230         $445,000.00     71.77                              0.250                   0.016
4620576         $360,685.96     89.99                              0.250                   0.016
4620997         $280,000.00     64.89                              0.250                   0.016
4624740         $272,000.00     80.00      GD 2YR                  0.250                   0.016
4626014         $373,264.93     76.77                              0.250                   0.016
4626111         $309,500.00     88.43                              0.250                   0.016
4626962         $419,127.17     80.00                              0.250                   0.016
4627176         $499,655.90     63.29                              0.250                   0.016
4627478         $239,812.77     77.42                              0.250                   0.016
4629084         $427,198.27     90.00                   17         0.250                   0.016
4629122         $265,000.00     63.86                              0.250                   0.016
4629290         $256,000.00     79.80                              0.250                   0.016
4630509         $499,628.92     38.46                              0.250                   0.016
4631340         $389,731.61     75.00                              0.250                   0.016
4632554         $249,804.97     58.55                              0.250                   0.016
4633070         $229,509.85     69.91                              0.250                   0.016
4633159         $120,941.02     70.00                              0.250                   0.016
4633542         $323,209.74     90.00                   12         0.250                   0.016
4634018         $146,000.00     73.00                              0.250                   0.016
4635293         $261,320.03     79.97                              0.250                   0.016
4635648         $313,789.31     73.88                              0.250                   0.016
4636249         $255,315.07     84.98                              0.250                   0.016
4637334         $306,167.75     68.22                              0.250                   0.016
4637347         $235,842.53     78.44                              0.250                   0.016
4637431         $251,121.39     80.00                              0.250                   0.016
4637629         $271,798.14     80.00                              0.250                   0.016
4637698         $231,541.62     80.00                              0.250                   0.016
4637759         $317,781.15     28.91                              0.250                   0.016
4637770         $297,858.32     80.00                              0.250                   0.016
4637772         $229,517.00     89.26                   01         0.250                   0.016
4637826         $239,692.87     80.00                              0.250                   0.016
4637956         $274,456.66     71.90                              0.250                   0.016
4637995         $269,718.90     79.38                              0.250                   0.016
4638279         $351,875.48     89.99                   01         0.250                   0.016
4638296         $323,996.32     74.71                              0.250                   0.016
4638307         $271,120.75     80.00                              0.250                   0.016
4638483         $247,400.03     89.99                              0.250                   0.016
4638624         $796,806.49     66.67                              0.250                   0.016
4638652         $241,426.40     95.00                   01         0.250                   0.016
4639328         $255,666.06     80.00                              0.250                   0.016
4639331         $261,289.72     73.60                              0.250                   0.016
4639348         $398,557.34     80.00                              0.250                   0.016
4639354         $234,578.28     80.00                              0.250                   0.016
4639387         $236,605.83     80.00                              0.250                   0.016
4639646         $74,893.78      76.53                              0.250                   0.016
4639976         $253,653.98     84.39                   12         0.250                   0.016
4640059         $227,843.09     80.00                              0.250                   0.016
4640060         $261,638.19     80.00                              0.250                   0.016
4640113         $164,395.10     70.00                              0.250                   0.016
4640943         $322,376.11     90.00                   12         0.250                   0.016
4641273         $258,821.76     78.48                              0.250                   0.016
4641949         $269,680.04     90.00                              0.250                   0.016
4642364         $236,800.00     80.00                              0.250                   0.016
4642416         $316,787.29     73.38                              0.250                   0.016
4642557         $255,784.56     90.00                   12         0.250                   0.016
4643035         $74,888.33      53.57                              0.250                   0.016
4643050         $392,443.12     71.40                              0.250                   0.016
4643260         $478,853.17     80.00                              0.250                   0.016
4643355         $310,286.31     90.00                   01         0.250                   0.016
4643384         $209,574.45     70.00                              0.250                   0.016
4643598         $308,043.17     90.00                   17         0.250                   0.016
4643781         $353,730.62     41.65                              0.250                   0.016
4643785         $318,309.84     75.00                              0.250                   0.016
4643926         $259,829.93     80.00                              0.250                   0.016
4644115         $247,833.59     80.00                              0.250                   0.016
4644125         $227,200.00     80.00                              0.250                   0.016
4644261         $234,838.28     50.38                              0.250                   0.016
4644347         $339,741.28     80.00                              0.250                   0.016
4644596         $347,250.00     75.00                              0.250                   0.016
4644692         $105,450.46     79.96                              0.250                   0.016
4644777         $619,583.99     77.50                              0.250                   0.016
4644909         $323,574.69     90.00                   01         0.250                   0.016
4644986         $239,148.33     90.00                   01         0.250                   0.016
4645091         $247,029.88     80.00                              0.250                   0.016
4645173         $363,755.77     80.00                              0.250                   0.016
4645376         $74,893.78      48.39                              0.250                   0.016
4645400         $364,261.56     90.00                   17         0.250                   0.016
4645539         $234,000.00     90.00                              0.250                   0.016
4645680         $400,000.00     34.33                              0.250                   0.016
4645861         $392,000.00     64.79                              0.250                   0.016
4645907         $298,799.71     55.22                              0.250                   0.016
4646331         $125,915.46     79.75                              0.250                   0.016
4646467         $307,788.04     80.00                              0.250                   0.016
4646554         $295,791.09     74.37                              0.250                   0.016
4646619         $249,506.05     73.53                              0.250                   0.016
4646668         $247,824.96     80.00                              0.250                   0.016
4646838         $244,800.00     80.00                              0.250                   0.016
4646948         $374,728.58     75.60      GD 4YR                  0.250                   0.016
4647199         $264,000.00     80.00                              0.250                   0.016
4647247         $275,000.00     63.07                              0.250                   0.016
4647663         $170,000.00     68.00                              0.250                   0.016
4647902         $269,438.53     95.00                   12         0.250                   0.016
4648070         $287,796.73     90.00                   17         0.250                   0.016
4648179         $299,793.54     80.00                              0.250                   0.016
4648402         $282,810.12     78.61                              0.250                   0.016
4648473         $228,714.32     88.42                              0.250                   0.016
4648475         $78,346.04      80.00                              0.250                   0.016
4648484         $275,000.00     64.71                              0.250                   0.016
4648699         $284,000.00     80.00                              0.250                   0.016
4648771         $100,000.00     32.26                              0.250                   0.016
4648956         $249,148.28     50.00                              0.250                   0.016
4649139         $246,184.72     74.98                              0.250                   0.016
4649210         $311,307.92     70.91                              0.250                   0.016
4649229         $271,200.07     90.00                   06         0.250                   0.016
4649262         $502,936.67     80.00                              0.250                   0.016
4649302         $369,578.38     80.00                              0.250                   0.016
4649306         $258,400.00     80.00                              0.250                   0.016
4649336         $275,969.21     74.80                              0.250                   0.016
4649365         $327,265.14     80.00                              0.250                   0.016
4649372         $279,277.65     80.00                              0.250                   0.016
4649378         $238,191.30     78.26                              0.250                   0.016
4649405         $322,304.70     74.25                              0.250                   0.016
4649529         $239,826.29     68.57                              0.250                   0.016
4649590         $232,000.00     61.05                              0.250                   0.016
4649602         $248,000.00     80.00                              0.250                   0.016
4649701         $235,000.00     72.31                              0.250                   0.016
4649812         $236,832.72     65.83                              0.250                   0.016
4649816         $267,815.56     80.00                              0.250                   0.016
4649886         $260,000.00     54.17                              0.250                   0.016
4650053         $291,312.49     80.00                              0.250                   0.016
4650217         $229,835.89     77.83                              0.250                   0.016
4650233         $261,000.00     90.00                   11         0.250                   0.016
4650635         $311,341.74     75.00                              0.250                   0.016
4650639         $499,309.54     58.82                              0.250                   0.016
4650670         $294,408.22     73.75                              0.250                   0.016
4650862         $249,823.55     63.29                              0.250                   0.016
4650965         $319,297.25     57.14                              0.250                   0.016
4650967         $295,387.94     80.00                              0.250                   0.016
4650975         $369,187.43     76.29                              0.250                   0.016
4650979         $398,948.75     56.14                              0.250                   0.016
4650992         $327,212.92     80.00                              0.250                   0.016
4651034         $298,000.00     90.30                              0.250                   0.016
4651310         $260,815.78     74.57                              0.250                   0.016
4651525         $324,758.80     63.73                              0.250                   0.016
4651574         $499,655.90     80.00                              0.250                   0.016
4651655         $292,600.00     76.00                              0.250                   0.016
4651916         $399,724.72     68.97                              0.250                   0.016
4651968         $115,922.16     80.00                              0.250                   0.016
4652028         $247,566.23     79.46                              0.250                   0.016
4652039         $267,810.54     87.93                   06         0.250                   0.016
4652089         $429,496.65     71.63                              0.250                   0.016
4652225         $242,000.00     73.33                              0.250                   0.016
4652310         $274,400.00     79.93                              0.250                   0.016
4652346         $266,809.48     79.98                              0.250                   0.016
4652586         $196,000.00     80.00                              0.250                   0.016
4652854         $199,872.47     71.79                              0.250                   0.016
4652857         $269,794.55     59.34                              0.250                   0.016
4652898         $281,056.44     71.38                              0.250                   0.016
4652949         $230,000.00     80.00                              0.250                   0.016
4652954         $234,838.28     67.14                              0.250                   0.016
4653490         $299,793.54     66.67                              0.250                   0.016
4653525         $238,391.46     58.91                              0.250                   0.016
4653583         $416,713.02     63.66                              0.250                   0.016
4653638         $230,100.00     74.23                              0.250                   0.016
4653773         $383,663.73     77.58                              0.250                   0.016
4653896         $293,947.43     77.84                              0.250                   0.016
4653980         $284,423.10     87.62      GD 3YR                  0.250                   0.016
4654038         $96,936.55      48.50                              0.250                   0.016
4654059         $292,188.37     80.00                              0.250                   0.016
4654175         $327,968.36     77.22                              0.250                   0.016
4654176         $235,820.42     66.48                              0.250                   0.016
4654207         $285,634.01     80.00                              0.250                   0.016
4654482         $277,000.00     71.95                              0.250                   0.016
4654506         $420,695.29     63.31                              0.250                   0.016
4654514         $248,960.72     76.92                              0.250                   0.016
4654539         $285,997.65     80.00                              0.250                   0.016
4654560         $291,813.97     74.43                              0.250                   0.016
4654580         $258,108.75     74.99                              0.250                   0.016
4654600         $90,636.78      75.00                              0.250                   0.016
4654695         $279,792.20     74.67                              0.250                   0.016
4654705         $380,217.61     70.43                              0.250                   0.016
4654713         $368,697.53     77.68                              0.250                   0.016
4654734         $251,288.37     85.00                   17         0.250                   0.016
4654955         $263,818.31     80.00                              0.250                   0.016
4655131         $287,796.73     80.00                              0.250                   0.016
4655137         $125,911.07     35.80                              0.250                   0.016
4655267         $253,600.00     80.00                              0.250                   0.016
4655357         $152,692.15     80.00                              0.250                   0.016
4655433         $279,802.38     80.00                              0.250                   0.016
4655524         $174,616.00     80.00                              0.250                   0.016
4655702         $261,800.64     67.18                              0.250                   0.016
4655705         $104,803.85     28.00                              0.250                   0.016
4655720         $316,909.45     74.99                              0.250                   0.016
4655730         $770,000.00     71.63                              0.250                   0.016
4655746         $160,859.88     74.98                              0.250                   0.016
4655753         $199,578.02     35.40                              0.250                   0.016
4655763         $302,229.00     69.00                              0.250                   0.016
4655770         $109,777.07     29.33                              0.250                   0.016
4655777         $114,752.44     45.10                              0.250                   0.016
4655783         $253,846.86     80.00                              0.250                   0.016
4655788         $164,655.36     45.21                              0.250                   0.016
4655793         $330,479.87     80.00                              0.250                   0.016
4655798         $235,646.03     74.98                              0.250                   0.016
4655805         $124,722.71     42.37                              0.250                   0.016
4655811         $239,109.53     80.00                              0.250                   0.016
4655820         $498,976.51     68.97                              0.250                   0.016
4655821         $266,208.19     79.88                              0.250                   0.016
4655824         $377,984.59     65.44                              0.250                   0.016
4655848         $231,832.08     80.00                              0.250                   0.016
4655905         $149,891.43     75.00                              0.250                   0.016
4655927         $291,390.12     80.00                              0.250                   0.016
4655928         $297,371.27     80.00                              0.250                   0.016
4655929         $227,489.19     80.00                              0.250                   0.016
4655931         $348,784.88     46.05                              0.250                   0.016
4655933         $421,681.16     80.00                              0.250                   0.016
4655934         $310,782.34     80.00                              0.250                   0.016
4655935         $262,239.93     80.00                              0.250                   0.016
4655936         $292,212.64     80.00                              0.250                   0.016
4655943         $393,177.07     79.44                              0.250                   0.016
4655944         $325,639.41     80.00                              0.250                   0.016
4655946         $148,879.94     71.26                              0.250                   0.016
4655949         $249,428.65     52.97                              0.250                   0.016
4655954         $423,750.50     71.43                              0.250                   0.016
4655958         $136,206.15     65.00                              0.250                   0.016
4655959         $419,157.46     80.00                              0.250                   0.016
4655960         $327,286.84     80.00                              0.250                   0.016
4655963         $254,676.67     74.99                              0.250                   0.016
4655967         $289,418.24     77.33                              0.250                   0.016
4655970         $400,000.00     80.00                              0.250                   0.016
4655976         $238,351.75     90.00                   17         0.250                   0.016
4656053         $269,000.00     37.89                              0.250                   0.016
4656077         $531,515.02     68.19                              0.250                   0.016
4656172         $164,538.97     74.16                              0.250                   0.016
4656178         $149,677.08     37.50                              0.250                   0.016
4656193         $77,795.44      62.12                              0.250                   0.016
4656215         $139,707.58     73.68                              0.250                   0.016
4656220         $49,966.44      65.79                              0.250                   0.016
4656223         $79,826.03      10.60                              0.250                   0.016
4656234         $508,934.78     55.14                              0.250                   0.016
4656236         $490,000.00     31.21                              0.250                   0.016
4656248         $199,560.79     50.00                              0.250                   0.016
4656273         $337,992.62     75.00                              0.250                   0.016
4656285         $152,562.73     66.05                              0.250                   0.016
4656313         $259,451.44     65.16                              0.250                   0.016
4656322         $190,788.43     74.98                              0.250                   0.016
4656330         $105,795.81     51.71                              0.250                   0.016
4656331         $349,238.99     71.43                              0.250                   0.016
4656342         $481,906.14     53.67                              0.250                   0.016
4656350         $455,976.12     69.56                              0.250                   0.016
4656352         $299,327.87     60.61                              0.250                   0.016
4656359         $455,047.57     80.00                              0.250                   0.016
4656362         $541,795.53     79.85                              0.250                   0.016
4656372         $389,160.49     79.92                              0.250                   0.016
4656378         $258,126.69     79.97                              0.250                   0.016
4656428         $307,782.62     80.00                              0.250                   0.016
4656437         $269,659.54     84.33                   12         0.250                   0.016
4656513         $231,505.58     80.00                              0.250                   0.016
4656514         $239,273.63     76.19                              0.250                   0.016
4656517         $367,215.76     80.00                              0.250                   0.016
4656520         $393,151.86     80.00                              0.250                   0.016
4656523         $317,841.42     74.94                              0.250                   0.016
4656527         $238,679.92     79.77                              0.250                   0.016
4656528         $259,440.32     80.00                              0.250                   0.016
4656529         $339,238.27     80.00                              0.250                   0.016
4656531         $415,095.52     80.00                              0.250                   0.016
4656532         $230,906.64     76.66                              0.250                   0.016
4656533         $263,408.53     80.00                              0.250                   0.016
4656537         $260,403.48     79.82                              0.250                   0.016
4656538         $232,513.31     61.32                              0.250                   0.016
4656540         $509,221.85     80.00                              0.250                   0.016
4656542         $229,342.07     90.00                              0.250                   0.016
4656544         $257,865.69     80.00                              0.250                   0.016
4656545         $367,207.84     80.00                              0.250                   0.016
4656562         $444,435.40     80.00                              0.250                   0.016
4656669         $242,828.49     79.02                              0.250                   0.016
4656739         $252,244.82     80.00                              0.250                   0.016
4656741         $292,000.00     80.00                              0.250                   0.016
4656743         $509,621.51     75.00                              0.250                   0.016
4656762         $294,318.21     55.66                              0.250                   0.016
4656771         $251,373.78     80.00                              0.250                   0.016
4656780         $498,976.51     78.13                              0.250                   0.016
4656795         $621,549.81     40.13                              0.250                   0.016
4656817         $339,275.40     80.00                              0.250                   0.016
4656850         $403,207.96     65.08                              0.250                   0.016
4656862         $249,827.96     58.82                              0.250                   0.016
4656891         $423,685.33     80.00                              0.250                   0.016
4656902         $135,216.99     57.42                              0.250                   0.016
4656913         $254,801.08     75.00                              0.250                   0.016
4656929         $623,548.36     74.29                              0.250                   0.016
4656943         $237,214.80     69.99                              0.250                   0.016
4656979         $303,774.38     80.00                              0.250                   0.016
4657006         $245,821.95     76.88                              0.250                   0.016
4657032         $500,000.00     73.53                              0.250                   0.016
4657051         $373,229.67     90.00                   12         0.250                   0.016
4657074         $44,852.47      58.44                              0.250                   0.016
4657099         $282,395.46     80.00                              0.250                   0.016
4657101         $164,648.34     63.41                              0.250                   0.016
4657119         $249,804.98     73.86                              0.250                   0.016
4657127         $59,891.29      70.59                              0.250                   0.016
4657135         $474,647.48     59.38                              0.250                   0.016
4657177         $119,332.87     55.81                              0.250                   0.016
4657199         $239,472.93     57.14                              0.250                   0.016
4657219         $268,215.29     76.69                              0.250                   0.016
4657230         $117,840.62     74.98                              0.250                   0.016
4657262         $326,763.32     54.05                              0.250                   0.016
4657299         $534,592.91     69.03                              0.250                   0.016
4657306         $274,008.12     74.32                              0.250                   0.016
4657315         $300,770.97     70.00                              0.250                   0.016
4657377         $374,002.51     78.95                              0.250                   0.016
4657380         $329,702.91     80.00                              0.250                   0.016
4657385         $386,805.08     69.86                              0.250                   0.016
4657396         $307,343.63     80.00                              0.250                   0.016
4657405         $79,822.52      62.50                              0.250                   0.016
4657416         $333,835.96     77.01                              0.250                   0.016
4657424         $286,749.36     57.48                              0.250                   0.016
4657445         $267,326.79     80.00                              0.250                   0.016
4657467         $43,306.12      74.96                              0.250                   0.016
4657472         $79,826.03      43.48                              0.250                   0.016
4657484         $40,116.01      60.00                              0.250                   0.016
4657492         $273,700.00     79.99                              0.250                   0.016
4657536         $154,903.65     68.89                              0.250                   0.016
4657674         $330,000.00     76.17                              0.250                   0.016
4657699         $351,738.76     80.00                              0.250                   0.016
4657933         $254,537.58     90.00                   01         0.250                   0.016
4657940         $271,798.14     80.00                              0.250                   0.016
4658005         $492,443.32     80.00                              0.250                   0.016
4658028         $307,500.00     75.00                              0.250                   0.016
4658157         $263,413.96     80.00                              0.250                   0.016
4658277         $449,682.39     37.50                              0.250                   0.016
4658292         $270,000.00     75.00                              0.250                   0.016
4658351         $350,913.50     90.00                   06         0.250                   0.016
4658369         $229,837.67     71.88                              0.250                   0.016
4658501         $310,280.86     90.00                   12         0.250                   0.016
4658509         $310,041.83     89.92                   17         0.250                   0.016
4658520         $243,818.92     84.14                   11         0.250                   0.016
4658527         $270,568.33     75.00                              0.250                   0.016
4658581         $424,000.00     80.00                              0.250                   0.016
4658624         $102,779.21     69.99                              0.250                   0.016
4658741         $250,835.81     83.67                   11         0.250                   0.016
4658785         $532,094.81     75.00                              0.250                   0.016
4658824         $99,931.18      68.97                              0.250                   0.016
4658867         $271,793.03     80.00                              0.250                   0.016
4658972         $255,000.00     62.96                              0.250                   0.016
4659005         $55,834.19      71.25                              0.250                   0.016
4659043         $181,759.85     66.18                              0.250                   0.016
4659069         $64,808.08      56.48                              0.250                   0.016
4659075         $354,676.38     80.00                              0.250                   0.016
4659084         $38,887.31      66.10                              0.250                   0.016
4659094         $369,711.36     54.90                              0.250                   0.016
4659117         $333,800.00     82.22                              0.250                   0.016
4659119         $257,991.59     89.98                   06         0.250                   0.016
4659140         $346,755.94     80.00                              0.250                   0.016
4659196         $262,116.89     47.73                              0.250                   0.016
4659210         $249,375.08     60.83                              0.250                   0.016
4659212         $259,653.46     72.22                              0.250                   0.016
4659225         $314,580.15     75.00                              0.250                   0.016
4659228         $232,340.00     90.00                   06         0.250                   0.016
4659230         $118,836.50     70.00                              0.250                   0.016
4659234         $92,858.73      74.40                              0.250                   0.016
4659246         $351,400.00     63.32                              0.250                   0.016
4659248         $164,278.50     70.00                              0.250                   0.016
4659251         $342,514.25     78.85                              0.250                   0.016
4659265         $84,791.82      54.49                              0.250                   0.016
4659266         $319,774.15     82.05                   17         0.250                   0.016
4659283         $649,552.68     70.27                              0.250                   0.016
4659297         $152,783.32     69.55                              0.250                   0.016
4659298         $486,500.00     70.00                              0.250                   0.016
4659302         $67,307.59      75.00                              0.250                   0.016
4659309         $385,841.69     80.00                              0.250                   0.016
4659318         $339,760.03     80.00                              0.250                   0.016
4659327         $279,599.48     80.00                              0.250                   0.016
4659336         $296,301.05     71.45                              0.250                   0.016
4659345         $250,737.18     79.34                              0.250                   0.016
4659356         $139,910.73     80.00                              0.250                   0.016
4659359         $338,538.91     79.76                              0.250                   0.016
4659370         $32,157.50      74.88                              0.250                   0.016
4659388         $146,601.48     75.00                              0.250                   0.016
4659423         $335,756.81     78.14                              0.250                   0.016
4659469         $518,633.69     71.59                              0.250                   0.016
4659570         $280,000.00     75.68                              0.250                   0.016
4659588         $245,169.44     77.94                              0.250                   0.016
4659593         $460,385.56     69.85                              0.250                   0.016
4659602         $453,778.90     78.45                              0.250                   0.016
4659603         $120,684.07     74.98                              0.250                   0.016
4659604         $24,967.34      15.15                              0.250                   0.016
4659605         $279,209.78     80.00                              0.250                   0.016
4659608         $139,616.61     42.42                              0.250                   0.016
4659611         $363,463.41     80.00                              0.250                   0.016
4659613         $119,836.78     48.00                              0.250                   0.016
4659614         $243,674.79     80.00                              0.250                   0.016
4659616         $74,895.90      49.18                              0.250                   0.016
4659621         $102,861.32     52.15                              0.250                   0.016
4659624         $240,062.58     73.92                              0.250                   0.016
4659632         $274,598.65     31.98                              0.250                   0.016
4659634         $257,687.52     80.00                              0.250                   0.016
4659639         $504,248.08     24.88                              0.250                   0.016
4659642         $100,969.35     74.96                              0.250                   0.016
4659667         $199,264.82     58.82                              0.250                   0.016
4659670         $59,848.47      63.16                              0.250                   0.016
4659680         $267,251.20     80.00                              0.250                   0.016
4659683         $153,616.78     74.99                              0.250                   0.016
4659688         $63,618.48      74.94                              0.250                   0.016
4659689         $253,600.00     80.00                              0.250                   0.016
4659691         $257,224.05     80.00                              0.250                   0.016
4659695         $234,960.02     75.71                              0.250                   0.016
4659704         $269,629.02     78.26                              0.250                   0.016
4659708         $71,721.99      59.18                              0.250                   0.016
4659711         $92,876.04      75.00                              0.250                   0.016
4659716         $338,733.95     79.07                              0.250                   0.016
4659720         $79,888.97      67.80                              0.250                   0.016
4659730         $384,421.01     76.24                              0.250                   0.016
4659742         $259,639.14     74.93                              0.250                   0.016
4659743         $304,572.39     62.24                              0.250                   0.016
4659745         $292,293.55     75.00                              0.250                   0.016
4659747         $319,964.20     90.00                   06         0.250                   0.016
4659753         $419,405.21     80.00                              0.250                   0.016
4659754         $409,042.88     80.00                              0.250                   0.016
4659759         $337,022.04     90.00                   06         0.250                   0.016
4659761         $174,422.73     46.67                              0.250                   0.016
4659763         $226,878.26     80.00                              0.250                   0.016
4659789         $69,769.09      50.04                              0.250                   0.016
4659807         $287,786.26     80.00                              0.250                   0.016
4659836         $257,208.97     80.00                              0.250                   0.016
4659847         $243,840.38     80.00                              0.250                   0.016
4659867         $599,412.08     56.76                              0.250                   0.016
4659883         $179,729.30     72.00                              0.250                   0.016
4659895         $409,436.67     75.72                              0.250                   0.016
4659915         $289,585.17     67.44                              0.250                   0.016
4659922         $311,588.34     80.00                              0.250                   0.016
4659931         $99,868.06      45.45                              0.250                   0.016
4659936         $257,300.00     77.97                              0.250                   0.016
4659937         $331,090.86     80.00                              0.250                   0.016
4659960         $99,866.71      60.61                              0.250                   0.016
4659972         $186,241.17     69.98                              0.250                   0.016
4659978         $108,848.72     60.56                              0.250                   0.016
4659979         $244,661.69     77.78                              0.250                   0.016
4659981         $371,483.70     61.49                              0.250                   0.016
4659989         $309,569.75     74.70                              0.250                   0.016
4660003         $247,166.75     90.00                   06         0.250                   0.016
4660004         $259,612.87     63.88                              0.250                   0.016
4660005         $310,546.10     69.89                              0.250                   0.016
4660012         $272,962.71     80.00                              0.250                   0.016
4660016         $229,683.98     64.97                              0.250                   0.016
4660025         $163,763.03     60.74                              0.250                   0.016
4660028         $119,831.75     58.54                              0.250                   0.016
4660039         $257,634.62     71.97                              0.250                   0.016
4660045         $317,141.10     80.00                              0.250                   0.016
4660048         $99,606.67      59.17                              0.250                   0.016
4660052         $119,749.34     75.00                              0.250                   0.016
4660053         $242,854.59     74.98                              0.250                   0.016
4660063         $101,248.85     70.00                              0.250                   0.016
4660065         $246,821.23     67.32                              0.250                   0.016
4660080         $363,999.19     79.76                              0.250                   0.016
4660083         $442,695.75     80.00                              0.250                   0.016
4660091         $238,658.12     70.29                              0.250                   0.016
4660097         $255,675.11     75.00                              0.250                   0.016
4660107         $349,484.06     66.04                              0.250                   0.016
4660111         $278,794.93     84.95                              0.250                   0.016
4660118         $69,617.17      53.85                              0.250                   0.016
4660120         $44,940.01      52.94                              0.250                   0.016
4660176         $255,000.00     73.28                              0.250                   0.016
4660183         $231,844.34     80.00                              0.250                   0.016
4660192         $291,799.04     83.43                   17         0.250                   0.016
4660243         $229,484.69     79.31                              0.250                   0.016
4660244         $284,428.26     75.00                              0.250                   0.016
4660246         $442,216.92     80.00                              0.250                   0.016
4660248         $279,433.37     80.00                              0.250                   0.016
4660250         $149,187.73     65.00                              0.250                   0.016
4660251         $264,446.50     62.80                              0.250                   0.016
4660255         $98,791.11      75.00                              0.250                   0.016
4660260         $112,262.63     59.21                              0.250                   0.016
4660261         $284,348.63     63.33                              0.250                   0.016
4660270         $435,089.32     80.00                              0.250                   0.016
4660274         $157,160.95     75.00                              0.250                   0.016
4660277         $79,753.41      47.06                              0.250                   0.016
4660278         $101,773.73     75.00                              0.250                   0.016
4660279         $340,051.55     80.00                              0.250                   0.016
4660280         $411,883.31     77.92                              0.250                   0.016
4660281         $177,609.07     49.44                              0.250                   0.016
4660283         $236,500.23     68.00                              0.250                   0.016
4660294         $52,382.38      53.85                              0.250                   0.016
4660298         $250,696.09     70.96                              0.250                   0.016
4660299         $265,634.52     59.11                              0.250                   0.016
4660302         $49,895.56      40.65                              0.250                   0.016
4660311         $339,275.40     77.27                              0.250                   0.016
4660326         $997,890.22     63.09                              0.250                   0.016
4660327         $242,482.12     75.94                              0.250                   0.016
4660333         $123,491.52     75.00                              0.250                   0.016
4660334         $243,043.26     79.87                              0.250                   0.016
4660350         $199,569.46     22.22                              0.250                   0.016
4660355         $227,499.26     80.00                              0.250                   0.016
4660363         $369,227.20     55.64                              0.250                   0.016
4660368         $326,296.11     65.40                              0.250                   0.016
4660370         $295,375.50     80.00                              0.250                   0.016
4660378         $237,018.70     79.17                              0.250                   0.016
4660380         $349,215.84     60.87                              0.250                   0.016
4660388         $249,445.45     80.00                              0.250                   0.016
4660399         $151,579.51     74.98                              0.250                   0.016
4660400         $269,401.08     77.14                              0.250                   0.016
4660406         $129,045.81     74.96                              0.250                   0.016
4660415         $261,835.15     80.00                              0.250                   0.016
4660526         $336,546.25     79.29                              0.250                   0.016
4660560         $229,671.00     80.00                              0.250                   0.016
4660582         $24,947.25      50.61                              0.250                   0.016
4660586         $244,461.95     90.00                   12         0.250                   0.016
4660590         $159,662.41     68.97                              0.250                   0.016
4660608         $244,000.00     63.38                              0.250                   0.016
4660621         $183,904.19     69.62                              0.250                   0.016
4660651         $35,924.78      58.06                              0.250                   0.016
4660658         $92,803.26      47.69                              0.250                   0.016
4660667         $50,400.72      74.81                              0.250                   0.016
4660671         $84,811.44      66.93                              0.250                   0.016
4660678         $79,831.21      66.67                              0.250                   0.016
4660683         $99,333.48      57.14                              0.250                   0.016
4660696         $35,927.76      75.00                              0.250                   0.016
4660706         $287,348.30     80.00                              0.250                   0.016
4660709         $491,850.68     73.58                              0.250                   0.016
4660717         $157,076.93     75.00                              0.250                   0.016
4660737         $400,000.00     62.02                              0.250                   0.016
4660764         $499,655.90     78.74                              0.250                   0.016
4660886         $127,916.27     80.00                              0.250                   0.016
4660893         $81,336.49      73.09                              0.250                   0.016
4660896         $87,319.06      71.72                              0.250                   0.016
4660902         $199,594.72     71.43                              0.250                   0.016
4660904         $279,415.17     80.00                              0.250                   0.016
4660906         $110,184.88     75.00                              0.250                   0.016
4660911         $163,161.92     75.00                              0.250                   0.016
4660917         $53,881.38      75.00                              0.250                   0.016
4660918         $84,824.22      60.71                              0.250                   0.016
4660923         $38,871.60      47.34                              0.250                   0.016
4660980         $249,411.36     40.32                              0.250                   0.016
4660990         $372,121.78     69.07                              0.250                   0.016
4661019         $174,400.00     80.00                              0.250                   0.016
4661094         $247,820.50     80.00                              0.250                   0.016
4661106         $245,992.37     85.00                              0.250                   0.016
4661155         $359,000.00     68.38                              0.250                   0.016
4661162         $76,044.01      74.71                              0.250                   0.016
4661164         $164,169.99     70.00                              0.250                   0.016
4661180         $63,569.61      74.94                              0.250                   0.016
4661193         $294,364.98     74.68                              0.250                   0.016
4661313         $349,726.96     60.34                              0.250                   0.016
4661640         $334,757.54     64.42                              0.250                   0.016
4661679         $235,500.00     95.00                              0.250                   0.016
4661701         $273,556.79     75.00                              0.250                   0.016
4661710         $233,426.63     65.43                              0.250                   0.016
4661768         $291,904.00     89.99                              0.250                   0.016
4661774         $306,583.46     80.00                              0.250                   0.016
4661810         $63,550.00      69.08                              0.250                   0.016
4661819         $258,734.91     79.99                              0.250                   0.016
4661911         $269,600.00     80.00                              0.250                   0.016
4661984         $286,787.00     79.72                              0.250                   0.016
4662295         $297,500.00     74.38                              0.250                   0.016
4662428         $268,000.00     80.00                              0.250                   0.016
4662519         $274,710.81     79.99                              0.250                   0.016
4662596         $280,000.00     73.68                              0.250                   0.016
4662684         $240,500.00     77.58                              0.250                   0.016
4662690         $237,386.52     59.40                              0.250                   0.016
4662746         $408,000.00     80.00                              0.250                   0.016
4662781         $299,788.26     60.00                              0.250                   0.016
4662841         $214,000.00     66.88                              0.250                   0.016
4662868          114916.77      62.16                              0.250                   0.016
4662929           300000        60.00                              0.250                   0.016
4663028          329761.16      60.00                              0.250                   0.016
4663076           300000        93.75                              0.250                   0.016
4663103           245000        69.01                              0.250                   0.016
4663145           110800        80.00                              0.250                   0.016
4663165           350000        58.34                              0.250                   0.016
4663173          349752.98      61.95                              0.250                   0.016
4663195          269636.47      68.35                              0.250                   0.016
4663215          249636.98      73.53                              0.250                   0.016
4663224          349516.67      68.23                              0.250                   0.016
4663248          255637.47      80.00                              0.250                   0.016
4663287          303697.15      89.99                   13         0.250                   0.016
4663295          285317.94      75.13                              0.250                   0.016
4663296          299429.83      75.00                              0.250                   0.016
4663328          279583.1       80.00                              0.250                   0.016
4663343          268628.54      79.94                              0.250                   0.016
4663419          350515.29      52.00                              0.250                   0.016
4663431          363497.34      80.00                              0.250                   0.016
4663442          239420.78      68.57                              0.250                   0.016
4663451           415000        79.05                              0.250                   0.016
4663457          251243.71      80.00                              0.250                   0.016
4663473          247666.08      80.00                              0.250                   0.016
4663483          247648.81      80.00                              0.250                   0.016
4663488          270788.59      77.43                              0.250                   0.016
4663492          260830.11      80.00                              0.250                   0.016
4663493          229661.86      51.11                              0.250                   0.016
4663515          251826.58      80.00                              0.250                   0.016
4663516          301550.34      71.90                              0.250                   0.016
4663521          257016.75      90.00                    6         0.250                   0.016
4663522          279503.62      69.99                              0.250                   0.016
4663533           191950        79.98                              0.250                   0.016
4663563          75951.53       76.77                              0.250                   0.016
4663767           229850        74.99                              0.250                   0.016
4663774           235000        85.45                   17         0.250                   0.016
4663821          499655.9       41.32                              0.250                   0.016
4663846          503820.74      63.86                              0.250                   0.016
4663906           253900        79.99                              0.250                   0.016
4664001           293250        75.00                              0.250                   0.016
4664006          142401.93      75.00                              0.250                   0.016
4664039           262800        80.00                              0.250                   0.016
4664049          648057.55      42.67                              0.250                   0.016
4664076           253800        90.00                              0.250                   0.016
4664086          425365.7       71.00                              0.250                   0.016
4664101          245181.15      79.99                              0.250                   0.016
4664107          358759.11      78.90                              0.250                   0.016
4664193           109500        75.00                              0.250                   0.016
4664278           274400        80.00                              0.250                   0.016
4664410          254224.92      80.00                              0.250                   0.016
4664433           230000        51.34                              0.250                   0.016
4664684          245830.71      79.35                              0.250                   0.016
4664705          262868.97      80.00                              0.250                   0.016
4664774           239900        78.55                              0.250                   0.016
4664824           281000        76.78                              0.250                   0.016
4664838           230000        80.00                              0.250                   0.016
4664853          239830.61      80.00                              0.250                   0.016
4665254          315782.53      80.00                              0.250                   0.016
4665326          249663.4       74.63                              0.250                   0.016
4665369          354749.45      77.34                              0.250                   0.016
4665533           295000        39.44                              0.250                   0.016
4665704           250250        74.70                              0.250                   0.016
4665740          379738.48      69.09                              0.250                   0.016
4665743          349752.98      71.43                              0.250                   0.016
4665760           212000        68.39                              0.250                   0.016
4666083          299782.87      54.55                              0.250                   0.016
4666091           248000        80.00                              0.250                   0.016
4666181           104800        80.00                              0.250                   0.016
4666182           288000        76.80                              0.250                   0.016
4666310          108423.42      63.82                              0.250                   0.016
4666543          241837.62      78.57                              0.250                   0.016
4666670          227843.09      80.00                              0.250                   0.016
4666718            77925        75.00                              0.250                   0.016
4666820          232639.78      80.00                              0.250                   0.016
4666881           240000        72.73                              0.250                   0.016
4667087          249814.46      45.45                              0.250                   0.016
4667353          243818.91      78.71                              0.250                   0.016
4667618           287000        89.69                              0.250                   0.016
4667631           122400        80.00                              0.250                   0.016
4667649          265821.53      78.24                              0.250                   0.016
4667784           355000        52.99                              0.250                   0.016
4667791           353000        61.39                              0.250                   0.016
4667806          265330.69      90.00                   11         0.250                   0.016
4668058          411694.23      80.00                              0.250                   0.016
4668322           305000        79.63                              0.250                   0.016
4668436          234834.14      78.33                              0.250                   0.016
4668462           245000        70.00                              0.250                   0.016
4668522          296779.58      78.68                              0.250                   0.016
4668528          43072.51       74.96                              0.250                   0.016
4668538          255819.31      80.00                              0.250                   0.016
4668542          259825.55      80.00                              0.250                   0.016
4668571           268000        80.00                              0.250                   0.016
4668663          235629.34      90.00                   17         0.250                   0.016
4668772           316000        80.00                              0.250                   0.016
4669014          313367.26      80.00                              0.250                   0.016
4669046          249827.96      73.96                              0.250                   0.016
4669066           246567        35.48                              0.250                   0.016
4669092          239651.5       78.95                              0.250                   0.016
4669262           136500        70.00                              0.250                   0.016
4669459          247833.59      89.86                    6         0.250                   0.016
4669485           230000        51.11                              0.250                   0.016
4669501           295900        79.99                              0.250                   0.016
4669561           281000        88.92                   17         0.250                   0.016
4669707          235325.22      74.76                              0.250                   0.016
4669753           239200        56.02                              0.250                   0.016
4669760          238309.27      90.00                    6         0.250                   0.016
4669832           530000        68.39                              0.250                   0.016
4670401          293354.08      79.67                              0.250                   0.016
4670408          367690.3       80.00                              0.250                   0.016
4670444          265830.38      79.99                              0.250                   0.016
4670545          231852.06      80.00                              0.250                   0.016
4670547          352999.4       70.00                              0.250                   0.016
4670553          286797.43      89.97                   17         0.250                   0.016
4670580          499681.16      80.00                              0.250                   0.016
4670739           256500        95.00                    6         0.250                   0.016
4670843           297600        80.00                              0.250                   0.016
4671002           375000        42.86                              0.250                   0.016
4671110          233838.97      69.85                              0.250                   0.016
4671253          619583.99      72.94                              0.250                   0.016
4671259          254824.51      52.04                              0.250                   0.016
4671265          252126.37      89.99                    6         0.250                   0.016
4671578          366740.98      69.90                              0.250                   0.016
4671942           245600        80.00                              0.250                   0.016
4672388           251250        75.00                              0.250                   0.016
4672442           280000        69.14                              0.250                   0.016
4672651           293000        79.96                              0.250                   0.016
4672659          256128.03      66.06                              0.250                   0.016
4672728          280306.96      66.79                              0.250                   0.016
4673202          199858.84      68.03                              0.250                   0.016
4673457          649552.67      34.21                              0.250                   0.016
4673642           243750        75.00                              0.250                   0.016
4673894          263626.14      75.43                              0.250                   0.016
4674474          246830.01      95.00                    1         0.250                   0.016
4677358          301392.44      80.00                              0.250                   0.016
4678335           235000        79.66                              0.250                   0.016
4678759          265262.65      66.86                              0.250                   0.016
6097088          539254.32      79.89                              0.250                   0.016
6110716          294602.8       79.74                              0.250                   0.016
6155806          263693.86      89.99                   12         0.250                   0.016
6177365          239109.64      84.06                   12         0.250                   0.016
6180349          289800.43      68.09                              0.250                   0.016
6279770          235192.71      80.00                              0.250                   0.016
6300732          259811.82      68.37                              0.250                   0.016
6329587          323261.75      90.00                   33         0.250                   0.016
6345897          287656.86      95.00                   16         0.250                   0.016
6391002          395156.1       80.00                              0.250                   0.016
6398834          306386.31      90.00                   11         0.250                   0.016
6404702          239668.58      80.00                              0.250                   0.016
6406742          347220.34      80.00                              0.250                   0.016
6426143          236481.18      80.00                              0.250                   0.016
6430336          231832.09      80.00                              0.250                   0.016
6430343          383181.68      80.00                              0.250                   0.016
6430974          74882.64       60.00                              0.250                   0.016
6431263          298797.16      80.00                              0.250                   0.016
6433623          544595.53      79.99                              0.250                   0.016
6434084          44936.26       44.12                              0.250                   0.016
6434202          571160.2       78.42                              0.250                   0.016
6436293          399447.63      80.00                              0.250                   0.016
6437059          239660.13      80.00                              0.250                   0.016
6437646          235657.3       79.97                              0.250                   0.016
6438366          246658.92      95.00                   33         0.250                   0.016
6438391          252699.87      94.98                   13         0.250                   0.016
6440199          312507.5       90.00                              0.250                   0.016
6440235          250373.17      80.00                              0.250                   0.016
6441523          234834.14      79.66                              0.250                   0.016
6443032          266197.29      80.00                              0.250                   0.016
6445275          255323.34      80.00                              0.250                   0.016
6446142          861178.73      80.00                              0.250                   0.016
6446277          249235.23      79.99                              0.250                   0.016
6450066          239488.54      79.47                              0.250                   0.016
6451814          246712.13      89.99                   17         0.250                   0.016
6452601          433392.75      68.50                              0.250                   0.016
6453295          294302.39      95.00                    6         0.250                   0.016
6455629          448466.95      73.17                              0.250                   0.016
6455791          374441.66      69.96                              0.250                   0.016
6457341          242681.01      90.00                   33         0.250                   0.016
6457970          246641.32      95.00                   17         0.250                   0.016
6458352          311558.16      76.66                              0.250                   0.016
6459303          289790.11      61.70                              0.250                   0.016
6461406          320779.09      64.72                              0.250                   0.016
6461683          231184.84      80.00                              0.250                   0.016
6462484          242495.01      90.00                   12         0.250                   0.016
6464130          277109.16      79.99                              0.250                   0.016
6464871          252500.13      77.85                              0.250                   0.016
6465411          318309.84      85.00                   17         0.250                   0.016
6466199          276363.79      79.83                              0.250                   0.016
6466476          239653.19      75.00                              0.250                   0.016
6466883          337249.53      90.00                   33         0.250                   0.016
6467850          268328.95      83.97                   17         0.250                   0.016
6468396           364837        69.71                              0.250                   0.016
6469465          296507.86      90.00                    6         0.250                   0.016
6469859          270137.46      72.19                              0.250                   0.016
6470042          247666.07      80.00                              0.250                   0.016
6470531          439436.93      80.00                              0.250                   0.016
6470692          79897.63       51.68                              0.250                   0.016
6470849          373955.18      70.00                              0.250                   0.016
6470915          459380.64      80.00                              0.250                   0.016
6473065          399229.52      69.57                              0.250                   0.016
6473720          458333.47      79.83                              0.250                   0.016
6474744          255298.39      80.00                              0.250                   0.016
6474898          249663.4       72.25                              0.250                   0.016
6475063          261805.56      75.94                              0.250                   0.016
6475278          288815.72      85.00                   24         0.250                   0.016
6475343          259816.5       80.00                              0.250                   0.016
6476263          374413.17      56.82                              0.250                   0.016
6476555          250607.22      79.68                              0.250                   0.016
6479576          247484.62      80.00                              0.250                   0.016
6480076          262137.51      75.00                              0.250                   0.016
6481085          263606.92      80.00                              0.250                   0.016
6481808          487946.06      56.00                              0.250                   0.016
6481834          243679.7       89.97                   33         0.250                   0.016
6483862          281815.53      43.32                              0.250                   0.016
6484238          276879.13      95.00                   12         0.250                   0.016
6484264          248641.35      95.00                   11         0.250                   0.016
6484351          774928.42      80.00                              0.250                   0.016
6484493          249696.03      68.12                              0.250                   0.016
6484852          127336.84      75.00                              0.250                   0.016
6485905          299596.08      61.22                              0.250                   0.016
6487461          181892.55      70.00                              0.250                   0.016
6487527          231621.52      80.00                              0.250                   0.016
6487589          262137.51      70.00                              0.250                   0.016
6487731          247140.6       90.00                   17         0.250                   0.016
6487849          256171.75      77.73                              0.250                   0.016
6488570          231836.25      80.00                              0.250                   0.016
6489302          262776.37      65.83                              0.250                   0.016
6489967          449674.31      50.28                              0.250                   0.016
6490946          264622.32      80.00                              0.250                   0.016
6491382          354522.03      79.78                              0.250                   0.016
6492774          347418.79      80.00                              0.250                   0.016
6492830          288352.53      48.17                              0.250                   0.016
6493364          351432.39      79.99                              0.250                   0.016
6493760          353523.13      80.00                              0.250                   0.016
6494450          325350.09      90.00                   11         0.250                   0.016
6494992          335558.93      60.00                              0.250                   0.016
6495307          265821.52      95.00                   33         0.250                   0.016
6495400          269710.16      64.65                              0.250                   0.016
6496357          549601.92      57.89                              0.250                   0.016
6498210          241133.94      95.00                   33         0.250                   0.016
6498517          710312.82      80.00                              0.250                   0.016
6498623          174770.28      46.67                              0.250                   0.016
6498872          121918.14      37.54                              0.250                   0.016
6500040          324494.5       79.85                              0.250                   0.016
6500238          133337.67      56.81                              0.250                   0.016
6500728          359527.43      88.04                   12         0.250                   0.016
6501027          350945.81      80.00                              0.250                   0.016
6501093          299771.72      77.92                              0.250                   0.016
6501194          229682.4       76.72                              0.250                   0.016
6501568          302092.7       74.69                              0.250                   0.016
6501665          310286.32      90.00                   33         0.250                   0.016
6503927          227634.93      95.00                    6         0.250                   0.016
6504405          379513.71      83.52                   33         0.250                   0.016
6505007          288101.6       88.77                   33         0.250                   0.016
6505240          280821.38      79.66                              0.250                   0.016
6506468          292282.93      75.00                              0.250                   0.016
6506977          251344.02      95.00                   17         0.250                   0.016
6507087          235190.86      75.00                              0.250                   0.016
6507215          497491.51      71.63                              0.250                   0.016
6508258          240186.8       72.06                              0.250                   0.016
6508411          259658.71      67.36                              0.250                   0.016
6509234          264524.85      60.22                              0.250                   0.016
6509256          316384.14      90.00                   17         0.250                   0.016
6509733          257143.62      80.00                              0.250                   0.016
6510337          447683.8       80.00                              0.250                   0.016
6510706          254779.48      94.99                   17         0.250                   0.016
6510707          487672.56      80.00                              0.250                   0.016
6512102          349740.25      77.78                              0.250                   0.016
6512362          489388.76      70.00                              0.250                   0.016
6512382          419710.96      70.00                              0.250                   0.016
6513499          272807.31      78.45                              0.250                   0.016
6513958          239834.83      77.92                              0.250                   0.016
6513975          242079.02      95.00                   17         0.250                   0.016
6513981          347754.39      80.00                              0.250                   0.016
6514708          269645.57      90.00                   33         0.250                   0.016
6515186          120429.22      48.24                              0.250                   0.016
6515284          264660.87      66.25                              0.250                   0.016
6515598          706023.7       70.00                              0.250                   0.016
6515836          473777.24      73.21                              0.250                   0.016
6516053          231582.27      90.00                   17         0.250                   0.016
6517078          247342.18      90.00                    6         0.250                   0.016
6517095          149899.35      60.00                              0.250                   0.016
6517397          239976.45      94.98                   33         0.250                   0.016
6517805          259811.82      49.52                              0.250                   0.016
6518143          311546.93      78.99                              0.250                   0.016
6518183          44972.74       31.03                              0.250                   0.016
6518572          259816.5       65.00                              0.250                   0.016
6519080          430103.8       80.00                              0.250                   0.016
6519392          349733.68      61.11                              0.250                   0.016
6519769          488438.34      85.00                    6         0.250                   0.016
6519969          237155.11      73.08                              0.250                   0.016
6520537          264417.91      90.00                   17         0.250                   0.016
6520701          227700.71      95.00                    6         0.250                   0.016
6521484          228326.2       79.99                              0.250                   0.016
6521540          239031.17      80.00                              0.250                   0.016
6522858          282964.78      78.00                              0.250                   0.016
6523796          291799.05      80.00                              0.250                   0.016
6524580          260829.27      90.00                   33         0.250                   0.016
6524608          299788.26      71.31                              0.250                   0.016
6525003          411709.21      80.00                              0.250                   0.016
6525656          333114.73      80.00                              0.250                   0.016
6525789          267815.56      80.00                              0.250                   0.016
6525900          283284.28      70.00                              0.250                   0.016
6527328          399724.72      61.54                              0.250                   0.016
6527745          279802.38      80.00                              0.250                   0.016
6528401          249788.54      30.12                              0.250                   0.016
6528901          244893.52      74.32                              0.250                   0.016
6529033          258802.92      62.41                              0.250                   0.016
6529281          343757.21      80.00                              0.250                   0.016
6529285          259821.07      89.29                   17         0.250                   0.016
6529617          269818.84      72.97                              0.250                   0.016
6530158          249319.41      67.43                              0.250                   0.016
6530332          293392.78      79.99                              0.250                   0.016
6530424          499647.11      75.76                              0.250                   0.016
6531485          288796.03      77.07                              0.250                   0.016
6532141          304795.35      76.25                              0.250                   0.016
6532235          231840.34      80.00                              0.250                   0.016
6532931          249804.98      40.98                              0.250                   0.016
6533924          231832.09      80.00                              0.250                   0.016
6534052          709523.6       47.33                              0.250                   0.016
6534090          274805.91      89.58                   33         0.250                   0.016
6534124          323782.6       90.00                    1         0.250                   0.016
6534403          244303.15      80.00                              0.250                   0.016
6535008          230691.13      95.00                   13         0.250                   0.016
6535297          329778.58      60.00                              0.250                   0.016
6535644          237332.37      95.00                    6         0.250                   0.016
6535725          243832.08      80.00                              0.250                   0.016
6535833          379475.26      80.00                              0.250                   0.016
6536904          234816.68      71.43                              0.250                   0.016
6537157          417565.08      64.29                              0.250                   0.016
6537664          297789.67      80.00                              0.250                   0.016
6537689          331777.23      80.00                              0.250                   0.016
6537728          333370.42      80.00                              0.250                   0.016
6537754          237245.71      95.00                   12         0.250                   0.016
6537792          263463.92      65.91                              0.250                   0.016
6537810          324740.1       46.43                              0.250                   0.016
6538107          263808.92      80.00                              0.250                   0.016
6538792          649541.24      74.71                              0.250                   0.016
6539116          281680.1       73.82                              0.250                   0.016
6540311          256327.89      88.14                   33         0.250                   0.016
6540873          249809.77      74.40                              0.250                   0.016
6541471           965618        50.86                              0.250                   0.016
6541520          243932.02      79.99                              0.250                   0.016
6541889          263799.12      80.00                              0.250                   0.016
6542122          349733.68      55.03                              0.250                   0.016
6542750          335644.41      89.93                   13         0.250                   0.016
6542827          299782.87      69.77                              0.250                   0.016
6543084          330232.74      80.00                              0.250                   0.016
6543400          266801.85      60.68                              0.250                   0.016
6543437          246321.59      85.00                   17         0.250                   0.016
6543703          248628.78      94.99                   24         0.250                   0.016
6543710          263918.25      95.00                   17         0.250                   0.016
6545357          255819.31      32.69                              0.250                   0.016
6545772          239630.75      65.52                              0.250                   0.016
6545917          284573.01      95.00                   24         0.250                   0.016
6545969          262548.91      90.00                    6         0.250                   0.016
6546335          274356.23      84.48                   17         0.250                   0.016
6546871          303779.98      80.00                              0.250                   0.016
6547561          260815.78      71.51                              0.250                   0.016
6547725          239830.61      44.86                              0.250                   0.016
6548265          319774.15      75.62                              0.250                   0.016
6548272          289773.77      69.04                              0.250                   0.016
6548442          355436.02      71.14                              0.250                   0.016
6549188          349733.68      58.72                              0.250                   0.016
6550278          255810.01      80.00                              0.250                   0.016
6550304          599565.74      80.00                              0.250                   0.016
6551344          311785.28      80.00                              0.250                   0.016
6553525           268800        80.00                              0.250                   0.016
6553728          262784.42      73.36                              0.250                   0.016
6554196          242460.71      89.99                   17         0.250                   0.016
6555552          252821.44      54.41                              0.250                   0.016
6555908           234000        90.00                   13         0.250                   0.016
6556375          299788.26      74.07                              0.250                   0.016
6559095          399717.68      36.36                              0.250                   0.016
6560422          274795.91      77.46                              0.250                   0.016
6561776          251476.81      70.00                              0.250                   0.016
6567346          243023.98      80.00                              0.250                   0.016
6567560          249819.06      56.82                              0.250                   0.016

              $264,492,519.74



                                   EXHIBIT F-3


            [Schedule of Mortgage Loans Serviced by Other Servicers]

NASCOR
NMI / 1997-21 Exhibit F-3 (Part A)
20 & 30 YEAR FIXED RATE NON RELOCATION LOANS




                                                                                      NET
MORTGAGE                                                               MORTGAGE     MORTGAGE      CURRENT     ORIGINAL    SCHEDULED
LOAN                                               ZIP     PROPERTY    INTEREST     INTEREST      MONTHLY      TERM TO     MATURITY
NUMBER       CITY                      STATE      CODE       TYPE        RATE         RATE        PAYMENT     MATURITY       DATE
------       ----                      -----      ----       ----        ----         ----        -------     --------       ----
4633833      TONKA BAY                   MN       55331      SFD        7.625        7.359       $4,600.66       360       1-Oct-27
4634272      NORTHBROOK                  IL       60062      SFD        8.000        7.734       $1,981.17       360       1-Jul-27
4636942      ATLANTA                     GA       30342      SFD        8.375        8.109       $2,347.10       360       1-Aug-27
4637290      GAITHERSBURG                MD       20878      SFD        7.625        7.359       $1,740.82       360       1-Aug-27
4637302      HURRICANE                   UT       84737      SFD        8.375        8.109       $1,945.78       360       1-Aug-27
4637432      MARINA                      CA       93933      SFD        8.000        7.734       $1,965.76       360       1-Aug-27
4640605      OLDSMAR                     FL       34677      SFD        8.250        7.984       $1,957.05       360       1-Aug-27
4640838      WINTER PARK                 FL       32789      SFD        8.000        7.734       $2,201.29       360       1-Aug-27
4641088      HOFFMAN ESTATES             IL       60195      SFD        8.500        8.234       $2,081.84       360       1-Aug-27
4645264      DEERFIELD                   IL       60015      SFD        7.750        7.484       $3,159.38       360       1-Oct-27
4647695      MINNETONKA                  MN       55345      SFD        7.750        7.484       $1,805.36       360       1-Oct-27
4647696      BLOOMINGTON                 MN       55438      SFD        8.000        7.734       $2,971.02       360       1-Oct-27
4647757      MIAMI                       FL       33182      SFD        8.375        8.109       $2,253.99       360       1-Jun-27
4649019      HERNDON                     VA       20171      SFD        7.250        6.984       $2,421.73       360       1-Sep-27
4649310      SYLVANIA                    OH       43560      SFD        8.250        7.984       $2,566.33       360       1-Nov-27
4651688      ST GEORGE ISLAND            FL       32328      SFD        7.875        7.609       $1,653.16       360       1-Sep-27
4651830      PINELLAS PARK               FL       34666      SFD        7.875        7.609       $4,031.47       345       1-Jun-26
4651851      NASHVILLE                   TN       37205      SFD        7.875        7.609       $3,444.08       360       1-Sep-27
4652526      MIRAMAR                     FL       33027      SFD        8.125        7.859       $2,019.22       360       1-Sep-27
4653503      BERKELEY                    CA       94708      SFD        7.875        7.609       $1,653.16       360       1-Sep-27
4654015      WENHAM                      MA       01984      SFD        7.875        7.609       $1,925.06       360       1-Sep-27
4654033      LAGUNA NIGUEL               CA       92677      SFD        7.750        7.484       $2,123.45       360       1-Oct-27
4654046      DANA POINT                  CA       92629      SFD        8.125        7.859       $1,700.32       360       1-Sep-27
4654051      ALPHARETTA                  GA       30022      SFD        7.625        7.359       $1,925.20       360       1-Oct-27
4654068      PARADISE VALLEY             AZ       85253      SFD        8.500        8.234       $4,459.70       360       1-Sep-27
4654086      SEBASTOPOL                  CA       95472      SFD        7.875        7.609       $2,943.78       360       1-Sep-27
4654142      SAN JOSE                    CA       95125      SFD        8.125        7.859       $1,937.92       360       1-Sep-27
4654197      SHINGLE SPRINGS             CA       95682      SFD        7.625        7.359       $1,806.29       360       1-Sep-27
4654630      PAPILLION                   NE       68046      SFD        7.875        7.609       $1,846.76       360       1-Nov-27
4655065      ALBUQUERQUE                 NM       87111      SFD        7.875        7.609       $1,812.67       360       1-Oct-27
4655072      GILROY                      CA       95020      SFD        7.500        7.234       $1,678.11       360       1-Sep-27
4655610      KNOXVILLE                   TX       37909      SFD        7.625        7.359       $1,714.63       360       1-Sep-27
4655766      ATLANTA                     GA       30306      SFD        7.625        7.359       $2,010.14       360       1-Nov-27
4656224      ATLANTA                     GA       30350      SFD        7.375        7.109       $2,078.59       360       1-Oct-27
4656830      ALPHARETTA                  GA       30022      SFD        7.500        7.234       $1,929.84       360       1-Oct-27
4656842      DULUTH                      GA       30155      SFD        7.625        7.359       $1,677.47       360       1-Sep-27
4656875      CORAL SPRINGS               FL       33071      SFD        8.000        7.734       $2,444.17       360       1-Oct-27
4656881      ATLANTA                     GA       30306      SFD        7.625        7.359       $1,732.68       360       1-Oct-27
4656941      FAYETTEVILLE                GA       30215      SFD        7.750        7.484       $1,663.51       360       1-Sep-27
4657043      WHEATON                     IL       60187      SFD        7.875        7.609       $1,914.19       360       1-Sep-27
4657118      MESA                        AZ       85205      SFD        7.750        7.484       $2,223.75       360       1-Oct-27
4657642      BURLINGAME                  CA       94010      SFD        7.875        7.609       $3,068.14       360       1-Oct-27
4657652      PARKLAND                    FL       33076      SFD        8.000        7.734       $1,790.39       360       1-Oct-27
4659017      TAMPA                       FL       33611      SFD        8.125        7.859       $2,041.87       360       1-Nov-27
4664416      MISSION VIEJO               CA       92692      SFD        7.875        7.609       $1,787.30       360       1-Oct-27
4664424      FLAGSTAFF                   AZ       86004      SFD        7.750        7.484       $2,134.91       360       1-Oct-27
4664429      CASTRO VALLEY               CA       94552      SFD        8.125        7.859       $1,930.50       360       1-Oct-27
4664437      EL PASO                     TX       79922      SFD        7.750        7.484       $2,535.75       360       1-Oct-27
4664440      WALNUT CREEK                CA       94598      SFD        7.500        7.234       $1,748.04       360       1-Nov-27
4664458      FORT MYERS BEACH            FL       33931      SFD        8.000        7.734       $1,849.09       360       1-Nov-27
4664467      DENVER                      CO       80204      LCO        7.750        7.484       $2,063.27       360       1-Oct-27
4664478      FOLSOM                      CA       95630      SFD        8.500        8.234       $1,863.85       360       1-Oct-27
4664492      PACIFICA                    CA       94044      SFD        7.875        7.609       $1,943.19       360       1-Oct-27
4664500      MONTE SERENO                CA       95030      SFD        8.250        7.984       $1,968.32       360       1-Jan-27
4664531      GARRISON                    NY       10524      SFD        8.000        7.734       $2,007.57       360       1-Oct-27
4664544      TACOMA                      WA       98465      SFD        7.875        7.609       $1,705.37       360       1-Oct-27
4664554      CAREFREE                    AZ       85377      SFD        7.625        7.359       $1,958.47       360       1-Oct-27
4664574      CUPERTINO                   CA       95014      SFD        7.250        6.984       $2,967.47       360       1-Oct-27
4664588      WADSWORTH                   IL       60083      SFD        7.875        7.609       $1,711.17       360       1-Oct-27
4664598      SAN JOSE                    CA       95120      SFD        8.000        7.734       $1,907.79       360       1-Nov-27
4664609      CHICAGO                     IL       60657      HCO        8.125        7.859       $1,752.30       360       1-Oct-27
4664614      SAN JOSE                    CA       95120      SFD        7.625        7.359       $3,935.33       360       1-Oct-27
4664618      TAMPA                       FL       33611      SFD        8.125        7.859       $2,572.75       360       1-Aug-27
4664635      BATON ROUGE                 LA       70808      SFD        7.500        7.234       $1,762.03       360       1-Oct-27
4664655      ALTADENA AREA               CA       91001      SFD        7.750        7.484       $1,888.46       360       1-Oct-27
4664674      WASHINGTON                  DC       20007      PUD        7.875        7.609       $3,480.33       360       1-Oct-27
4664788      SAN JOSE                    CA       95132      SFD        8.500        8.234       $1,876.15       360       1-Oct-27
4664789      FREMONT                     CA       94539      SFD        7.875        7.609       $2,200.59       360       1-Oct-27
4664791      NASHVILLE                   TN       37221      SFD        8.125        7.859       $2,393.81       360       1-Oct-27
4664792      FREMONT                     CA       94536      SFD        8.125        7.859       $1,819.12       360       1-Oct-27
4664797      HILTON HEAD ISLAND          SC       29928      HCO        7.875        7.609       $2,708.13       360       1-Oct-27
4664803      SAN FRANCISCO               CA       94116      SFD        7.625        7.359       $2,024.30       360       1-Oct-27
4664817      NAPLES                      FL       34109      SFD        8.000        7.734       $1,834.41       360       1-Aug-27
4664820      RESTON                      VA       22094      SFD        7.750        7.484       $1,977.29       360       1-Oct-27
4664825      GILROY                      CA       95020      SFD        7.250        6.984       $1,671.34       360       1-Oct-27
4664826      FREMONT                     CA       94539      SFD        8.000        7.734       $2,348.05       360       1-Oct-27
4664830      SEATTLE                     WA       98155      SFD        7.875        7.609       $1,806.15       360       1-Oct-27
4664836      WINDERMERE                  FL       34786      SFD        7.750        7.484       $3,725.35       360       1-Oct-27
4664840      ALAMEDA                     CA       94501      SFD        8.250        7.984       $1,855.63       360       1-Oct-27
4664885      COLUMBUS                    GA       31904      SFD        7.875        7.609       $2,229.15       240       1-Oct-17
4664961      CHARLOTTE                   NC       28269      SFD        7.750        7.484       $1,812.52       360       1-Oct-27
4664998      SARASOTA                    FL       34236      HCO        7.750        7.484       $1,657.07       360       1-Oct-27
4665004      SAN JOSE                    CA       95135      SFD        8.000        7.734       $2,443.44       360       1-Oct-27
4665010      LIVERMORE                   CA       94550      SFD        7.750        7.484       $2,199.39       360       1-Oct-27
4665083      STONE HARBOR                NJ       08247      LCO        7.875        7.609       $1,885.19       360       1-Oct-27
4665120      BRENTWOOD                   TN       37027      SFD        7.750        7.484       $2,163.56       360       1-Oct-27
4665132      PLEASANTON                  CA       94566      SFD        8.000        7.734       $1,937.14       360       1-Oct-27
4665145      MERRITT ISLAND              FL       32953      SFD        7.875        7.609       $1,667.66       360       1-Oct-27
4665150      OAKLAND                     CA       94705      SFD        8.000        7.734       $3,646.81       360       1-Nov-27
4665187      SAN FRANCISCO               CA       94121      THS        7.375        7.109       $1,837.20       360       1-Oct-27
4665692      LOS GATOS                   CA       95030      SFD        7.625        7.359       $2,565.76       360       1-Oct-27
4665701      MONTE SERENO                CA       95030      SFD        7.250        6.984       $2,387.62       360       1-Nov-27
4665719      MADISON                     NJ       07940      SFD        8.000        7.734       $1,684.72       360       1-Sep-27
4665726      SAN MATEO                   CA       94401      SFD        7.750        7.484       $2,149.24       360       1-Oct-27
4665751      VIRGINIA BEACH              VA       23451      SFD        8.000        7.734       $2,146.26       360       1-Oct-27
4665755      WESTPORT                    CT       06880      SFD        7.500        7.234       $2,447.26       360       1-Oct-27
4665773      SAN JOSE                    CA       95120      SFD        8.000        7.734       $3,204.94       360       1-Oct-27
4665788      SAN JOSE                    CA       95112      HCO        8.125        7.859       $1,897.46       360       1-Oct-27
4665795      BETHANY BEACH               DE       19930      SFD        8.125        7.859       $1,811.70       360       1-Nov-27
4665817      PALO ALTO                   CA       94301      SFD        7.875        7.609       $2,355.03       360       1-Nov-27
4665827      HOLLYWOOD                   FL       33021      SFD        8.000        7.734       $2,751.62       360       1-Oct-27
4665835      WHEATON                     IL       60187      SFD        8.250        7.984       $2,103.55       360       1-Oct-27
4665843      MILLBRAE                    CA       94030      SFD        7.750        7.484       $2,407.15       360       1-Oct-27
4665850      WEST ROXBURY                MA       02132      SFD        8.000        7.734       $2,056.37       360       1-Oct-27
4665860      BROOKFIELD                  CT       06804      SFD        8.000        7.734       $1,783.05       360       1-Oct-27
4665863      WELLESLEY                   MA       02181      SFD        7.875        7.609       $2,566.75       360       1-Oct-27
4665870      SAN JOSE                    CA       95135      SFD        7.750        7.484       $2,415.03       360       1-Oct-27
4666054      SOUTHBOROUGH                MA       01772      SFD        7.750        7.484       $2,368.71       300       1-Oct-22
4666055      ODESSA                      FL       33556      SFD        7.875        7.609       $1,695.94       360       1-Oct-27
4666057      PHOENIX                     AZ       85048      SFD        8.000        7.734       $1,836.62       360       1-Oct-27
4666060      BAINBRIDGE ISLAND           WA       98110      SFD        7.750        7.484       $1,891.33       360       1-Oct-27
4666064      TAMPA                       FL       33629      SFD        7.375        7.109       $1,643.46       360       1-Oct-27
4666066      WESTLAKE VILLAGE            CA       91361      SFD        7.750        7.484       $2,518.19       360       1-Oct-27
4666068      HUNTINGTON BEACH            CA       92648      SFD        8.000        7.734       $4,255.84       360       1-Oct-27
4666069      SAN JOSE                    CA       95131      SFD        7.875        7.609       $1,703.92       360       1-Nov-27
4666072      RIDGEFIELD                  CT       06877      SFD        7.500        7.234       $2,215.12       360       1-Nov-27
4666074      HIGHLAND                    MD       20777      SFD        7.750        7.484       $1,719.39       360       1-Oct-27
4666075      LONGBOAT KEY                FL       34228      HCO        7.875        7.609       $1,674.92       360       1-Oct-27
4666084      STAMFORD                    CT       06903      SFD        7.250        6.984       $1,734.78       360       1-Oct-27
4666362      SAN JOSE                    CA       95135      SFD        7.750        7.484       $2,596.00       360       1-Oct-27
4666407      LAKELAND                    FL       33813      SFD        7.750        7.484       $1,902.07       360       1-Oct-27
4666419      GREENWICH                   CT       06830      SFD        7.500        7.234       $1,608.20       360       1-Oct-27
4666427      OAKLAND                     CA       94611      SFD        8.125        7.859       $2,220.07       360       1-Oct-27
4666437      WOOD RIDGE                  NJ       07481      SFD        8.125        7.859       $2,205.22       360       1-Nov-27
4666448      NORWALK                     CT       06850      SFD        7.875        7.609       $1,831.97       360       1-Oct-27
4666461      KESWICK                     VA       22947      SFD        7.750        7.484       $2,149.23       360       1-Nov-27
4666470      PLEASANTON                  CA       94588      SFD        7.875        7.609       $2,798.77       360       1-Oct-27
4666473      CARMELVALLEY                CA       93924      SFD        8.250        7.984       $2,944.97       360       1-May-27
4666490      SAN JOSE                    CA       95118      SFD        7.750        7.484       $2,299.69       360       1-Oct-27
4666492      SCOTTSDALE                  AZ       85250      SFD        7.500        7.234       $1,838.94       360       1-Oct-27
4666496      CUPERTINO                   CA       95014      SFD        7.250        6.984       $3,138.02       360       1-Nov-27
4666497      SARATOGA                    CA       95070      SFD        7.750        7.484       $3,367.14       360       1-Oct-27
4666502      FOSTER CITY                 CA       94404      SFD        7.750        7.484       $2,865.65       360       1-Oct-27
4666504      ARMONK                      NY       10504      SFD        7.375        7.109       $4,144.05       360       1-Oct-27
4666512      FREMONT                     CA       94539      SFD        7.375        7.109       $3,177.11       360       1-Oct-27
4666516      CHARLOTTE                   NC       28226      SFD        7.625        7.359       $2,831.17       360       1-Oct-27
4666524      BELLEVUE                    WA       98005      SFD        8.000        7.734       $1,834.42       360       1-Oct-27
4667634      CONCORD                     MA       01742      SFD        7.250        6.984       $3,871.36       360       1-Oct-27
4667651      MIDLAND                     GA       31820      SFD        7.625        7.359       $1,875.65       360       1-Oct-27
4667930      OMAHA                       NE       68118      SFD        7.750        7.484       $1,905.66       360       1-Nov-27
4679468      FAYETTEVILLE                GA       30215      SFD        7.375        7.109       $2,188.82       240       1-Nov-17


COUNT:   141
WAC:       7.826749483
WAM:     355.6437794
WALTV:    75.99028319

                CUT-OFF
MORTGAGE         DATE                              MORTGAGE                 T.O.P.      MASTER
LOAN           PRINCIPAL                          INSURANCE     SERVICE    MORTGAGE    SERVICE
NUMBER          BALANCE        LTV     SUBSIDY       CODE         FEE        LOAN        FEE
------          -------        ---     -------       ----         ---        ----        ---
4633833       $649,056.10     44.52                              0.250                  0.016
4634272       $267,498.69     54.00                              0.250                  0.016
4636942       $308,024.19     80.00                              0.250                  0.016
4637290       $245,231.13     94.99                              0.250                  0.016
4637302       $255,356.85     89.82                   06         0.250                  0.016
4637432       $267,173.74     93.34                   01         0.250                  0.016
4640605       $259,828.68     90.00                   12         0.250                  0.016
4640838       $299,186.76     74.63                              0.250                  0.016
4641088       $270,086.88     95.00                   13         0.250                  0.016
4645264       $440,375.47     90.00                   06         0.250                  0.016
4647695       $251,643.13     80.00                              0.250                  0.016
4647696       $404,354.81     80.00                              0.250                  0.016
4647757       $295,424.62     79.72                              0.250                  0.016
4649019       $354,164.16     72.90                              0.250                  0.016
4649310       $341,382.17     80.59                              0.250                  0.016
4651688       $227,526.17     80.00                              0.250                  0.016
4651830       $548,725.40     78.01                              0.250                  0.016
4651851       $474,012.87     65.97                              0.250                  0.016
4652526       $271,412.70     89.99                   11         0.250                  0.016
4653503       $227,526.17     80.00                              0.250                  0.016
4654015       $264,948.24     90.00                   01         0.250                  0.016
4654033       $295,980.25     95.00                   01         0.250                  0.016
4654046       $228,547.56     73.87                              0.250                  0.016
4654051       $271,605.01     80.00                              0.250                  0.016
4654068       $578,938.41     58.00                              0.250                  0.016
4654086       $405,156.28     75.89                              0.250                  0.016
4654142       $260,484.33     82.86                   01         0.250                  0.016
4654197       $254,642.35     80.00                              0.250                  0.016
4654630       $254,474.72     90.00                   06         0.250                  0.016
4655065       $249,654.79     79.87                              0.250                  0.016
4655072       $238,947.75     75.18                              0.250                  0.016
4655610       $241,117.48     85.00                   06         0.250                  0.016
4655766       $283,794.44     51.17                              0.250                  0.016
4656224       $300,412.93     79.20                              0.250                  0.016
4656830       $274,965.16     80.00                              0.250                  0.016
4656842       $236,482.13     79.66                              0.250                  0.016
4656875       $332,651.51     89.99                   06         0.250                  0.016
4656881       $244,444.51     80.00                              0.250                  0.016
4656941       $231,705.16     90.00                   17         0.250                  0.016
4657043       $263,047.40     80.00                              0.250                  0.016
4657118       $309,753.49     80.00                              0.250                  0.016
4657642       $422,565.67     79.99                              0.250                  0.016
4657652       $243,671.47     80.00                              0.250                  0.016
4659017       $274,820.11     76.39                              0.250                  0.016
4664416       $246,159.60     77.03                              0.250                  0.016
4664424       $297,577.98     79.47                              0.250                  0.016
4664429       $259,658.68     78.79                              0.250                  0.016
4664437       $353,448.74     61.56                              0.250                  0.016
4664440       $249,814.46     80.00                              0.250                  0.016
4664458       $251,800.91     88.42                   12         0.250                  0.016
4664467       $287,592.15     65.45                              0.250                  0.016
4664478       $242,105.26     80.00                              0.250                  0.016
4664492       $267,629.91     80.00                              0.250                  0.016
4664500       $260,097.73     32.35                              0.250                  0.016
4664531       $273,231.64     79.30                              0.250                  0.016
4664544       $234,875.20     77.11                              0.250                  0.016
4664554       $276,298.19     77.94                              0.250                  0.016
4664574       $434,253.68     75.00                              0.250                  0.016
4664588       $235,417.89     80.00                              0.250                  0.016
4664598       $259,825.54     61.61                              0.250                  0.016
4664609       $235,690.19     55.28                              0.250                  0.016
4664614       $555,192.62     80.00                              0.250                  0.016
4664618       $345,584.12     66.63                              0.250                  0.016
4664635       $251,624.77     80.00                              0.250                  0.016
4664655       $263,226.72     80.00                              0.250                  0.016
4664674       $479,337.17     80.00                              0.250                  0.016
4664788       $243,679.30     80.00                              0.250                  0.016
4664789       $303,080.89     79.87                              0.250                  0.016
4664791       $321,976.79     78.63                              0.250                  0.016
4664792       $244,596.95     79.55                              0.250                  0.016
4664797       $372,984.24     90.00                              0.250                  0.016
4664803       $285,584.67     79.44                              0.250                  0.016
4664817       $249,322.29     78.13                              0.250                  0.016
4664820       $275,609.16     80.00                              0.250                  0.016
4664825       $244,585.44     47.48                              0.250                  0.016
4664826       $319,166.46     79.01                              0.250                  0.016
4664830       $248,756.01     94.98                   06         0.250                  0.016
4664836       $519,263.61     79.39                              0.250                  0.016
4664840       $246,538.55     74.85                              0.250                  0.016
4664885       $268,069.29     81.52                              0.250                  0.016
4664961       $252,641.73     73.33                              0.250                  0.016
4664998       $230,972.43     90.00                   12         0.250                  0.016
4665004       $332,551.63     66.60                              0.250                  0.016
4665010       $306,565.24     76.75                              0.250                  0.016
4665083       $259,640.95     80.00                              0.250                  0.016
4665120       $301,572.34     67.11                              0.250                  0.016
4665132       $263,610.29     80.00                              0.250                  0.016
4665145       $229,682.40     43.81                              0.250                  0.016
4665150       $496,666.52     54.02                              0.250                  0.016
4665187       $265,593.94     70.00                              0.250                  0.016
4665692       $361,973.59     63.04                              0.250                  0.016
4665701       $349,726.96     34.81                              0.250                  0.016
4665719       $229,134.75     80.00                              0.250                  0.016
4665726       $299,575.15     80.00                              0.250                  0.016
4665751       $292,106.17     84.05                   12         0.250                  0.016
4665755       $349,478.86     62.50                              0.250                  0.016
4665773       $436,191.90     77.31                              0.250                  0.016
4665788       $255,214.52     95.00                   06         0.250                  0.016
4665795       $243,740.38     80.00                              0.250                  0.016
4665817       $324,576.47     80.00                              0.250                  0.016
4665827       $374,495.08     70.75                              0.250                  0.016
4665835       $279,641.67     94.92                   06         0.250                  0.016
4665843       $335,524.17     78.50                              0.250                  0.016
4665850       $279,872.67     95.00                   12         0.250                  0.016
4665860       $242,672.81     89.34                   11         0.250                  0.016
4665863       $353,511.16     66.17                              0.250                  0.016
4665870       $336,622.61     74.91                              0.250                  0.016
4666054       $312,901.18     73.79                              0.250                  0.016
4666055       $233,577.00     83.54                              0.250                  0.016
4666057       $249,962.98     93.75                   12         0.250                  0.016
4666060       $263,626.14     89.49                   06         0.250                  0.016
4666064       $237,586.77     79.32                              0.250                  0.016
4666066       $351,002.22     79.89                              0.250                  0.016
4666068       $577,830.00     79.45                              0.250                  0.016
4666069       $234,788.27     75.81                              0.250                  0.016
4666072       $316,564.88     90.00                              0.250                  0.016
4666074       $239,660.13     80.00                              0.250                  0.016
4666075       $230,680.99     70.00                              0.250                  0.016
4666084       $253,902.04     78.25                              0.250                  0.016
4666362       $361,846.83     79.99                              0.250                  0.016
4666407       $265,124.03     85.65                   11         0.250                  0.016
4666419       $228,456.32     64.79                              0.250                  0.016
4666427       $298,607.49     69.53                              0.250                  0.016
4666437       $296,805.72     90.00                   01         0.250                  0.016
4666448       $252,311.08     79.96                              0.250                  0.016
4666461       $299,788.27     60.19                              0.250                  0.016
4666470       $385,465.96     70.83                              0.250                  0.016
4666473       $390,063.39     80.00                              0.250                  0.016
4666490       $310,072.31     61.73                              0.250                  0.016
4666492       $262,608.40     77.35                              0.250                  0.016
4666496       $459,641.15     69.38                              0.250                  0.016
4666497       $469,334.41     59.64                              0.250                  0.016
4666502       $399,433.54     76.63                              0.250                  0.016
4666504       $599,084.09     53.33                              0.250                  0.016
4666512       $459,297.79     80.00                              0.250                  0.016
4666516       $399,419.16     67.80                              0.250                  0.016
4666524       $249,663.38     79.37                              0.250                  0.016
4667634       $566,611.90     80.00                              0.250                  0.016
4667651       $264,615.19     66.25                              0.250                  0.016
4667930       $265,812.26     93.99                   06         0.250                  0.016
4679468       $273,796.98     92.79                   11         0.250                  0.016

            $43,867,957.28

NASCOR
NMI / 1997-21 Exhibit F-3 (Part B)
20 & 30 YEAR FIXED RATE NON RELOCATION LOANS


MORTGAGE                                                      NMI
 LOAN                                                        LOAN
NUMBER               SERVICER                              SELLER
------               --------                              ------

4633833    FIRST BANK NATIONAL ASSOC.              FIRST BANK NATIONAL ASSOC.
4634272    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4636942    FT MORTGAGE COMPANIES                   FT MORTGAGE COMPANIES
4637290    FT MORTGAGE COMPANIES                   FT MORTGAGE COMPANIES
4637302    FT MORTGAGE COMPANIES                   FT MORTGAGE COMPANIES
4637432    FT MORTGAGE COMPANIES                   FT MORTGAGE COMPANIES
4640605    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4640838    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4641088    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4645264    NATIONAL CITY MORTGAGE CO.              NATIONAL CITY MORTGAGE CO.
4647695    FIRST BANK NATIONAL ASSOC.              FIRST BANK NATIONAL ASSOC.
4647696    FIRST BANK NATIONAL ASSOC.              FIRST BANK NATIONAL ASSOC.
4647757    SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4649019    FT MORTGAGE COMPANIES                   FT MORTGAGE COMPANIES
4649310    HUNTINGTON MORTGAGE COMPANY             HUNTINGTON MORTGAGE COMPANY
4651688    SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4651830    SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4651851    SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4652526    SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4653503    FT MORTGAGE COMPANIES                   FT MORTGAGE COMPANIES
4654015    FT MORTGAGE COMPANIES                   FT MORTGAGE COMPANIES
4654033    FT MORTGAGE COMPANIES                   FT MORTGAGE COMPANIES
4654046    FT MORTGAGE COMPANIES                   FT MORTGAGE COMPANIES
4654051    FT MORTGAGE COMPANIES                   FT MORTGAGE COMPANIES
4654068    FT MORTGAGE COMPANIES                   FT MORTGAGE COMPANIES
4654086    FT MORTGAGE COMPANIES                   FT MORTGAGE COMPANIES
4654142    FT MORTGAGE COMPANIES                   FT MORTGAGE COMPANIES
4654197    FT MORTGAGE COMPANIES                   FT MORTGAGE COMPANIES
4654630    FARMERS STATE BANK & TRUST C            FARMERS STATE BANK & TRUST C
4655065    FT MORTGAGE COMPANIES                   FT MORTGAGE COMPANIES
4655072    FT MORTGAGE COMPANIES                   FT MORTGAGE COMPANIES
4655610    SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4655766    HUNTINGTON MORTGAGE COMPANY             HUNTINGTON MORTGAGE COMPANY
4656224    FT MORTGAGE COMPANIES                   FT MORTGAGE COMPANIES
4656830    FT MORTGAGE COMPANIES                   FT MORTGAGE COMPANIES
4656842    FT MORTGAGE COMPANIES                   FT MORTGAGE COMPANIES
4656875    FT MORTGAGE COMPANIES                   FT MORTGAGE COMPANIES
4656881    FT MORTGAGE COMPANIES                   FT MORTGAGE COMPANIES
4656941    SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4657043    FT MORTGAGE COMPANIES                   FT MORTGAGE COMPANIES
4657118    FT MORTGAGE COMPANIES                   FT MORTGAGE COMPANIES
4657642    FT MORTGAGE COMPANIES                   FT MORTGAGE COMPANIES
4657652    FT MORTGAGE COMPANIES                   FT MORTGAGE COMPANIES
4659017    HUNTINGTON MORTGAGE COMPANY             HUNTINGTON MORTGAGE COMPANY
4664416    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664424    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664429    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664437    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664440    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664458    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664467    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664478    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664492    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664500    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664531    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664544    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664554    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664574    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664588    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664598    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664609    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664614    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664618    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664635    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664655    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664674    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664788    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664789    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664791    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664792    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664797    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664803    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664817    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664820    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664825    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664826    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664830    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664836    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664840    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664885    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664961    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4664998    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4665004    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4665010    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4665083    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4665120    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4665132    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4665145    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4665150    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4665187    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4665692    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4665701    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4665719    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4665726    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4665751    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4665755    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4665773    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4665788    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4665795    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4665817    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4665827    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4665835    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4665843    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4665850    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4665860    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4665863    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4665870    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666054    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666055    SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4666057    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666060    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666064    SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4666066    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666068    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666069    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666072    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666074    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666075    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666084    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666362    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666407    SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.
4666419    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666427    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666437    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666448    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666461    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666470    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666473    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666490    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666492    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666496    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666497    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666502    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666504    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666512    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666516    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4666524    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4667634    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4667651    FIRST UNION MORTGAGE CORP.              FIRST UNION MORTGAGE CORP.
4667930    FARMERS STATE BANK & TRUST C            FARMERS STATE BANK & TRUST C
4679468    SUNTRUST MORTGAGE, INC.                 SUNTRUST MORTGAGE, INC.


COUNT:                                         141
WAC:                                             7.826749483
WAM:                                           355.6437794
WALTV:                                          75.99028319

                                    EXHIBIT G


                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)


Loan Information

         Name of Mortgagor:               _____________________________

         Servicer
         Loan No.:                        _____________________________

Custodian/Trust Administrator

         Name:                            _____________________________

         Address:                         _____________________________

                                          -----------------------------
         Custodian/Trust Administrator
         Mortgage File No.:               _____________________________

Seller

         Name:                            _____________________________

         Address:                         _____________________________

                                          -----------------------------

         Certificates:                    Mortgage Pass-Through Certificates,
                                          Series 1997-21


     The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 1997-21, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of December 23, 1997 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and United States Trust Company of New York, as Trustee.

     ( ) Promissory Note dated ______________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

     (  )  Mortgage   recorded  on   _____________________   as  instrument  no.
______________   in   the   County   Recorder's   Office   of  the   County   of
____________________,   State  of  _______________________  in  book/reel/docket
____________________ of official records at page/image ____________.

     ( ) Deed of  Trust  recorded  on  ____________________  as  instrument  no.
_________________   in  the   County   Recorder's   Office  of  the   County  of
___________________,    State   of    _________________    in   book/reel/docket
____________________ of official records at page/image ____________.

     ( )  Assignment  of Mortgage or Deed of Trust to the  Trustee,  recorded on
______________________________  as instrument no.  ______________  in the County
Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

     ( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

     ( ) ---------------------------------------------

     ( ) ---------------------------------------------

     ( ) ---------------------------------------------

     ( ) ---------------------------------------------

     The undersigned Master Servicer hereby acknowledges and agrees as follows:

     (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

     (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

     (3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

     (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Administrator, on behalf of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                  By:  __________________________

                                  Title: ________________________
Date: ________________, 19__

                                    EXHIBIT H

AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND FOR NON-ERISA INVESTORS

STATE OF                   )
                           ) ss:
COUNTY OF                  )

     [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is [ ].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-21, Class A-R Certificate (the "Class A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan subject to the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Code Section 4975 or any governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

     4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class A-R Certificate as they become due.

     5. That the Purchaser understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated by the Class A-R Certificate.

     6. That the Purchaser will not transfer the Class A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R
Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

     9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.

                                                    [NAME OF PURCHASER]


                                                  By:__________________________
                                                     [Name of Officer]
                                                     [Title of Officer]


     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


             Subscribed and sworn before me this __ day of , 19 __.

-----------------------------
NOTARY PUBLIC

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I





                [Letter from Transferor of Class A-R Certificate]





                                     [Date]




First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

                  Re:      Norwest Asset Securities Corporation,
                           Series 1997-21, Class A-R

Ladies and Gentlemen:

     [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true. Very truly yours, [Transferor]

                             ----------------------

                                    EXHIBIT J





                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1997-21
                 CLASS [A-PO][A-WIO][B-3][B-4][B-5] CERTIFICATES


                               TRANSFEREE'S LETTER



                           ----------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288


Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-21, Class
[A-PO][A-WIO][B-3][B-4][B-5]          Certificates          (the          "Class
[A-PO][A-WIO][B-3][B-4][B-5] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of December 23, 1997 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller ("NASCOR"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and United States Trust Company of New York, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-21.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to NASCOR, the Master Servicer and the Trust Administrator that:

               (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-PO][A-WIO][B-3][B-4][B-5] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

               (b) The Purchaser is acquiring the Class [A-PO][A-WIO][B-3][B-4][B-5] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

               [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-PO][A-WIO][B-3][B-4][B-5] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-PO][A-WIO][B-3][B-4][B-5] Certificates and can afford a complete loss of such investment.]

               [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

               (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated _____________, _______, relating to the Class [A-PO][A-WIO][B-3][B-4][B-5] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from NASCOR concerning the Class [A-PO][A-WIO][B-3][B-4][B-5] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-PO][A-WIO][B-3][B-4][B-5] Certificates that NASCOR possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [A-PO][A-WIO][B-3][B-4][B-5] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-PO][A-WIO][B-3][B-4][B-5] Certificates other than in connection with a subsequent sale of Class [A-PO][A-WIO][B-3][B-4][B-5] Certificates.

               (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or
          Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-3][B-4][B-5] Certificates only] if the Purchaser is an insurance company, the source of funds used to purchase the Class [B-3][B-4][B-5] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12,
          1995) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to NASCOR and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as NASCOR or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

               (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-WIO][B-3][B-4][B-5] Certificates is in compliance therewith.

     Section 3. Transfer of Class [A-PO][A-WIO][B-3][B-4][B-5] Certificates.

               (a) The Purchaser understands that the Class [A-PO][A-WIO][B-3][B-4][B-5] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-PO][A-WIO][B-3][B-4][B-5] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither NASCOR, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [A-PO][A-WIO][B-3][B-4][B-5] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to NASCOR and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or NASCOR may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which NASCOR or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or NASCOR. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and NASCOR against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

               (b) No transfer of a Class [A-PO][A-WIO][B-3][B-4][B-5] Certificate shall be made unless the transferee provides NASCOR and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

               (c)    The    Purchaser     acknowledges     that    its    Class
          [A-PO][A-WIO][B-3][B-4][B-5] Certificates bear a legend setting forth the applicable restrictions on transfer.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                            [PURCHASER]



                            By:  ______________________________

                            Its:  ______________________________

                                    EXHIBIT K






                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1997-21
                       CLASS [M] [B-1] [B-2] CERTIFICATES


                               TRANSFEREE'S LETTER




                            ---------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288


Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-21, Class [M] [B-1] [B-2] Certificates (the "Class [M] [B-1] [B-2] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of December 23, 1997 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller ("NASCOR"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-21.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the NASCOR, the Master Servicer and the Trust Administrator that:

               Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, the source of funds used to purchase the Class [M] [B-1] [B-2] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995) and
          there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to NASCOR and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as NASCOR or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                      [PURCHASER]



                      By:  _____________________________

                      Its: _____________________________

                      [Reserved]

                                    EXHIBIT L


                   Norwest Mortgage, Inc. Servicing Agreement

              First Union Mortgage Corporation Servicing Agreement

                 Farmers State Bank & Trust Servicing Agreement

                   Suntrust Mortgage, Inc. Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

               First Bank National Association Servicing Agreement

                    FT Mortgage Companies Servicing Agreement

               National City Mortgage Company Servicing Agreement

                                    EXHIBIT M
                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

     This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

     is the holder of the entire interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-21, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of December 23, 1997 among Norwest Asset Securities Corporation, as Seller ("NASCOR"), Norwest Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

     intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

     In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

     In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:



                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Defined Terms

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

     Collateral  Fund: The fund  established and maintained  pursuant to Section
3.01 hereof.

     Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least P-1 by Moody's Investors Service, Inc. ("Moody's") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least Aa2 by Moody's or AA by S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least P-1 by Moody's or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Moody's or S&P and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

     Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

     Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

     Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

     Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

     Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

     Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

     Section 1.02 Definitions Incorporated by Reference

     All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.



                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

     Section 2.01 Reports and Notices

     (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

               (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days,
          (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

               (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

     (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

     (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

     Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

     (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

     (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

     (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of
(i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to
Section 3.01.

     (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

     (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

     (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection
(c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

     Section 2.03 Purchaser's Election to Commence Foreclosure Proceedings

     (a) In  connection  with any  Mortgage  Loan  identified  in a report under
Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

     (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

     (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of
liquidation  (plus  all  unreimbursed   interest  and  servicing   advances  and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

     Section 2.04 Termination

     (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

     (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to Section 2.02 or
Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.



                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

     Section 3.01. Collateral Fund

     Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1997-16. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

     Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

     Section 3.02. Collateral Fund Permitted Investments.

     The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

     All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

     Section 3.03. Grant of Security Interest

     The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

     The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

     Section 3.04. Collateral Shortfalls.

     In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.



                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS


     Section 4.01. Amendment.

     This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

     Section 4.02. Counterparts.

     This   Agreement   may  be  executed   simultaneously   in  any  number  of
counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.03. Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 4.04. Notices.

     All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

                  (a)      in the case of the Company,

                           Norwest Bank Minnesota, National Association
                           7485 New Horizon Way
                           Frederick, MD  21703

                           Attention:       Vice President, Master Servicing
                           Phone:           301-696-7800
                           Fax:             301-815-6365


                  (b)      in the case of the Purchaser,





                           Attention:


                  Section 4.05.     Severability of Provisions.

     If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 4.06. Successors and Assigns.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

     Section 4.07. Article and Section Headings.

     The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 4.08. Confidentiality.

     The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

     Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

     Section 4.09. Indemnification.

     The Purchaser agrees to indemnify and hold harmless the Company, NASCOR, and each Servicer and each person who controls the Company, NASCOR, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, NASCOR's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, NASCOR, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, NASCOR's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                         Norwest Bank Minnesota, National Association


                         By:
                         Name:
                         Title:





                        By:
                        Name:
                        Title:   ________________________